As filed with the Securities and Exchange Commission on December 10, 2020

Registration No. 333-248948

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 2 to FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Teucrium Commodity Trust
(Registrant)

Delaware
(State or other jurisdiction of incorporation or organization)

6799
(Primary Standard Industrial Classification Code Number)

[●]
(I.R.S. Employer Identification No.)

c/o Teucrium Trading, LLC
Three Main Street
Suite 215
Burlington, VT 05401
Phone: (802) 540-0019
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Sal Gilbertie
Chief Executive Officer
Teucrium Trading, LLC
Three Main Street
Suite 215
Burlington, VT 05401
Phone: (802) 540-0019
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
W. Thomas Conner, Esq.
VedderPrice P.C.
1401 I Street NW
Suite 1100
Washington, DC 20005

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 i

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

	Amount to be Registered	Proposed Maximum Offering Price Per Share*	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee**
Common units of Teucrium Water Fund, a series of the Registrant	1,000	$25.00	$25,000	$3.25

* Estimated solely for the purpose of calculating the registration fee for the 1,000 initial shares of Teucrium Water Fund pursuant to Rule 457(d) under the Securities Act of 1933.
** Previously Paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
  Preliminary Prospectus dated December 10, 2020

Teucrium Water Fund
[●] Shares

Teucrium Water Fund (the “Fund” or “Us” or “We” or “WWTR”) is designed to provide investors with a cost-effective means to gain price exposure to the California water markets. The Fund issues shares (“Shares”) that trade on the NYSE Arca stock exchange (“NYSE Arca”) under the symbol “WWTR” and that can be purchased and sold by investors through their broker-dealer. The Fund’s investment objective is for changes in the Shares’ NAV to reflect the daily changes of the price of the Benchmark Water Futures Contracts (as defined below). Under normal market conditions, the Fund invests in water futures contracts and cash and cash equivalents. Because the Fund’s investment objective is to track the price of the Benchmark Water Futures Contracts, changes in the price of the Shares may vary from changes in the spot price of water. Shareholders have no voting rights with respect to Teucrium Commodity Trust (the “Trust”) or the Fund except as expressly provided in the Trust’s Sixth Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”). The sponsor to the Fund is Teucrium Trading, LLC (the “Sponsor”), which receives a management fee. The principal office address and telephone number of both the Fund and the Sponsor is Three Main Street, Suite 215, Burlington, Vermont 05401 and (802) 540-0019.

While most investors will purchase and sell Shares through their broker-dealer, the Fund continuously offers creation baskets consisting of 10,000 Shares (“Creation Baskets”) at their net asset value (“NAV”) to certain parties who have entered into an agreement with the Sponsor (“Authorized Purchasers”). Authorized Purchasers, in turn, may sell such Shares, which are listed on NYSE Arca, to the public at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of the Fund at the time the Authorized Purchaser purchased the Creation Baskets and the NAV at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the markets for water futures contracts in which the Fund invests. A list of the Fund’s Authorized Purchasers as of the date of this Prospectus can be found under “Plan of Distribution – Distributor and Authorized Purchasers,” on page 40. The prices of Shares offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on the NYSE Arca at the time of sale. The Fund’s Shares may trade in the secondary market on the NYSE Arca at prices that are lower or higher than their NAV per Share.

This is a best efforts offering; the distributor, Foreside Fund Services, LLC (the “Distributor”) is not required to sell any specific number or dollar amount of Shares but will use its best efforts to sell Shares. [●] is expected to be the initial Authorized Purchaser. It is expected that on the effective date, the initial Authorized Purchaser will purchase one or more initial Creation Baskets of [●] Shares at a per Share price of $25.00. The initial offering price of $25.00 was set as an appropriate and convenient price that would facilitate secondary market trading of Shares, and the Shares of the Fund acquired by the Sponsor in connection with its initial capital contribution were purchased at a price of $25.00 per Share. An Authorized Purchaser is under no obligation to purchase Shares. This is intended to be a continuous offering that will terminate on [●] unless suspended or terminated at any earlier time for certain reasons specified in this prospectus or unless extended as permitted under the rules of the Securities Act of 1933. See “Prospectus Summary – The Shares” and “Creation and Redemption of Shares – Rejection of Purchase Orders” below.

Investing in the Fund involves significant risks. See “What Are the Risk Factors Involved with an Investment in the Fund?” beginning on page 11. The Fund is not a mutual fund registered under the Investment Company Act of 1940 and is not subject to regulation under such Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Teucrium Water Fund is a commodity pool and Teucrium Trading, LLC is a commodity pool operator subject to regulation by the Commodity Futures Trading Commission and the National Futures Association under the Commodity Exchange Act (“CEA”).

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

The date of this prospectus is [●]

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS THIS POOL AT PAGE 38 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 8.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 6.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL'S OBLIGATIONS OR THE POOL'S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

TEUCRIUM WATER FUND

Creation and Redemption of Shares	42
Secondary Market Transactions	45
Use of Proceeds	46
The Trust Agreement	46
The Sponsor Has Conflicts of Interest	49
Interests of Named Experts and Counsel	49
Provisions of Federal and State Securities Laws	50
Books and Records	50
Statements, Filings, and Reports to Shareholders	50
Fiscal Year	50
Governing Law	50
Legal Matters	51
Privacy Policy	51
U.S. Federal Income Tax Considerations	52
Investment by ERISA Accounts	60
INCORPORATION BY REFERENCE OF CERTAIN INFORMATION	63
INFORMATION YOU SHOULD KNOW	63
WHERE YOU CAN FIND MORE INFORMATION	64
STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	65
APPENDIX A - GLOSSARY OF DEFINED TERMS	66
PART TWO – STATEMENT OF ADDITIONAL INFORMATION	68

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Fund and its Shares, it does not contain or summarize all of the information about the Fund and the Shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “What Are the Risk Factors Involved with an Investment in the Fund?” beginning on page 11, before making an investment decision about the Shares. In addition, this prospectus includes a statement of additional information that follows and is bound together with the primary disclosure document. Both the primary disclosure document and the statement of additional information contain important information.

Principal Offices of the Fund and the Sponsor

The Fund is a series of the Trust. The principal offices of the Sponsor, the Trust and the Fund are located at Three Main Street, Suite 215, Burlington, Vermont 05401. The telephone number is (802) 540-0019.

Breakeven Point

The amount of trading income required for the redemption value of a Share at the end of one year to equal the selling price of the Share, assuming an initial price of $25.00, is $[●] or [●]% of the selling price. For more information, see “Breakeven Analysis” below.

Operation of the Fund

The Fund is a commodity pool that issues Shares that may be purchased and sold on NYSE Arca. The investment objective of the Fund is to have the daily changes in the Shares’ NAV reflect the daily changes of the price of the Benchmark Water Futures Contracts, as described below. The Benchmark for the Fund is sometimes referred to as the Teucrium Water Index (“TWWTR”). Under normal market conditions, the Fund invests in Water Futures Contracts and cash and cash equivalents. The Fund is organized as a series of the Trust, a Delaware statutory trust organized on September 11, 2009. The Trust and the Fund operate pursuant to the Trust Agreement, dated [●], 2020. The Trust Agreement may be found on the SEC’s EDGAR filing database at [https://www.sec.gov/ _________________.htm]. The Fund was formed and is managed and controlled by the Sponsor, a limited liability company formed in Delaware on July 28, 2009. The Sponsor is registered as a commodity pool operator (“CPO”) and a commodity trading adviser (“CTA”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”). The Fund intends to be treated as a partnership for United States federal income tax purposes.

As noted, the investment objective of the Fund is to have the daily changes in the NAV of the Fund’s Shares reflect the daily changes in the price of the Benchmark Water Futures Contracts. The Benchmark is a weighted average of the closing settlement prices for three equally weighted Nasdaq Veles California Water index futures contracts (“Water Futures Contracts”) traded on the CME (“CME Futures”). CME Futures are based on the Nasdaq Veles California Water Index (NQH20), a water index that benchmarks the spot price of water in the state of California. The Nasdaq Veles California Water Index was designed to provide water market participants with a price for water through verifiable price discovery. The index sets a weekly benchmark spot price of water rights in California, based on the volume-weighted average of the transaction prices in California’s five largest and most actively traded water markets. The index is calculated by Nasdaq Global Indexes, a division of Nasdaq, Inc. (“Nasdaq”) and is based on data provided by WestWater Research, LLC’s (WestWater) WaterlitixTM database. The index methodology was developed by Nasdaq and Veles Water Limits (“Veles”). NQH20 has been published since October 2018. The Water Futures Contracts that at any given time make up the Benchmark are referred to herein as the “Benchmark Component Futures Contracts.” The composition of the Benchmark may be changed to include other Water Futures Contracts in furtherance of the Fund’s investment objective. Because the Fund’s investment objective is to track the price of the Benchmark Water Futures Contracts, changes in the price of the Shares may vary from changes in the spot price of water.

The Fund seeks to achieve its investment objective by investing in Benchmark Component Futures Contracts. Under normal market conditions, the Fund expects that the Fund’s assets will be invested in Benchmark Component Futures Contracts and in cash and cash equivalents, such as short-term Treasury bills, money market funds, demand deposit accounts and commercial paper. The term “normal market conditions” includes, but is not limited to, the absence of: trading halts in the applicable financial markets generally; operational issues (e.g., systems failure) causing dissemination of inaccurate market information; or force majeure type events such as natural or manmade disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance. The Fund may, as deemed necessary by the fund portfolio managers, obtain exposure to the Benchmark through investment in exchange-listed and/or over-the-counter (“OTC”) swap agreements, OTC forward contracts, exchange-listed and/or OTC options, exchange-listed futures and exchange-listed options on futures, a brief description of which may be found in “Appendix A – Glossary of Defined Terms.” However, the Fund does not intend to invest in security-based swaps. The reasons for and circumstances that may result in the portfolio manager investing in such alternative instruments could include, but are not limited to, considerations of market liquidity and relative investment expense or the imposition of position or accountability limits. The Fund does not have a limit on the percentage of Fund assets that may be invested in swap agreements.

The Benchmark will have three components, consisting of equally weighted Nasdaq Veles California Water index futures contracts selected from the following contract months: May, June, July, August and September. The Benchmark will always hold a June contract month. The Benchmark will roll upon the expiration of the February, May, June, July and August contract months. Because the Fund seeks to maintain its holdings in Water Futures Contracts with a roughly constant expiration profile, the Fund must periodically “roll” futures contract positions, closing out soon to expire contracts that will no longer be part of the Benchmark and entering into subsequent to expire contracts. One factor determining the total return from investing in futures contracts is the price relationship between soon to expire contracts and later to expire contracts. If the futures market is in a state of backwardation (i.e., when the price of water in the future is expected to be less than the current price), the Fund will buy later to expire contracts for a lower price than the sooner to expire contracts that it sells. If the futures market is in contango, the Fund will buy later to expire contracts for a higher price than the sooner to expire contracts that it sells. All other things being equal, a situation involving prolonged periods of contango may adversely impact the returns of the Fund; conversely a situation involving prolonged periods of backwardation may positively impact the returns of the Fund.

Consistent with applicable provisions of the Trust Agreement and Delaware law, the Fund has broad authority to make changes to the Fund’s operations. Consistent with this authority, the Fund, in its sole discretion and without shareholder approval or advance notice, may change its investment objective, Benchmark, or investment strategies. The Fund has no current intention to make any such change, and any change is subject to applicable regulatory requirements, including, but not limited to, any requirement to amend applicable listing rules of the NYSE.

The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted. However, by way of example, the Fund may change the term structure or underlying components of the Benchmark in furtherance of the Fund’s investment objective of tracking the price of the Benchmark Water Futures Contracts if, due to market conditions, a potential or actual imposition of position limits by the CFTC or futures exchange rules, or the imposition of risk mitigation measures by a futures commission merchant restricts the ability of the Fund to invest in the current Benchmark Futures Contracts. The Fund would file a current report on Form 8-K and a prospectus supplement to describe any such change and the effective date of the change. Shareholders may modify their holdings of the Fund’s shares in response to any change by purchasing or selling Fund shares through their broker-dealer.

The Fund invests in Benchmark Component Futures Contracts to the fullest extent possible without being leveraged or unable to satisfy its expected current or potential margin or collateral obligations with respect to its investments in Benchmark Component Futures Contracts. After fulfilling such margin and collateral requirements, the Fund invests the remainder of its proceeds from the sale of baskets in short term financial instruments of the type commonly known as “cash and cash equivalents.”

The Sponsor employs a “neutral” investment strategy intended to track the changes in the Benchmark regardless of whether the Benchmark goes up or goes down. The Fund’s “neutral” investment strategy is designed to permit investors generally to purchase and sell the Fund’s Shares for the purpose of investing indirectly in the water market in a cost-effective manner. The Sponsor endeavors to place the Fund’s trades in Benchmark Component Futures Contracts and otherwise manage the Fund’s investments so that the Fund’s average daily tracking error against the Benchmark will be less than 10 percent over any period of 30 trading days. However, the Fund incurs certain expenses in connection with its operations, which cause imperfect correlation between changes in the Fund’s NAV and changes in the Benchmark because the Benchmark does not reflect expenses or income. As a result, investors may incur a partial or complete loss of their investment even when the performance of the Benchmark is positive.

Investors may purchase and sell Shares through their broker-dealers. However, the Fund creates and redeems Shares only in blocks called Creation Baskets and Redemption Baskets, respectively, and only Authorized Purchasers may purchase or redeem Creation Baskets or Redemption Baskets. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create. Baskets are generally created when there is a demand for Shares, including, but not limited to, when the market price per share is at (or perceived to be at) a premium to the NAV per Share. Similarly, baskets are generally redeemed when the market price per share is at (or perceived to be at) a discount to the NAV per Share. Retail investors seeking to purchase or sell Shares on any day are expected to affect such transactions in the secondary market, on the NYSE Arca, at the market price per share, rather than in connection with the creation or redemption of baskets.

The Sponsor believes that by investing in Benchmark Component Futures Contracts, the Fund’s net asset value (“NAV”) will closely track the Benchmark. The Sponsor also believes that because of market arbitrage opportunities, the market price at which investors will purchase and sell Shares through their broker-dealer will closely track the Fund’s NAV. The Sponsor believes that the net effect of these relationships is that the Fund’s market price on the NYSE Arca at which investors purchase and sell Shares will closely track the water market, as measured by the Benchmark.

The CFTC and U.S. designated contract markets, such as the CME, have established position limits and accountability levels on the maximum net long or net short Water Futures Contracts that the Fund may hold, own or control. The current CME established position limit level for investments in Water Futures Contracts for the spot month is 35,000 contracts. The accountability level for investments in CME Futures Contracts for any one month is 35,000 contracts, and the accountability level for all combined months is 50,000 contracts. Accountability levels are not fixed ceilings but rather thresholds above which the exchange may exercise greater scrutiny and control over an investor, including limiting the Fund to holding no more Water Futures Contracts than the amount established by the accountability level. The potential for the Fund to reach position or accountability limits will depend on if and how quickly the Fund’s net assets increase.

                In addition to position limits and accountability limits, the CME and other exchanges have set dynamic price fluctuation limits on Water Futures Contracts. The dynamic price limit functionality under the special price fluctuation limits mechanism assigns a price limit variant which equals a percentage of the prior trading day’s settlement price or a price deemed appropriate. During the trading day, the dynamic variant is utilized in continuous rolling 60-minute look-back periods to establish dynamic upper and lower price fluctuation limits. Once the dynamic price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit. The CME has adopted daily dynamic price fluctuation limit functionality effective March 11, 2019, specifically Rule 589 found in the following link: https://www.cmegroup.com/content/dam/cmegroup/notices/ser/2019/03/SER-8351.pdf.

Position limits, accountability limits and dynamic price fluctuation limits will limit the Fund’s ability to invest the proceeds of Creation Baskets in Water Futures Contracts. As a result, when the Fund offers to sell Creation Baskets it may be limited in its ability to invest in Water Futures Contracts, including the Benchmark Futures Contracts. The Fund may be required to invest in other permitted water interests and may hold larger amounts of cash and cash equivalents, which will impair the Fund’s ability to meet its investment objective of tracking the Benchmark.

There is a minimum number of baskets and associated Shares specified for the Fund. If the Fund experiences redemptions that cause the number of Shares outstanding to decrease to the minimum level of Shares required to be outstanding, until the minimum number of Shares is again exceeded through the purchase of a new Creation Basket, there can be no more redemptions by an Authorized Purchaser. In such case, market makers may be less willing to purchase Shares from investors in the secondary market, which may in turn limit the ability of Shareholders of the Fund to sell their Shares in the secondary market. These minimum levels for the Fund are 50,000 Shares, representing five baskets. The minimum level of Shares specified for the Fund is subject to change.

The Sponsor maintains a public website on behalf of the Fund, www.teucrium.com, which contains information about the Trust, the Fund, and the Shares.

Note to Secondary Market Investors: Except when aggregated in Redemption Baskets, Shares are not individually redeemable. Shares can be directly purchased from the Fund only in Creation Baskets, and only by Authorized Purchasers. Each Creation Basket consists of 10,000 Shares and therefore requires a significant financial commitment to purchase. Accordingly, investors who do not have such resources or who are not Authorized Purchasers should be aware that some of the information contained in this prospectus, including information about purchases and redemptions of Shares directly with the Fund, is only relevant to Authorized Purchasers. There is no guarantee that Shares will trade at prices that are at or near the per-Share NAV. When buying or selling Shares on the secondary market through a broker, most investors incur customary brokerage commissions and charges.

As noted, the Fund invests in Water Futures Contracts, including those traded on the CME. The Fund expressly disclaims any association with the CME or endorsement of the Fund by such exchange and acknowledges that “CME” is a registered trademarks of such exchange.

Voting Rights

As interests in separate series of a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring shareholder oppression and derivative actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors, as the Trust does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Fund).

Shareholders have no voting rights with respect to the Trust or the Fund except as expressly provided in the Trust Agreement. The Trust Agreement provides that shareholders representing at least a majority (over 50%) of the outstanding shares of the Teucrium Funds voting together as a single class (excluding shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to(i) continue the Trust by electing a successor Sponsor as described above, and (ii) approve amendments to the Trust Agreement that impair the right to surrender Redemption Baskets for redemption. (Trustee consent to any amendment to the Trust Agreement is required if the Trustee reasonably believes that such amendment adversely affects any of its rights, duties or liabilities.) In addition, shareholders holding shares representing seventy-five percent (75%) of the outstanding shares of the Teucrium Funds, voting together as a single class (excluding shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to dissolve the Trust upon not less than ninety (90) days’ notice to the Sponsor.

Principal Investment Risks of an Investment in the Fund

An investment in the Fund involves a degree of risk and you could incur a partial or total loss of your investment in the Fund. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 11.

●
The Fund has no operating history, so there is no performance history to serve as a basis for you to evaluate an investment in the Fund. In addition, the Fund may not be successful in implementing its investment objective or may fail to attract sufficient assets.

●	The Water Futures Contracts are a new type of futures contract that has no trading and operational history.

●
Unlike mutual funds, commodity pools and other investment pools that manage their investments so as to realize income and gains for distribution to their investors, the Fund generally does not distribute dividends to holders of Fund Shares (“Shareholders”). You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for other purposes.

●
Investors may choose to use the Fund as a means of investing indirectly in water, and there are risks involved in this investment strategy. The risks and hazards that are inherent in the market for water may cause the price of water to fluctuate widely.

●
Only an Authorized Purchaser may engage in creation or redemption transactions with the Fund. The Fund has a limited number of institutions that act as Authorized Purchasers. To the extent that these institutions exit the business or are unable or unwilling to proceed with creation and/or redemption orders with respect to the Fund, Fund Shares may, particularly in times of market stress, trade at a discount to the NAV per Share and possibly face trading halts and/or delisting.

●
The price relationship between the near month Water Futures Contract to expire and the Benchmark Component Futures Contracts will vary and may impact both the Fund’s total return over time and the degree to which such total return tracks the total return of water price indices. In some cases, the near month contract’s price is lower than later expiring contracts’ prices (a situation known as “contango” in the futures markets). In the event of a prolonged period of contango, and absent the impact of rising or falling water prices, this could have a significant negative impact on the Fund’s NAV and total return, and you could incur a partial or total loss of your investment in the Fund.

●	You will have no rights to participate in the management of the Fund and will have to rely on the duties and judgment of the Sponsor to manage the Fund.
●	The Fund pays fees and expenses that are incurred regardless of whether it is profitable.
●
The Fund seeks to have the changes in its Shares’ NAV track changes in the Benchmark, rather than profit from speculative trading of Water Futures Contracts or from the use of leverage (i.e., the Sponsor manages the Fund so that the aggregate value of the Fund’s exposure to losses from its investments in Benchmark Component Futures Contracts at any time will not exceed the value of the Fund’s assets). There is no assurance that the Sponsor will successfully implement this investment strategy, and if the Fund becomes leveraged, you could lose all or substantially all of your investment if the Fund’s trading positions suddenly turn unprofitable.

●
In addition to Benchmark Component Futures Contracts, the Fund reserves the right to invest in other water interests, including exchange-listed and/or OTC swap agreements, OTC forward contracts, exchange-listed and/or OTC options, exchange-listed futures and exchange-listed options on futures. However, the Fund does not intend to invest in security-based swaps. The reasons for and circumstances that may result in the portfolio manager investing in such alternative instruments could include, but are not limited to, considerations of market liquidity and relative investment expenses or the imposition of position or accountability limits. The Fund does not have a limit on the percentage of Fund assets that may be invested in swap agreements. To the extent that these other water interests are contracts individually negotiated between their parties, they may not be as liquid as Benchmark Component Futures Contracts and will expose the Fund to credit risk that its counterparty may not be able to satisfy its obligations to the Fund.

●
The regulation of commodity interest transactions in the United States has historically been comprehensive and is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Future U.S. or foreign regulatory changes may alter the nature of an investment in the Fund, or the ability of the Fund to continue to implement its investment strategy.

●
Failures or breaches of the electronic systems of the Fund, the Sponsor, or third parties or other events such as the recent COVID-19 pandemic have the ability to cause disruptions and negatively impact the Fund’s business operations, potentially resulting in financial losses to the Fund and its shareholders.

For additional risks, see “What Are the Risk Factors Involved with an Investment in the Fund?”

Determination of NAV

The Fund’s NAV is determined as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. (EST) on each day that the NYSE Arca is open for trading.

Defined Terms

For a glossary of defined terms, see Appendix A.

Breakeven Analysis

The breakeven analysis set forth below is a hypothetical illustration of the approximate dollar returns and percentage returns that an investment in either a single Share or an entire Creation Basket (10,000 Shares) would have to generate for an investor to break even. The total estimated investment return that the Fund must generate for an investor to break even are expressed as a percentage of a single Share at an initial share price of $25.00 and as a percentage of an entire Creation Basket valued at $[●]. The breakeven analysis is an approximation only and assumes a constant month-end Net Asset Value. You should note that you may pay brokerage commissions on purchases and sales of WWTR’s shares through your broker, which are not reflected in the table.

	Per Share	Per Basket

Assumed initial selling price	$ 25.00	$ [●]
Management Fee (1.00%) (1)	$ [●]	$ [●]
Brokerage Commissions (2)	$ [●]	$ [●]
Other Fund Fees and Expenses (3) (4)	$ [●]	$ [●]
Interest and Other Income ( [●]%) (5)	$ [●]	$ [●]
Amount of trading income (loss) required for the redemption value at the end of one year to equal the selling price	$ [●]	$ [●]
Percentage of selling price (6)	[●]%	[●]%

(1) The Fund is obligated to pay the Sponsor a management fee at the annual rate of 1.00% of the Fund’s average daily net assets, payable monthly. The Sponsor can elect to waive the payment of the fee in any amount at its sole discretion, at any time and from time to time, in order to reduce the Fund’s expenses or for any other purpose. For example, the Sponsor may waive or reduce the management fee in order to better position the Fund in the competitive landscape.

(2) The Fund will pay $4.50 per half-turn for Water Futures Contract purchases or sales and are reflected on a per trade basis.

(3) In connection with orders to create or redeem baskets, Authorized Purchasers will pay a transaction fee in the amount of $250 per order. Because these transaction fees are de minimis in amount, are paid to the Fund’s custodian, U.S. Bank, N.A. (the “Custodian”) and charged on a transaction-by-transaction basis (and not on a Basket by Basket basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table. See “Creation and Redemption Transaction Fees,” page 45.

(4) Other Fund Fees and Expenses are an estimate based on an allocation to the Fund of the total estimated expenses anticipated to be incurred by the Trust on behalf of the Fund, net of any expenses or management fee waived by the Sponsor, and include: Professional fees (primarily legal, auditing and tax-preparation related costs); Custodian and Administrator fees and expenses, Distribution and Marketing fees (primarily fees paid to the Distributor, costs related to regulatory compliance activities and other costs related to the trading activities of the Fund); Business Permits and Licenses; General and Administrative expenses (primarily insurance and printing), and Other Expenses. The expenses presented are based on estimated expenses for the current fiscal year, and do not represent the maximum amounts payable under the contracts with third-party service providers, as discussed below in the section of this disclosure document entitled “Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers.” The cost of these fixed or estimated fees has been calculated assuming that the Fund has $[●] million in assets. The Sponsor can elect to pay (or waive reimbursement for) certain fees or expenses that would generally be paid by the Fund, although it has no contractual obligation to do so. Any election to pay or waive reimbursement for fees and expenses that would generally be paid by the Fund can be changed at the discretion of the Sponsor.

(5) The Fund seeks to earn interest and other income in high credit quality, short-duration instruments or deposits associated with the pool’s buy-and-hold cash management strategy that may be used to offset expenses. These investments may include, but are not limited to, short-term Treasury Securities, demand deposits, money market funds and investments in commercial paper. Management estimates that the blended interest rate will be [●]% based on the current interest rate environment and outlook as of [●]. The actual rate may vary and not all assets of the Fund will earn interest.

(6) This represents the estimated approximate percentage of selling price net of any expenses or management fees waived by the Sponsor that the Fund would need to generate for an investor to break even after twelve months. The estimated approximate percentage of selling price before waived expenses is [●]% or $[●] per share, based on [●]. The fees waived by the Sponsor is an estimate, can be applied to any expense related to the Fund, and may be terminated at any time at the discretion of the Sponsor.

The Offering

Offering
The Fund’s Shares are listed on the NYSE Arca and investors may purchase and sell Shares through their broker-dealer. The Fund only offers Creation Baskets consisting of 10,000 Shares through the Distributor to Authorized Purchasers.  Authorized Purchasers may purchase Creation Baskets consisting of 10,000 Shares at the Fund’s NAV.

Use of Proceeds
The Sponsor applies substantially all of the Fund’s assets toward investing in Benchmark Component Futures Contracts, cash, and cash equivalents. The Sponsor deposits a portion of the Fund’s net assets with its futures commission merchant (“FCM”) or other financial institutions to be used to meet its current or potential margin or collateral requirements in connection with its investment in Benchmark Component Futures Contracts. The Fund uses only cash and cash equivalents to satisfy these requirements. The Sponsor expects that all entities that will hold or trade the Fund’s assets will be based in the United States and will be subject to United States regulations. The Sponsor believes that approximately 10-20% of the Fund’s assets will normally be committed as margin for Benchmark Component Futures Contracts. However, from time to time, the percentage of assets committed as margin/collateral may be substantially more, or less, than such range due to, among others, price volatility caused by changes in the fundamentals of the underlying commodity resulting in increased margin requirements by the exchange. The remaining portion of the Fund’s assets is held in cash or cash equivalents. All interest or other income earned on these investments is retained for the Fund’s benefit.

NYSE Arca Symbol	“WWTR”

Creation and Redemption
Authorized Purchasers pay a $250 fee per order to create Creation Baskets, and a $250 fee per order for Redemption Baskets, which is paid to the Custodian. Authorized Purchasers are not required to sell any specific number or dollar amount of Shares. The per share price of Shares offered in Creation Baskets is the total NAV of the Fund calculated as of the close of the NYSE Arca on that day divided by the number of issued and outstanding Shares.

Inter-Series Limitation on Liability
While the Fund will be one of six separate series of the Trust, additional series may be created in the future. The Trust has been formed and will be operated with the goal that the Fund and any other series of the Trust will be liable only for obligations of such series, and a series will not be responsible for or affected by any liabilities or losses of or claims against any other series. If any creditor or shareholder in any particular series (such as the Fund) were to successfully assert against a series a claim with respect to its indebtedness or Shares, the creditor or shareholder could recover only from that particular series and its assets. Accordingly, the debts and other obligations incurred, contracted for or otherwise existing solely with respect to a particular series will be enforceable only against the assets of that series, and not against any other series or the Trust generally or any of their respective assets. The assets of the Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of Shares in a series.

Registration Clearance and Settlement
Individual certificates are not issued for the Shares. Instead, Shares will be represented by one or more global certificates, which are deposited by the transfer agent with the Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Beneficial interests in Shares are held through DTC’s book-entry system, which means that Shareholders are limited to: (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of investors holding Shares through such DTC Participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

Net Asset Value
The NAV is calculated by taking the current market value of the Fund’s total assets and subtracting any liabilities and dividing the balance by the number of Shares. Under the Fund’s current operational procedures, U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Global Fund Services”), the Fund’s “Administrator” calculates the NAV of the Fund’s Shares as of the earlier of 4:00 p.m. (EST) or the close of the New York Stock Exchange each day. ICE Data Indices, LLC calculates an approximate net asset value every 15 seconds throughout each day that the Fund’s Shares are traded on the NYSE Arca for as long as the CME’s main pricing mechanism is open.

Fund Expenses
The Fund pays the Sponsor a management fee at an annual rate of 1.00% of the Fund’s average daily net assets. The Fund is also responsible for other ongoing fees, costs and expenses of its operations, including (i) brokerage and other fees and commissions incurred in connection with the trading activities of the Fund; (ii) expenses incurred in connection with registering additional Shares of the Fund or offering Shares of the Fund; (iii) the routine expenses associated with the preparation and, if required, the printing and mailing of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, Trust meetings and preparing, printing and mailing proxy statements to Shareholders; (iv) the payment of any distributions related to redemption of Shares; (v) payment for routine services of the Trustee, legal counsel and independent accountants; (vi) payment for routine accounting, bookkeeping, custody and transfer agency services, whether performed by an outside service provider or by Affiliates of the Sponsor; (vii) postage and insurance; (viii) costs and expenses associated with investor relations and services; (ix) costs of preparation of all federal, state, local and foreign tax returns and any taxes payable on the income, assets or operations of the Fund; (x) payment for marketing services; and (xi) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto). The estimated amount of fees and expenses that are anticipated to be incurred in a single Share during the first twelve (12) months of ownership is $[●] or [●]% of the selling price. The total estimated fees and expenses are expressed as a percentage of an estimated $[●] million in assets. These fees and expenses are net of any expenses or management fees waived by the Sponsor. The Sponsor may, in its discretion, pay or reimburse the Fund for, or waive a portion of its management fee to offset, expenses that would otherwise be borne by the Fund.

The Sponsor will bear the costs and expenses related to the initial offer and sale of Shares, including registration fees paid or to be paid to the SEC, Financial Industry Regulatory Authority (“FINRA”) or any other regulatory body or self-regulatory organization. None of the costs and expenses related to the initial offer and sale of Shares, which total approximately $[●], are chargeable to the Fund, and the Sponsor may not recover any of these costs and expenses from the Fund. Total fees to be paid by the Fund are currently estimated to be approximately [●]% of the daily net assets of the Fund for the twelve-month period ending [●], though this amount may change in future years. The Sponsor may, in its discretion, pay or reimburse the Fund or an Underlying Fund for, or waive a portion of its management fee for an Underlying Fund to offset, expenses that would otherwise be borne by the Fund or Underlying Fund.

General expenses of the Trust will be allocated among the existing Teucrium Funds and any future series of the Trust as determined by the Sponsor in its discretion. The Trust may be required to indemnify the Sponsor, and the Trust and/or the Sponsor may be required to indemnify the Trustee, Distributor or Administrator, under certain circumstances.

Termination Events
The Trust and the Fund shall continue in existence from the date of their formation in perpetuity, unless the Trust or the Fund, as the case may be, is sooner terminated upon the occurrence of certain events specified in the Trust Agreement, including the following: (1) the filing of a certificate of dissolution or cancellation of the Sponsor or revocation of the Sponsor’s charter or the withdrawal of the Sponsor, unless shareholders holding a majority of the outstanding shares of the Trust, voting together as a single class, elect within ninety (90) days after such event to continue the business of the Trust and appoint a successor Sponsor; (2) the occurrence of any event which would make the existence of the Trust or the Fund unlawful; (3) the suspension, revocation, or termination of the Sponsor’s registration as a CPO with the CFTC or membership with the NFA; (4) the insolvency or bankruptcy of the Trust or the Fund; (5) a vote by the shareholders holding at least seventy-five percent (75%) of the outstanding shares of the Trust, voting together as a single class, to dissolve the Trust subject to certain conditions; (6) the determination by the Sponsor to dissolve the Trust or the Fund, subject to certain conditions.; (7) the Trust is required to be registered as an investment company under the Investment Company Act of 1940, and (8) DTC is unable or unwilling to continue to perform its functions and a comparable replacement is unavailable. Upon termination of the Fund, the affairs of the Fund shall be wound up and all of its debts and liabilities discharged or otherwise provided for in the order of priority as provided by law. The fair market value of the remaining assets of the Fund shall then be determined by the Sponsor. Thereupon, the assets of the Fund shall be distributed pro rata to the Shareholders in accordance with their Shares.

Authorized Purchasers
A list of the Fund’s Authorized Purchasers as of the date of this Prospectus can be found under “Plan of Distribution – Distributor and Authorized Purchasers,” on page 40.  Authorized Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions, and (2) DTC Participants.  To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor.

Conflicts of Interest
There are present and potential future conflicts of interest related to the Trust’s structure and operation that you should consider before you purchase Shares. These include, among others, conflicts related to the Sponsor serving as the Sponsor to the Teucrium Funds and to commodity pools other than the Teucrium Funds in the future. A description of such conflicts of interest can be found under “The Sponsor Has Conflicts of Interest” on page 49.

WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN THE FUND?

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, and the Fund’s and the Trust’s financial statements and the related notes incorporated by reference herein. See “Incorporation by Reference of Certain Information.”

Risks Associated with Investing Directly or Indirectly in Water

Investing in Benchmark Component Futures Contracts subjects the Fund to the risks of the water market, and this could result in substantial fluctuations in the price of the Fund’s Shares.

The Fund is subject to the risks and hazards of the water market because it invests in Benchmark Component Futures Contracts and other related investments. The risks and hazards that are inherent in the water market may cause the price of water and the Fund’s Shares to fluctuate widely.

The price and availability of water is influenced by numerous factors including but not limited to the environment, natural or man-made disasters, governmental oversight and regulation, demographics, economic conditions in the agricultural and industrial business sectors, infrastructure limitations, existing and future technologic developments, and a variety of other factors now known and unknown, any and all of which can have an impact on the supply, demand, and price fluctuations in the water markets such as:

●
Global and local climate patterns and weather-related events/factors such as drought, floods, annual rain/snow amounts, and temperature.
●
Infrastructure limitations and/or improvements including water production, sourcing, transportation, and storage. Examples include but are not limited to reservoirs, aqueducts, ground water wells, desalination plants, holding tanks, hydro, wind, and solar pumping stations; and/or infrastructure can be affected by earthquakes, fires, tsunamis, and other natural or manmade disasters.
●
Water contamination limiting use and/or supply
●
Governmental oversight and/or regulation including but not limited to water conservation and demand side management policies, water safety policy, the imposition of utility rate caps and/or otherwise prohibitive regulation of the water utility sector, building code changes, subsidies, changes in hydroelectric generation policy, municipal safety policy;
●
Geopolitical risks such as civil unrest, California and/or other western states splitting into multiple states or seceding
●
United States federal, state, and local policies and regulations that materially affect the agricultural, electric, mining, crude oil/natural gas production, and other heavy use water utilities and industries, such as taxes, tariffs, duties, subsidies, incentives, acreage control, import and export restrictions on agricultural commodities, commodities products, and industrial products that can influence the planting of certain crops, the location and size of crop production, electricity generation, oil/gas production, mining, and the profitability of these industries;
●
Environmental laws and regulations, such as those regulating agriculture, mining, oil and gas production, hydroelectric and nuclear power plants, and other water heavy industrial users designed to encourage or discourage the location and efficiency of their operations;
●
Investors may be exposed to risk from seasonal and/or contra seasonal fluctuations in water prices. In the southwestern United States, the water market is normally at its weakest point, and water prices are lowest, shortly before and during the winter and spring months (between November and May), coinciding with large supplies of available water. Conversely, water prices are generally highest during the Summer and Fall months (between June and October), when water is most heavily used, and supply/availability is strained. Seasonal water market price peaks generally occur around Calendar Q2 or Calendar Q3. These normal market conditions are, however, often influenced by weather patterns, agricultural production, and domestic and global economic conditions, among other factors, and any specific year may not necessarily follow the traditional seasonal supply and price fluctuations described above. Weather abnormalities can result in drier than normal conditions during the traditionally “wetter months,” and wetter than normal conditions in the typically drier months. In the futures market, these seasonal fluctuations are typically reflected in contracts expiring in the relevant season (e.g., contracts expiring during the Winter and Spring months are typically priced lower than contracts expiring in the Summer and Fall). Thus, seasonal fluctuations could result in an investor incurring losses upon the sale of Fund Shares, particularly if the investor needs to sell Shares during calendar periods of seasonal price weakness or when the Benchmark Component Futures Contracts are, in whole or part, Water Futures Contracts expiring in the Winter and Spring Months.

                If the futures market is in a state of backwardation (i.e., when the price of water in the future is expected to be less than the current price), the Fund will buy later to expire contracts for a lower price than the sooner to expire contracts that it sells. Hypothetically, and assuming no changes to either prevailing water prices or the price relationship between immediate delivery, soon to expire contracts and later to expire contracts, the value of a contract will rise as it approaches expiration. If the futures market is in contango, the Fund will buy later to expire contracts for a higher price than the sooner to expire contracts that it sells. Hypothetically, and assuming no other changes to either prevailing water prices or the price relationship between the spot price, soon to expire contracts and later to expire contracts, the value of a contract will fall as it approaches expiration. Historically, the water futures markets have experienced periods of both contango and backwardation. Frequently, whether contango or backwardation exists is a function, among other factors, of the seasonality of the water market and the actual or perceived availability of water supplies in both current and future time periods. All other things being equal, a situation involving prolonged periods of contango may adversely impact the returns of the Funds; conversely a situation involving prolonged periods of backwardation may positively impact the returns of the Funds.

The Water Futures Contracts are a new type of futures contract that has no trading and operational history.

The Water Futures Contracts are a new type of futures contract that has no trading and operational history. Accordingly, the market for Water Futures Contracts may be riskier, less liquid, more volatile and more vulnerable to economic, market, industry, regulatory and other changes than more established futures contracts. The liquidity of the market for Water Futures Contracts will depend on, among other things, the supply and demand for Water Futures Contracts, speculative interest in the market for Water Futures Contracts and the potential ability to hedge against the price of water with Water Futures Contracts.

An investment in the Fund is subject to the risks of an investment in futures contracts.

An investment in the Fund is subject to the risks of an investment in futures contracts, which are complex instruments that are often subject to a high degree of price variability. Accordingly, an investment in the Fund should be monitored periodically and may not be suitable for all investors.

An investment in the Fund is subject to correlation risk. Your return on an investment in the Fund may differ from the return of the Benchmark, changes in the Fund’s NAV and the spot price of water.

There is a risk that changes in the price of Shares on the NYSE Arca will not correlate with changes in the Fund’s NAV; that changes in the NAV will not correlate with changes in the price of the Benchmark; and/or changes in the price of the Benchmark will not correlate with changes in the spot price of water. Depending on certain factors associated with each of these correlations which are discussed in more detail below, you could incur a partial or total loss of your investment in the Fund.

The Benchmark is not designed to correlate with the spot price of water, and this could cause the changes in the price of the Shares to substantially vary from the changes in the spot price of water. Therefore, you may not be able to effectively use the Fund to hedge against water related losses or to indirectly invest in water.

The Benchmark Component Futures Contracts reflect the price of water as determined by an index, so at best the correlation between changes in such Water Futures Contracts and the spot price of water will be only approximate. Weak correlation between the Benchmark and the spot price of water may result from the typical seasonal fluctuations in water prices discussed above. Imperfect correlation may also result from speculation in Benchmark Component Futures Contracts, technical factors in the trading of Benchmark Component Futures Contracts, and expected inflation in the economy as a whole. If there is a weak correlation between the Benchmark and the spot price of water, then the price of Shares may not accurately track the spot price of water and you may not be able to effectively use the Fund as a way to hedge the risk of losses in your water related transactions or as a way to indirectly invest in water.

Changes in the Fund’s NAV may not correlate well with changes in the price of the Benchmark. If this were to occur, you may not be able to effectively use the Fund as a way to hedge against water related losses or as a way to indirectly invest in water.

The Sponsor endeavors to invest the Fund’s assets as fully as possible in Benchmark Component Futures Contracts so that the changes in the NAV closely correlate with the changes in the Benchmark. However, changes in the Fund’s NAV may not correlate with the changes in the Benchmark for various reasons, including those set forth below.

●
The Fund incurs certain expenses in connection with its operations and holds most of its assets in income producing, short-term financial instruments for margin and other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis. These expenses and income cause imperfect correlation between changes in the Fund’s NAV and changes in the Benchmark.

●
The Sponsor may not be able to invest the Fund’s assets in Benchmark Component Futures Contracts having an aggregate notional amount exactly equal to the Fund’s NAV. As a standardized contract, a single Water Futures Contract is for a specified amount of water, and the Fund’s NAV and the proceeds from the sale of a Creation Basket is unlikely to be an exact multiple of that amount. In such case, the Fund might not invest the entire proceeds from the purchase of the Creation Basket in such futures contracts. (For example, assuming the Fund receives $350,000 for the sale of a Creation Basket and that the value (i.e., the notional amount) of a Water Futures Contract is $17,920, the Fund could only enter into 19 Water Futures Contracts with an aggregate value of $340,480). While the Fund may be better able to achieve the exact amount of exposure to the water market through the use of OTC other water interests, there is no assurance that the Sponsor will be able to continually adjust the Fund’s exposure to such other water interests to maintain such exact exposure. Any amounts not invested in Benchmark Component Futures Contracts are held in cash and cash equivalents. As Fund assets increase, there may be more or less correlation.

If changes in the Fund’s NAV do not correlate with changes in the Benchmark, then investing in the Fund may not be an effective way to hedge against water related losses or indirectly invest in water.

Changes in the price of the Fund’s Shares on the NYSE Arca may not correlate perfectly with changes in the NAV of the Fund’s Shares. If this variation occurs, then you may not be able to effectively use the Fund to hedge against water related losses or to indirectly invest in water.

While it is expected that the trading prices of the Shares will fluctuate in accordance with the changes in the Fund’s NAV, the prices of Shares may also be influenced by other factors, including the supply of and demand for the Shares, whether for the short term or the longer term. There is no guarantee that the Shares will not trade at appreciable discounts from, and/or premiums to, the Fund’s NAV. This could cause the changes in the price of the Shares to substantially vary from the changes in the spot price of water, even if the Fund’s NAV was closely tracking movements in the spot price of water. If this occurs, you may not be able to effectively use the Fund to hedge the risk of losses in your water related transactions or to indirectly invest in water.

The Fund may experience a loss if it is required to sell cash equivalents at a price lower than the price at which they were acquired.

If the Fund is required to sell its cash equivalents at a price lower than the price at which they were acquired, the Fund will experience a loss. This loss may adversely impact the price of the Shares and may decrease the correlation between the price of the Shares, the Benchmark, and the spot price of water. The value of cash equivalents held by the Fund generally moves inversely with movements in interest rates. The prices of longer maturity securities are subject to greater market fluctuations as a result of changes in interest rates. While the short-term nature of the Fund’s investments in cash equivalents should minimize the interest rate risk to which the Fund is subject, it is possible that the cash equivalents held by the Fund will decline in value.

Certain of the Fund’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.

The Fund may not always be able to liquidate its positions in its investments at the desired price for reasons including, among others, insufficient trading volume, limits imposed by exchanges or other regulatory organizations, or lack of liquidity. As to futures contracts, it may be difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. Limits imposed by futures exchanges or other regulatory organizations, such as accountability levels, position limits and price fluctuation limits, may contribute to a lack of liquidity with respect to some exchange-traded water interests. In addition, OTC contracts may be illiquid because they are contracts between two parties and generally may not be transferred by one party to a third party without the counterparty’s consent. Conversely, a counterparty may give its consent, but the Fund still may not be able to transfer an OTC water interest to a third party due to concerns regarding the counterparty’s credit risk.

A market disruption, such as a foreign government taking political actions that disrupt the market in its currency, its water production or usage, or in another major water dependent export, can also make it difficult to liquidate a position. Unexpected market illiquidity may cause major losses to investors at any time or from time to time. In addition, the Fund does not intend at this time to establish a credit facility, which would provide an additional source of liquidity, but instead will rely only on the cash and cash equivalents that it holds to meet its liquidity needs. The anticipated value of the positions in Benchmark Component Futures Contracts that the Sponsor will acquire or enter into for the Fund increases the risk of illiquidity. Because Benchmark Component Futures Contracts may be illiquid, the Fund’s holdings may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated.

If the nature of the participants in the futures market shifts such that water purchasers are the predominant hedgers in the market, the Fund might have to reinvest at higher futures prices or choose other water interests.

                The changing nature of the participants in the water market will influence whether futures prices are above or below the expected future spot price. Holders of water rights will typically seek to hedge against falling water prices by selling Water Futures Contracts. Therefore, if holders of water rights become the predominant hedgers in the futures market, prices of Water Futures Contracts will typically be below expected future spot prices. Conversely, if the predominant hedgers in the futures market are the purchasers of water rights who purchase Water Futures Contracts to hedge against a rise in prices, prices of Water Futures Contracts will likely be higher than expected future spot prices. This can have significant implications for the Fund when it is time to sell a Water Futures Contract that is no longer a Benchmark Component Futures Contract and purchase a new Water Futures Contract or to sell a Water Futures Contract to meet redemption requests.

The price relationship between the Benchmark Component Futures Contracts at any point in time and the Water Futures Contracts that will become Benchmark Component Futures Contracts on the next roll date will vary and may impact both the Fund’s total return and the degree to which its total return tracks that of water price indices.

The design of the Fund’s Benchmark is such that the Benchmark Component Futures Contracts will change five times per year, and the Fund’s investments may be rolled periodically to reflect the changing composition of the Benchmark. In the event of a water futures market where near to expire contracts trade at a higher price than longer to expire contracts, a situation referred to as “backwardation,” then absent the impact of the overall movement in water prices the value of the Benchmark Component Futures Contracts would tend to rise as they approach expiration. As a result, the Fund may benefit because it may be selling more expensive contracts and buying less expensive ones on an ongoing basis. Conversely, in the event of a water futures market where near to expire contracts trade at a lower price than longer to expire contracts, a situation referred to as “contango,” then absent the impact of the overall movement in water prices the value of the Benchmark Component Futures Contracts would tend to decline as they approach expiration. As a result, the Fund’s total return may be lower than might otherwise be the case because it may be selling less expensive contracts and buying more expensive ones. The impact of backwardation and contango may lead the total return of the Fund to vary significantly from the total return of other price references, such as the spot price of water. In the event of a prolonged period of contango, and absent the impact of rising or falling water prices, this could have a significant negative impact on the Fund’s NAV and total return, and you could incur a partial or total loss of your investment in the Fund.

Regulation of the commodity interests and commodity markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Fund.

The regulation of futures markets, futures contracts and futures exchanges has historically been comprehensive. The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency including, for example, the retroactive implementation of speculative position limits, increased margin requirements, the establishment of dynamic price limits and the suspension of trading on an exchange or trading facility.

The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Congress enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) in 2010. As the Dodd-Frank Act continues to be implemented by the CFTC and the SEC, there is a possibility of future regulatory changes within the United States altering, perhaps to a material extent, the nature of an investment in the Fund, or the ability for the Fund to continue to implement its investment strategy. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Fund is impossible to predict but could be substantial and adverse.

If you are investing in the Fund for purposes of hedging, you might be subject to several risks unique to the Fund, and the Fund may not be appropriate for hedging purposes. The Fund was not designed for hedging purposes; those using the Fund as a hedge of any kind do so exclusively at their own risk.

An investment in the Fund may provide you little or no diversification benefits. Thus, in a declining market, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other asset classes.

It cannot be predicted to what extent the performance of Benchmark Component Futures Contracts will or will not correlate to the performance of other broader asset classes such as stocks and bonds. If the Fund’s performance were to move more directly with the financial markets, you will obtain little or no diversification benefits from an investment in the Shares. In such a case, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other investments.

Variables such as drought, weather, natural disasters, embargoes, market disruptions, tariffs and other political events may have a larger impact on water and water interest prices than on traditional securities and broader financial markets. These additional variables may create additional investment risks that subject the Fund’s investments to greater volatility than investments in traditional securities.

Lower correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historic evidence that the spot price of water and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

The Fund’s Operating Risks

The Fund may change its investment objective, Benchmark or investment strategies at any time without shareholder approval or advance notice.

Consistent with its authority under the Trust Agreement and Delaware law, the Fund, in its sole discretion and without shareholder approval or advance notice, may change the Fund’s investment objective, Benchmark or investment strategies, subject to applicable regulatory requirements, including, but not limited to, any requirement to amend applicable listing rules of the NYSE. The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted. By way of example, the Fund may change the term structure or underlying components of the Benchmark in furtherance of the Fund’s investment objective if, due to market conditions, a potential or actual imposition of position limits by the CFTC or futures exchange rules, or the imposition of risk mitigation measures by a futures commission merchant restricts the ability of the Fund to invest in the current Benchmark Futures Contracts. Shareholders may experience losses on their investments in the Fund as a result of such changes.

The Fund is not a registered investment company, so you do not have the protections of the Investment Company Act of 1940.

The Fund is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute, which, for example, requires investment companies to have a board of directors with a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

The Fund has no operating history so there is no performance history to serve as a basis for you to evaluate an investment in the Fund.

The Fund is new and has no operating history. Therefore, you do not have the benefit of reviewing the past performance of the Fund as a basis to evaluate an investment in the Fund.

The Fund is newly formed and may not be successful in implementing its investment objective or attracting sufficient assets.

The Fund is newly formed. Accordingly, investors in the Fund bear the risk that the Fund may not be successful in implementing its investment objective or may fail to attract sufficient assets, which could result in the Fund being liquidated at a time that may not be favorable to all shareholders or which could have negative tax consequences.

The Sponsor is leanly staffed and relies heavily on key personnel to manage trading activities.

In managing and directing the day to day activities and affairs of the Fund, the Sponsor relies almost entirely on a small number of individuals, including Mr. Sal Gilbertie, Mr. Steve Kahler and Ms. Cory Mullen-Rusin. If Mr. Gilbertie, Mr. Kahler or Ms. Mullen-Rusin were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Fund. To the extent that the Sponsor establishes additional commodity pools, even greater demands will be placed on these individuals.

The Sponsor has limited capital and may be unable to continue to manage the Fund if it sustains continued losses.

The Sponsor was formed for the purpose of managing the Trust, including the Fund, the other Teucrium Funds, and any other series of the Trust that may be formed in the future, and has been provided with capital primarily by its principals and a small number of outside investors. If the Sponsor operates at a loss for an extended period, its capital will be depleted, and it may be unable to obtain additional financing necessary to continue its operations. If the Sponsor were unable to continue to provide services to the Fund, the Fund would be terminated if a replacement sponsor could not be found. Any expenses related to the operation of the Fund would need to be paid by the Fund at the time of termination.

Position limits, accountability levels and dynamic price fluctuation limits set by the CFTC and the exchanges have the potential to cause tracking error, which could cause the price of Shares to substantially vary from the Benchmark and prevent you from being able to effectively use the Fund as a way to hedge against water related losses or as a way to indirectly invest in water.

The CFTC and U.S. designated contract markets, such as the CME, have established position limits and accountability levels on the maximum net long or net short Water Futures Contracts that the Fund may hold, own or control. The current CME established position limit level for investments in Water Futures Contracts for the spot month is 35,000 contracts. The accountability level for investments in CME Futures Contracts for any one month is 35,000 contracts, and the accountability level for all combined months is 50,000 contracts. Accountability levels are not fixed ceilings but rather thresholds above which the exchange may exercise greater scrutiny and control over an investor, including limiting the Fund to holding no more Water Futures Contracts than the amount established by the accountability level. The potential for the Fund to reach position or accountability limits will depend on if and how quickly the Fund’s net assets increase.

In addition to position limits and accountability limits, the CME and other exchanges have set dynamic price fluctuation limits on Water Futures Contracts. The dynamic price limit functionality under the special price fluctuation limits mechanism assigns a price limit variant which equals a percentage of the prior trading day’s settlement price or a price deemed appropriate. During the trading day, the dynamic variant is utilized in continuous rolling 60-minute look-back periods to establish dynamic upper and lower price fluctuation limits. Once the dynamic price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit. The CME has adopted daily dynamic price fluctuation limit functionality effective March 11, 2019, specifically Rule 589 found in the following link: https://www.cmegroup.com/content/dam/cmegroup/notices/ser/2019/03/SER-8351.pdf.

Position limits, accountability limits and dynamic price fluctuation limits will limit the Fund’s ability to invest the proceeds of Creation Baskets in Water Futures Contracts. As a result, when the Fund offers to sell Creation Baskets it may be limited in its ability to invest in Water Futures Contracts, including the Benchmark Futures Contracts. The Fund may be required to invest in other permitted water interests and may hold larger amounts of cash and cash equivalents, which will impair the Fund’s ability to meet its investment objective of tracking the Benchmark.

On December 16, 2016, as mandated by the Dodd-Frank Act, the CFTC adopted a final rule that aggregate all positions, for purposes of position limits; such positions include futures contracts, futures-equivalent positions, OTC swaps and options (i.e., contracts that are not traded on exchanges). These aggregation requirements became effective on February 14, 2017 and could limit the Fund’s ability to establish positions in commodity OTC instruments if the assets of the Fund were to grow substantially.

On January 30, 2020, the CFTC re-proposed regulations that would establish revised specific limits on speculative positions in futures contracts, option contracts and swaps on 25 agricultural, energy and metals commodities (the “Proposed Position Limit Rules”). In general, the Proposed Position Limit Rules, do not appear to have a substantial or adverse effect on the Fund. However, if the total net assets of the Fund were to increase significantly from current levels, the Position Limit Rules as proposed could negatively impact the ability of the Fund to meet its respective investment objectives through limits that may cause, among others, a tracking error between the price of the Shares and the Benchmark. However, it is not expected that the Fund will reach asset levels that would cause these position limits to be reached in the near future.

There are technical and fundamental risks inherent in the trading system the Sponsor intends to employ.

The Sponsor’s trading system is quantitative in nature and it is possible that the Sponsor may make errors. Any errors or imperfections in the Sponsor’s trading system’s quantitative models, or in the data on which they are based, could adversely affect the Sponsor’s effective use of such trading systems. It is not possible or practicable for the Sponsor’s trading system to factor all relevant, available data into quantitative systems and/or trading decision. There is no guarantee that the Sponsor will use any specific data or type of data in making trading decisions on behalf of the Fund, nor is there any guarantee that the data actually utilized in making trading decisions on behalf of the Fund will be the most accurate data or free from errors. In addition, it is possible that a computer or software program may malfunction and cause an error in computation.

The Fund and the Sponsor may have conflicts of interest, which may cause them to favor their own interests to your detriment.

The Fund and the Sponsor may have inherent conflicts to the extent the Sponsor attempts to maintain the Fund’s asset size in order to preserve its fee income and this may not always be consistent with the Fund’s objective of having the value of its Shares’ NAV track changes in the Benchmark. The Sponsor’s officers and employees do not devote their time exclusively to the Fund. These persons may be directors, officers or employees of other entities. They could have a conflict between their responsibilities to the Fund and to those other entities.

In addition, the Sponsor’s principals, officers or employees may trade securities and futures and related contracts for their own accounts. A conflict of interest may exist if their trades are in the same markets and occur at the same time as the Fund trades using the clearing broker to be used by the Fund. A potential conflict also may occur if the Sponsor’s principals, officers or employees trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by the Fund.

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests and in conflict with your best interests, including the authority of the Sponsor to allocate expenses to and between the Funds. Shareholders have very limited voting rights, which will limit the ability to influence matters such as amendment of the Trust Agreement, changes in the Fund’s basic investment policies, dissolution of the Fund, or the sale or distribution of the Fund’s assets.

Shareholders have only very limited voting rights and generally will not have the power to replace the Sponsor. Shareholders will not participate in the management of the Fund and do not control the Sponsor so they will not have influence over basic matters that affect the Fund.

Shareholders will have very limited voting rights with respect to the Fund’s affairs. Shareholders may elect a replacement sponsor only if the current Sponsor resigns voluntarily or loses its corporate charter. Shareholders will not be permitted to participate in the management or control of the Fund or the conduct of its business. Shareholders must therefore rely upon the duties and judgment of the Sponsor to manage the Fund’s affairs.

The Sponsor may manage a large amount of assets and this could affect the Fund’s ability to trade profitably.

Increases in assets under management may affect trading decisions. While the Fund’s assets are currently at manageable levels, the Sponsor does not intend to limit the amount of Fund assets. The more assets the Sponsor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions.

The liability of the Sponsor and the Trustee are limited, and the value of the Shares will be adversely affected if the Fund is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or Sponsor, as the case may be. That means the Sponsor may require the assets of the Fund to be sold in order to cover losses or liability suffered by the Sponsor or by the Trustee. Any sale of that kind would reduce the NAV of the Fund and the value of its Shares.

Although the Shares of the Fund are limited liability investments, certain circumstances such as bankruptcy could increase a Shareholder’s liability.

The Shares of the Fund are limited liability investments; Shareholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or that was made in violation of its Trust Agreement.

You cannot be assured of the Sponsor’s continued services, and discontinuance may be detrimental to the Fund.

You cannot be assured that the Sponsor will be willing or able to continue to service the Fund for any length of time. The Sponsor was formed for the purpose of sponsoring the Fund and other commodity pools and has limited financial resources and no significant source of income apart from its management fees from such commodity pools to support its continued service for the Fund. If the Sponsor discontinues its activities on behalf of the Fund or another series of the Trust, the Fund may be adversely affected. If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services to the Fund.

The Fund could terminate at any time and cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

The Fund may terminate at any time, regardless of whether the Fund has incurred losses, subject to the terms of the Trust Agreement. For example, the dissolution or resignation of the Sponsor would cause the Trust to terminate unless shareholders holding a majority of the outstanding shares of the Trust, voting together as a single class, elect within 90 days of the event to continue the Trust and appoint a successor Sponsor. In addition, the Sponsor may terminate the Fund if it determines that the Fund’s aggregate net assets in relation to its operating expenses make the continued operation of the Fund unreasonable or imprudent. As of the date of this prospectus, the Fund pays the fees, costs, and expenses of its operations. If the Sponsor and the Fund are unable to raise sufficient funds so that the Fund’s expenses are reasonable in relation to its NAV, the Fund may be forced to terminate, and investors may lose all or part of their investment. Any expenses related to the operation of the Fund would need to be paid by the Fund at the time of termination.

However, no level of losses will require the Sponsor to terminate the Fund. The Fund’s termination would result in the liquidation of its investments and the distribution of its remaining assets to the Shareholders on a pro rata basis in accordance with their Shares, and the Fund could incur losses in liquidating its investments in connection with a termination. Termination could also negatively affect the overall maturity and timing of your investment portfolio.

As a Shareholder, you will not have the rights enjoyed by investors in certain other types of entities.

As interests in separate series of a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring shareholder oppression and derivative actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors, as the Trust does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Fund). The Fund is also not subject to certain investor protection provisions of the Sarbanes Oxley Act of 2002 and the NYSE Arca governance rules (for example, audit committee requirements).

A court could potentially conclude that the assets and liabilities of the Fund are not segregated from those of another series of the Trust, thereby potentially exposing assets in the Fund to the liabilities of another series.

The Fund is a series of a Delaware statutory trust and not itself a legal entity separate from the other Teucrium Funds. The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof. Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof is enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted this inter-series limitation on liability or provided any guidance as to what is required for compliance. The Sponsor intends to maintain separate and distinct records for the Fund and account for the Fund separately from any other Trust series, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in the Fund to the liabilities of one or more of the Teucrium Funds and/or any other Trust series created in the future.

The Sponsor and the Trustee are not obligated to prosecute any action, suit or other proceeding in respect of any Fund property.

Neither the Sponsor nor the Trustee is obligated to, although each may in its respective discretion, prosecute any action, suit or other proceeding in respect of any Fund property. The Trust Agreement does not confer upon Shareholders the right to prosecute any such action, suit or other proceeding.

The Fund does not expect to make cash distributions.

The Sponsor intends to re-invest any income and realized gains of the Fund in additional Benchmark Component Futures Contracts or cash and cash equivalents rather than distributing cash to Shareholders. Therefore, unlike mutual funds, commodity pools or other investment pools that generally distribute income and gains to their investors, the Fund generally will not distribute cash to Shareholders. You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for any other reason. Although the Fund does not intend to make cash distributions, it reserves the right to do so in the Sponsor’s sole discretion, in certain situations, including for example, if the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments in Benchmark Component Futures Contracts and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. Cash distributions may be made in these and similar instances.

There is a risk that the Fund will not have sufficient total net assets to compensate for the fees and expenses that it must pay and as such the expense ratio of the Fund may be higher than that filed in this document.

The Fund pays management fees at an annual rate of 1.00% of its average net assets, brokerage commissions and various other expenses from its ongoing operations (e.g., fees of the Administrator, Trustee and Distributor), resulting in a total estimated net expense ratio of approximately [●]% of net assets, net of the expenses waived by the Sponsor. These fees and expenses must be paid in all events, regardless of the Fund’s total net assets.

The Fund may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The arrangements between clearing brokers and counterparties on the one hand and the Fund on the other generally are terminable by the clearing brokers or counterparty upon notice to the Fund. In addition, the agreements between the Fund and its third-party service providers, such as the Distributor and the Custodian, are generally terminable at specified intervals. Upon termination, the Sponsor may be required to renegotiate or make other arrangements for obtaining similar services if the Fund intends to continue to operate. Comparable services from another party may not be available, or even if available, these services may not be available on the terms as favorable as those of the expired or terminated arrangements.

The Fund may experience a higher breakeven if interest rates decline.

The Fund earns interest on cash balances available for investment. If actual interest rates earned were to continue to fall and if the Sponsor were not able to waive expenses sufficient to cover the deficit, the breakeven estimated by the Fund in this prospectus could be higher.

The Fund is not actively managed.

The Fund is not actively managed and is designed to track a benchmark, regardless of whether the price of the Benchmark Component Futures Contracts is flat, declining or rising. As a result, the Fund may sustain losses that may have been avoidable if the Fund was actively managed.

The Net Asset Value calculation of the Fund may be overstated or understated due to the valuation method employed when a settlement price is not available on the date of net asset value calculation.

The Fund’s NAV includes, in part, any unrealized profits or losses on open swap agreements, futures or forward contracts. Under normal circumstances, the NAV reflects the quoted CME settlement price of open futures contracts on the date when the NAV is being calculated. In instances when the quoted settlement price of futures contracts traded on an exchange may not be reflective of fair value based on market condition, generally due to the operation of daily limits or other rules of the exchange or otherwise the NAV may not reflect the fair value of open futures contracts on such date. For purposes of financial statements and reports, the Sponsor will recalculate the NAV where necessary to reflect the “fair value” of a Futures Contract when the Futures Contract closes at its price fluctuation limit for the day.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the NAV of the Fund.

If a substantial number of requests for redemption of Redemption Baskets are received by the Fund during a relatively short period of time, the Fund may not be able to satisfy the requests from the Fund’s assets not committed to trading. As a consequence, it could be necessary to liquidate the Fund’s trading positions before the time that its trading strategies would otherwise call for liquidation, which may result in losses.

Fund assets may be depleted if investment performance does not exceed fees.

In addition to certain fees paid to the Fund’s service providers, the Fund pays the Sponsor a fee of 1.00% of asset under management per annum, regardless of Fund performance. Over time, the Fund’s assets could be depleted if investment performance does not exceed such fees.

The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Purchasers, market makers, or other significant secondary-market participants which could adversely affect the market price of the Shares.

Only an Authorized Purchaser may engage in creation or redemption transactions directly with the Fund. The Fund has a limited number of institutions that act as Authorized Purchasers. To the extent that these institutions exit the business or are unable to proceed with creation and/or redemption orders with respect to the Fund and no other Authorized Purchaser is able to step forward to create or redeem Creation Units, Fund shares may trade at a discount to NAV and possibly face trading halts and/or delisting. In addition, a decision by a market maker, lead market maker, or other large investor to cease activities for the Fund or a decision by a secondary market participant to sell a significant number of the Fund’s Shares could adversely affect liquidity, the spread between the bid and ask quotes, and potentially the price of the Shares. The Sponsor can make no guarantees that participation by Authorized Purchasers or market makers will continue.

If a minimum number of Shares is outstanding, market makers may be less willing to purchase Shares in the secondary market which may limit your ability to sell Shares.

There is a minimum number of baskets and associated Shares specified for the Fund. If the Fund experienced redemptions that caused the number of Shares outstanding to decrease to the minimum level of Shares required to be outstanding, until the minimum number of Shares is again exceeded through the purchase of a new Creation Basket, there can be no more redemptions by an Authorized Purchaser. In such case, market makers may be less willing to purchase Shares from investors in the secondary market, which may in turn limit the ability of Shareholders of the Fund to sell their Shares in the secondary market. These minimum levels for the Fund are 50,000 Shares representing five baskets. The minimum level of Shares specified for the Fund is subject to change. (The current number of Shares outstanding will be posted daily on our website, www.teucrium.com ..)

The postponement, suspension or rejection of redemption orders could adversely affect a shareholder redeeming their Shares in the Fund.

The resulting delay of any postponement, suspension or rejection may adversely affect the value of the Shareholders’ redemption proceeds if the NAV of the Fund declines during the period of delay.

The failure or bankruptcy of a clearing broker could result in substantial losses for the Fund; the clearing broker could be subject to proceedings that impair its ability to execute the Fund’s trades.

Under CFTC regulations, a clearing broker with respect to the Fund’s exchange-traded water interests must maintain customers’ assets in a bulk segregated account. If a clearing broker fails to do so or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of a substantial loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as the Fund, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. The Fund also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which water interests are traded.

From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear the Fund’s trades.

The failure or insolvency of the Fund’s Custodian or other financial institution in which the Fund has deposits could result in a substantial loss of the Fund’s assets.

As noted above, the vast majority of the Fund’s assets are held in cash and cash equivalents with the Custodian and other financial institutions, if applicable. The insolvency of the Custodian and any financial institution in which the Fund holds cash and cash equivalents could result in a complete loss of the Fund’s assets.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs, litigation, and diverted attention of Sponsor’s management.

Third parties may assert that the Sponsor has infringed or otherwise violated their intellectual property rights. Third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Sponsor and claim that the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Sponsor may have to litigate in the future to determine the validity and scope of other parties’ proprietary rights or defend itself against claims that it has infringed or otherwise violated other parties’ rights. Any litigation of this type, even if the Sponsor is successful and regardless of the merits, may result in significant costs, divert resources from the Fund, or require the Sponsor to change its proprietary software and other technology or enter into royalty or licensing agreements.

The Fund may experience substantial losses on transactions if the computer or communications system fails.

The Fund’s trading activities depend on the integrity and performance of the computer and communications systems supporting them. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster, cyber-attack or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that the Sponsor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the Sponsor’s and Fund’s reputations, increased operational expenses and diversion of technical resources.

If the computer and communications systems are not upgraded when necessary, the Fund’s financial condition could be harmed.

The development of complex computer and communications systems and new technologies may render the existing computer and communications systems supporting the Fund’s trading activities obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers. As a result, if these third parties upgrade their systems, the Sponsor will need to make corresponding upgrades to effectively continue its trading activities. The Sponsor may have limited financial resources for these upgrades or other technological changes. The Fund’s future success may depend on the Sponsor’s ability to respond to changing technologies on a timely and cost-effective basis.

The Fund depends on the reliable performance of the computer and communications systems of third parties, such as brokers and futures exchanges, and may experience substantial losses on transactions if they fail.

The Fund depends on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the Sponsor uses to conduct trading activities. Failure or inadequate performance of any of these systems could adversely affect the Sponsor’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses on commodity interest transactions. This could have a material adverse effect on revenues and materially reduce the Fund’s available capital. For example, unavailability of price quotations from third parties may make it difficult or impossible for the Sponsor to conduct trading activities so that the Fund will closely track the Benchmark. Unavailability of records from brokerage firms may make it difficult or impossible for the Sponsor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the Sponsor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

The occurrence of a severe weather event, natural disaster, terrorist attack, outbreak or public health emergency as declared by the World Health Organization, the continuation or expansion of war or other hostilities, or a prolonged government shutdown may have significant adverse effects on the Fund and its investments and alter current assumptions and expectations.

The operations of the Fund, the exchanges, brokers and counterparties with which the Fund does business, and the markets in which the Fund does business could be severely disrupted in the event of a severe weather event, natural disaster, major terrorist attack, cyber-attack, data breach, outbreak or public health emergency as declared by the World Health Organization (such as the recent pandemic spread of the novel coronavirus known as COVID-19), or the continuation or expansion of war or other hostilities. Global terrorist attacks, anti-terrorism initiatives, and political unrest, as well as the adverse impact the COVID-19 pandemic will have on the global and U.S. markets and economy, continue to fuel this concern. For example, the COVID-19 pandemic may adversely impact the level of services currently provided by the U.S. government, could weaken the U.S. economy, interfere with the commodities markets that rely upon data published by U.S. federal government agencies, and prevent the Funds from receiving necessary regulatory review or approvals. The types of events discussed above, including the COVID-19 pandemic, are highly disruptive to economies and markets and have recently led, and may continue to lead, to increased market volatility and significant market losses.

More generally, a climate of uncertainty and panic, including the contagion of the COVID-19 virus and other infectious viruses or diseases, may adversely affect global, regional, and local economies and reduce the availability of potential investment opportunities, and increases the difficulty of performing due diligence and modeling market conditions, potentially reducing the accuracy of financial projections. Under these circumstances, the Fund may have difficulty achieving its investment objective which may adversely impact performance. Further, such events can be highly disruptive to economies and markets, significantly disrupt the operations of individual companies (including, but not limited to, the Fund’s Sponsor and third party service providers), sectors, industries, markets, securities and commodity exchanges, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Fund’s investments. These factors could cause substantial market volatility, exchange trading suspensions and closures that could impact the ability of the Fund to complete redemptions and otherwise affect Fund performance and Fund trading in the secondary market. A widespread crisis may also affect the global economy in ways that cannot necessarily be foreseen at the current time. How long such events will last and whether they will continue or recur cannot be predicted. Impacts from these events could have significant impact on the Fund’s performance, resulting in losses to your investment. The global economic shocks being experienced as of the date hereof may cause the underlying assumptions and expectations of the Fund to become outdated quickly or inaccurate, resulting in significant losses.

Failures or breaches of electronic systems could disrupt the Fund’s trading activity and materially affect the Fund’s profitability.

Failures or breaches of the electronic systems of the Fund, the Sponsor, the Custodian or other financial institutions in which the Fund invests, or the Fund’s other service providers, market makers, Authorized Purchasers, NYSE Arca, exchanges on which Water Futures Contracts or other water interests are traded or cleared, or counterparties have the ability to cause disruptions and negatively impact the Fund’s business operations, potentially resulting in financial losses to the Fund and its shareholders. Such failures or breaches may include intentional cyber-attacks that may result in an unauthorized party gaining access to electronic systems in order to misappropriate the Fund’s assets or sensitive information. While the Fund has established business continuity plans and risk management systems seeking to address system breaches or failures, there are inherent limitations in such plans and systems. Furthermore, the Fund cannot control the cyber security plans and systems of the Custodian or other financial institutions in which the Fund invests, or the Fund’s other service providers, market makers, Authorized Purchasers, NYSE Arca, exchanges on which Water Futures Contracts or other water interests are traded or cleared, or counterparties.

An investment in a Fund faces numerous risks from its shares being traded in the secondary market, any of which may lead to the Fund’s shares trading at a premium or discount to NAV.

Although the Fund’s shares are listed for trading on the NYSE Arca, there can be no assurance that an active trading market for such shares will develop or be maintained. Trading in the Fund’s shares may be halted due to market conditions or for reasons that, in the view of the NYSE Arca, make trading in shares inadvisable. There can be no assurance that the requirements of the NYSE Arca necessary to maintain the listing of the Fund will continue to be met or will remain unchanged or that the shares will trade with any volume, or at all. The NAV of the Fund’s shares will generally fluctuate with changes in the market value of the Fund’s portfolio holdings. The market prices of shares will generally fluctuate in accordance with changes in the Fund’s NAV and supply and demand of shares on the NYSE Arca. It cannot be predicted whether the Fund’s shares will trade below, at or above their NAV. Investors who buy the Fund’s shares at a market price that is a premium to NAV face a risk of loss if the market price of their shares subsequently converges with NAV per share. Investors buying or selling Fund shares in the secondary market will pay brokerage commissions or other charges imposed by brokers as determined by that broker. Brokerage commissions are often a fixed amount and may be a significant proportional cost for investors seeking to buy or sell relatively small amounts of shares.

The NYSE Arca may halt trading in the Shares which would adversely impact your ability to sell Shares.

Trading in Shares of the Fund may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in view of the NYSE Arca, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund will be terminated if its Shares are delisted.

The lack of active trading markets for the Shares of the Fund may result in losses on your investment in the Fund at the time of disposition of your Shares.

Although the Shares of the Fund will be listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares of the Fund will be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than what you would receive if an active market did exist.

Risk of Leverage and Volatility

The Fund may become leveraged and may result in losses on all or substantially all of your investment if the Fund’s trading positions suddenly turn unprofitable.

Commodity pools’ trading positions in futures contracts or other commodity interests are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interest’s) entire market value. This feature permits commodity pools to “leverage” their assets by purchasing or selling futures contracts (or other commodity interests) with an aggregate notional amount in excess of the commodity pool’s assets. While this leverage can increase a pool’s profits, relatively small adverse movements in the price of the pool’s commodity interests can cause significant losses to the pool. While the Sponsor does not intend to leverage the Fund’s assets, it is not prohibited from doing so under the Trust Agreement. If the Sponsor was to cause or permit the Fund to become leveraged, you could lose all or substantially all of your investment if the Fund’s trading positions suddenly turn unprofitable.

The price of water can be volatile which could cause large fluctuations in the price of Shares.

As discussed in more detail above, price movements for water are influenced by, among other things, the environment, natural or man-made disasters, governmental oversight and regulation, demographics, economic conditions in the agricultural and industrial business sectors, infrastructure limitations, by existing and future technologic developments, and a variety of other factors now known and unknown, any and all of which can have an impact on the supply, demand, and price fluctuations in the water markets. More generally, commodity prices may be influenced by economic and monetary events such as changes in interest rates, changes in balances of payments and trade, U.S. and international inflation rates, currency valuations and devaluations, U.S. and international economic events, and changes in the philosophies and emotions of market participants. Because the Fund invests primarily in interests in a single commodity, it is not a diversified investment vehicle, and therefore may be subject to greater volatility than a diversified portfolio of stocks or bonds or a more diversified commodity pool.

OTC Contract Risk

OTC transactions are subject to changing regulation.

A portion of the Fund’s assets may be used to trade OTC water interests, such as forward contracts or swaps. The markets for OTC contracts will continue to rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. To date, the forward markets have been largely unregulated, except for anti-manipulation and anti-fraud provisions, forward contracts have been executed bi-laterally and, in general historically, forward contracts have not been cleared or guaranteed by a third party. While increased regulation of OTC commodity interests is likely to result from changes that are required to be effectuated by the Dodd-Frank Act, there is no guarantee that such increased regulation will be effective to reduce these risks.

The Fund will be subject to credit risk with respect to counterparties to OTC contracts entered into by the Fund.

The Fund faces the risk of non-performance by the counterparties to the OTC contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. A counterparty may not be able to meet its obligations to the Fund, in which case the Fund could suffer significant losses on these contracts.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. During any such period, the Fund may have difficulty in determining the value of its contracts with the counterparty, which in turn could result in the overstatement or understatement of the Fund’s NAV. The Fund may eventually obtain only limited recovery or no recovery in such circumstances.

The Fund may be subject to liquidity risk with respect to OTC contracts.

OTC contracts may have terms that make them less marketable than Water Futures Contracts. OTC contracts are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, they are not transferable without the consent of the counterparty. These conditions make such contracts less liquid than standardized futures contracts traded on a commodities exchange and diminish the ability to realize the full value of such contracts. In addition, even if collateral is used to reduce counterparty credit risk, sudden changes in the value of OTC transactions may leave a party open to financial risk due to a counterparty default since the collateral held may not cover a party’s exposure on the transaction in such situations.

In general, valuing OTC derivatives is less certain than valuing actively traded financial instruments such as exchange traded futures contracts and securities because the price and terms on which such OTC derivatives are entered into or can be terminated are individually negotiated, and those prices and terms may not reflect the best price or terms available from other sources. In addition, while market makers and dealers generally quote indicative prices or terms for entering into or terminating OTC contracts, they typically are not contractually obligated to do so, particularly if they are not a party to the transaction. As a result, it may be difficult to obtain an independent value for an outstanding OTC derivatives transaction.

The foregoing liquidity risks could impact adversely affect the Fund’s ability to meet its investment objective.

In addition, regulations adopted by global prudential regulators that are now in effect require certain prudentially regulated entities and certain of their affiliates and subsidiaries (including swap dealers) to include in their derivatives contracts and certain other financial contracts, terms that delay or restrict the rights of counterparties (such as the Funds) to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that the prudentially regulated entity and/or its affiliates are subject to certain types of resolution or insolvency proceedings. Similar regulations and laws have been adopted in non-US jurisdictions that may apply to a Fund’s counterparties located in those jurisdictions. It is possible that these new requirements, as well as potential additional related government regulation, could adversely affect a Fund’s ability to terminate existing derivatives contracts, exercise default rights or satisfy obligations owed to it with collateral received under such contracts.

Risk of Trading in International Markets

Trading in international markets would expose the Fund to credit and regulatory risk.

Currently, the Water Futures Contracts entered into by the Fund are traded on the CME, a United States exchange. However, in the future, a portion of the Fund’s trades may take place on markets or exchanges outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA, or any domestic exchange regulates activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, has the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws. Similarly, the rights of market participants, such as the Fund, in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, the Fund has less legal and regulatory protection than it does when it trades domestically. Currently the Fund does not place trades on any markets or exchanges outside of the United States and does not anticipate doing so in the foreseeable future.

In some of these non-U.S. markets, the performance on a futures contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes the Fund to credit risk. Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

International trading activities would subject the Fund to foreign exchange risk.

The price of any non-U.S. water interest and, therefore, the potential profit and loss on such investment, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised. However, a portion of the trades for the Fund may take place in markets and on exchanges outside of the U.S. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. As a result, changes in the value of the local currency relative to the U.S. dollar may cause losses to the Fund even if the contract is profitable.

The CFTC’s implementation of its regulations under the Dodd-Frank Act may further affect the Fund’s ability to enter into foreign exchange contracts and to hedge its exposure to foreign exchange losses.

International trading could expose the Fund to losses resulting from non-U.S. exchanges that are less developed or less reliable than United States exchanges.

Some non-U.S. exchanges also may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, the Fund may not have the same access to certain positions on foreign trading exchanges as do local traders, and the historical market data on which the Sponsor bases its strategies may not be as reliable or accessible as it is for U.S. exchanges.

Tax Risk

Please refer to “U.S. Federal Income Tax Considerations” for information regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

Your tax liability from holding Shares may exceed the amount of distributions, if any, on your Shares.

Cash or property will be distributed by the Fund at the sole discretion of the Sponsor, and the Sponsor currently does not intend to make cash or other distributions with respect to Shares. You will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on your allocable share of the Fund’s taxable income, without regard to whether you receive distributions or the amount of any distributions. Therefore, the tax liability resulting from your ownership of Shares may exceed the amount of cash or value of property (if any) distributed.

Your allocable share of income or loss for U.S. federal income tax purposes may differ from your economic income or loss on your Shares.

Due to the application of the assumptions and conventions applied by the Fund in making allocations for U.S. federal income tax purposes and other factors, your allocable share of the Fund’s income, gain, deduction or loss may be different than your economic profit or loss from your Shares for a taxable year. This difference could be temporary or permanent and, if permanent, could result in your being taxed on amounts in excess of your economic income.

Items of income, gain, deduction, loss and credit with respect to Shares could be reallocated and the Fund itself could be liable for U.S. federal income tax along with any interest or penalties if the IRS does not accept the assumptions and conventions applied by the Fund in allocating those items, with potential adverse consequences for you.

The Fund intends to be treated as a partnership for United States federal income tax purposes. The U.S. tax rules pertaining to entities taxed as partnerships are complex and their application to publicly traded partnerships such as the Fund, is in many respects uncertain. The Fund will apply certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects Shareholders’ economic gains and losses. These assumptions and conventions may not fully comply with all aspects of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable Treasury Regulations, however, and it is possible that the U.S. Internal Revenue Service (the “IRS”) will successfully challenge our allocation methods and require us to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects you.

The Fund may be liable for U.S. federal income tax on any “imputed underpayment” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed underpayment generally includes increases in allocations of items of income or gains to any investor and decreases in allocations of items of deduction, loss, or credit to any investor without any offset for any corresponding reductions in allocations of items of income or gain to any investor or increases in allocations of items of deduction, loss, or credit to any investor. If the Fund is required to pay any U.S. federal income taxes on any imputed underpayment, the resulting tax liability would reduce the net assets of the Fund and would likely have an adverse impact on the value of the Shares. In such a case, the tax liability would in effect be borne by Shareholders that own shares at the time of such assessment, which may be different persons, or persons with different ownership percentages, than persons owning Shares for the tax year under audit. Under certain circumstances, the Fund may be eligible to make an election to cause Shareholders to take into account the amount of any imputed underpayment, including any interest and penalties. The ability of a publicly traded partnership such as the Fund to make this election is uncertain. If the election is made, the Fund would be required to provide Shareholders who owned beneficial interests in the Shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The investors would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued. For an additional discussion please see “U.S. Federal Income Tax Considerations – Other Tax Matters.”

If the Fund is required to withhold tax with respect to any Non-U.S. Shareholders, the cost of such withholding may be borne by all Shareholders.

Under certain circumstances, the Fund may be required to pay withholding tax with respect to allocations to Non-U.S. Shareholders. Although the Trust Agreement provides that any such withholding will be treated as being distributed to the Non-U.S. Shareholder, the Fund may not be able to cause the economic cost of such withholding to be borne by the Non-U.S. Shareholder on whose behalf such amounts were withheld since the Fund does not intend to make any distributions. Under such circumstances, the economic cost of the withholding may be borne by all Shareholders, not just the Shareholders on whose behalf such amounts were withheld. This could have a material impact on the value of your Shares.

The Fund could be treated as a corporation for federal income tax purposes, which may substantially reduce the value of your Shares.

The Trust expects to receive an opinion of counsel that, under current U.S. federal income tax laws, the Fund will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that, among other things, (i) at least 90 percent of the Fund’s annual gross income consists of “qualifying income” as defined in the Code, (ii) the Fund is organized and operated in accordance with its governing agreements and applicable law, and (iii) the Fund does not elect to be taxed as a corporation for federal income tax purposes. Although the Sponsor anticipates that the Fund will satisfy the “qualifying income” requirement for all of its taxable years, that result cannot be assured. The Fund has not requested and will not request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for federal income tax purposes. If the IRS were to successfully assert that the Fund is taxable as a corporation for federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to Shareholders, the Fund would be subject to tax on its net income for the year at corporate tax rates. In addition, although the Sponsor does not currently intend to make distributions with respect to Shares, any distributions would be taxable to Shareholders as dividend income to the extent of the Fund’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of the Shareholder’s basis in the Shares (and will reduce the basis), and, to the extent it exceeds a Shareholder’s basis in such Shares, as capital gain for Shareholders who hold their Shares as capital assets. Taxation of the Fund as a corporation could materially reduce the after-tax return on an investment in Shares and could substantially reduce the value of your Shares.

Tax legislation that has been or could be enacted may affect you with respect to your investment in the Fund.

Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect the Fund and its Shareholders. Please consult a tax advisor regarding the implications of an investment in Shares of the Teucrium Funds, including without limitation the federal, state, local and foreign tax consequences.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN SHARES; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

THE OFFERING

The Fund in General

The Fund’s investment objective is to provide investors with a cost-efficient way to gain price exposure to the water market. The Sponsor developed the Benchmark as a representation of the water market.

Under normal market conditions, the Fund will invest in the Benchmark Component Futures Contracts and cash and cash equivalents. The Sponsor believes that by investing in Benchmark Component Futures Contracts, the Fund’s net asset value (“NAV”) will closely track the Benchmark. The Sponsor also believes that because of market arbitrage opportunities, the market price at which investors will purchase and sell Shares through their broker-dealer will closely track the Fund’s NAV. The Sponsor believes that the net effect of these relationships is that the Fund’s market price on the NYSE Arca at which investors purchase and sell Shares will closely track the water market, as measured by the Benchmark. However, the Fund may not be successful in implementing its investment objective because the Fund is newly formed and because the Water Futures Contracts are a new type of futures contract with limited trading and operational history.

Consistent with applicable provisions of the Trust Agreement and Delaware law, the Fund has broad authority to make changes to the Fund’s operations. Consistent with this authority, the Fund, in its sole discretion and without shareholder approval or advance notice, may change its investment objective, Benchmark, or investment strategies. The Fund has no current intention to make any such change, and any change is subject to applicable regulatory requirements, including, but not limited to, any requirement to amend applicable listing rules of the NYSE.

The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted. However, by way of example, the Fund may change the term structure or underlying components of the Benchmark in furtherance of the Fund’s investment objective of tracking the price of the Benchmark Water Futures Contracts if, due to market conditions, a potential or actual imposition of position limits by the CFTC or futures exchange rules, or the imposition of risk mitigation measures by a futures commission merchant restricts the ability of the Fund to invest in the current Benchmark Futures Contracts. The Fund would file a current report on Form 8-K and a prospectus supplement to describe any such change and the effective date of the change. Shareholders may modify their holdings of the Fund’s shares in response to any change by purchasing or selling Fund shares through their broker-dealer.

The Fund is organized as a series of the Teucrium Commodity Trust, a statutory trust organized under the laws of the State of Delaware on September 11, 2009. Currently, the Trust has six series that are separate operating commodity pools: the Teucrium Corn Fund, the Teucrium Wheat Fund, the Teucrium Soybean Fund, the Teucrium Sugar Fund, and the Teucrium Agricultural Fund and the Teucrium Water Fund. Additional series of the Trust may be created in the future at the Sponsor’s discretion. The Fund maintains its main business office at Three Main Street, Suite 215, Burlington Vermont 05401. The Fund is a commodity pool. It operates pursuant to the terms of the Trust Agreement, which is dated as of [●], 2020 and grants full management control to the Sponsor.

THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

The Sponsor

The Sponsor of the Trust is Teucrium Trading, LLC, a Delaware limited liability company. The principal office of the Sponsor and the Trust is located at Three Main Street, Suite 215, Burlington, Vermont 05401. The Sponsor registered as a CPO with the CFTC and became a member of the NFA on November 10, 2009. The Sponsor registered as a Commodity Trading Advisor (“CTA”) with the CFTC effective September 8, 2017.

Aside from establishing the series of the Trust, operating those series that have commenced offering their shares, and obtaining capital from a small number of outside investors in order to engage in these activities, the Sponsor has not engaged in any other business activity prior to the date of this prospectus. Under the Trust Agreement, the Sponsor is solely responsible for management and conducts or directs the conduct of the business of the Trust, the Fund, and any series of the Trust that may from time to time be established and designated by the Sponsor. The Sponsor is required to oversee the purchase and sale of Shares by Authorized Purchasers and to manage the Fund’s investments, including to evaluate the credit risk of FCMs and swap counterparties and to review daily positions and margin/collateral requirements. The Sponsor has the power to enter into agreements as may be necessary or appropriate for the offer and sale of the Fund’s Shares and the conduct of the Trust’s activities. Accordingly, the Sponsor is responsible for selecting the Trustee, Administrator, Distributor, the independent registered public accounting firm of the Trust, and any legal counsel employed by the Trust. The Sponsor is also responsible for preparing and filing periodic reports on behalf of the Trust with the SEC and will provide any required certification for such reports. No person other than the Sponsor and its principals was involved in the organization of the Trust or the Fund.

The Sponsor may determine to engage marketing agents who will assist the Sponsor in marketing the Shares. See “Plan of Distribution” for more information.

The Sponsor maintains a public website on behalf of the Fund, www.teucrium.com , which contains information about the Trust, the Fund, and the Shares, and oversees certain services for the benefit of Shareholders.

The Sponsor has discretion to appoint one or more of its affiliates as additional Sponsors.

The Sponsor receives a fee as compensation for services performed under the Trust Agreement. The Sponsor’s fee accrues daily and is paid monthly at an annual rate of 1.00% of the average daily net assets of the Fund. The Fund is newly organized and as of the date of this prospectus has not paid any management fees to the Sponsor. The Fund is also responsible for other ongoing fees, costs and expenses of its operations, including brokerage fees, and legal, printing, accounting, custodial, administration and transfer agency costs, although the Sponsor has borne or will bear the costs and expenses related to the initial offer and sale of Shares. None of the costs and expenses related to the initial registration, offer and sale of Shares, which totaled approximately $[●], were or are chargeable to the Fund, and the Sponsor did not and may not recover any of these costs and expenses from the Fund.

Shareholders have no right to elect the Sponsor on an annual or any other continuing basis or to remove the Sponsor. If the Sponsor voluntarily withdraws, the holders of a majority of the Trust’s outstanding Shares (excluding for purposes of such determination Shares owned by the withdrawing Sponsor and its affiliates) may elect its successor. Prior to withdrawing, the Sponsor must give ninety days’ written notice to the Shareholders and the Trustee.

Ownership or “membership” interests in the Sponsor are owned by persons referred to as “members.” The Sponsor currently has three voting or “Class A” members – Mr. Sal Gilbertie, Mr. Dale Riker and Mr. Carl N. Miller III – and a small number of non-voting or “Class B” members who have provided working capital to the Sponsor. Messrs. Gilbertie and Riker each currently own 45.7% of the Sponsor’s Class A membership interests while Mr. Miller holds the remainder, which is 8.52%.

The Sponsor has an information security program and policy in place. The program takes reasonable care to look beyond the security and controls developed and implemented for the Trust and the Funds directly to the platforms and controls in place for the key service providers. Such review of cybersecurity and information technology plans of key service providers are part of the Sponsor’s disaster recovery and business continuity planning. The Sponsor provides regular training to all employees of the Sponsor regarding cybersecurity topics, in addition to real-time dissemination of information regarding cybersecurity matters as needed. The information security plan is reviewed and updated as needed, but at a minimum on an annual basis.

Management of the Sponsor

In general, under the Sponsor’s Amended and Restated Limited Liability Company Operating Agreement, as amended from time to time, the Sponsor (and as a result the Trust and each Fund) is managed by the officers of the Sponsor. The Chief Executive Officer of the Sponsor is responsible for the overall strategic direction of the Sponsor and has general control of its business. The Chief Investment Officer and President of the Sponsor is primarily responsible for new investment product development with respect to the Funds. The Chief Operating Officer has primary responsibility for trade operations, trade execution, and portfolio activities with respect to the Fund. The Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer acts as the Sponsor’s principal financial and accounting officer. Furthermore, certain fundamental actions regarding the Sponsor, such as the removal of officers, the addition or substitution of members, or the incurrence of liabilities other than those incurred in the ordinary course of business and de minimis liabilities, may not be taken without the affirmative vote of a majority of the Class A members (which is generally defined as the affirmative vote of Mr. Gilbertie and one of the other two Class A members). The Sponsor has no board of directors, and the Trust has no board of directors or officers. The three Class A members of the Sponsor are Sal Gilbertie, Dale Riker and Carl N. Miller III.

The Officers of the Sponsor, one of whom is a Class A Member of the Sponsor, are the following:

Sal Gilbertie has been the President of the Sponsor since its inception, its Chief Investment Officer since September 2011, and its Chief Executive Officer and Secretary since September 17, 2018, and was approved by the NFA as a principal of the Sponsor on September 23, 2009 and registered as an associated person of the Sponsor on November 10, 2009. He maintains his main business office at 65 Adams Road, Easton, Connecticut 06612. Effective July 16, 2012, Mr. Gilbertie was registered with the NFA as the Branch Manager for this location. Since October 18, 2010, Mr. Gilbertie has been an associated person of the Distributor under the terms of the Securities Activities and Services Agreement (“SASA”) between the Sponsor and the Distributor. Additional information regarding the SASA can be found in the section of this disclosure document entitled “Plan of Distribution.” From October 2005 until December 2009, Mr. Gilbertie was employed by Newedge USA, LLC, an FCM and broker-dealer registered with the CFTC and the SEC, where he headed the Renewable Fuels/Energy Derivatives OTC Execution Desk and was an active futures contract and OTC derivatives trader and market maker in multiple classes of commodities. (Between January 2008 and October 2008, he also held a comparable position with Newedge Financial, Inc., an FCM and an affiliate of Newedge USA, LLC.) From October 1998 until October 2005, Mr. Gilbertie was principal and co-founder of Cambial Asset Management, LLC, an adviser to two private funds that focused on equity options, and Cambial Financing Dynamics, a private boutique investment bank. While at Cambial Asset Management, LLC and Cambial Financing Dynamics, Mr. Gilbertie served as principal and managed the day to day activities of the business and the portfolio of both companies. Mr. Gilbertie is 60 years old.

Cory Mullen-Rusin, has been the Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer of the Sponsor since September 17, 2018 and Ms. Mullen-Rusin has primary responsibility for the financial management, compliance and reporting of the Sponsor and is in charge of its books of account and accounting records, and its accounting procedures. She maintains her main business office at Three Main Street, Suite 215, Burlington, Vermont 05401. Ms. Mullen-Rusin was approved by the NFA as a Principal of the Sponsor on October 8, 2018. Ms. Mullen-Rusin began working for the Sponsor in September 2011 and worked directly with the former CFO at Teucrium for seven years. Her responsibilities included aspects of financial planning, financial operations, and financial reporting for the Trust and the Sponsor. Additionally, Ms. Mullen-Rusin assisted in developing, instituting, and monitoring the effectiveness of processes and procedures to comply with all regulatory agency requirements. Ms. Mullen-Rusin graduated from Boston College with a Bachelor of Arts and Science in Communications in 2009, where she was a four-year scholarship player on the NCAA Division I Women’s Basketball team. In 2017, she earned a Master of Business Administration from Nichols College. Ms. Mullen-Rusin is 33 years old.

Steve Kahler, Chief Operating Officer, began working for the Sponsor in November 2011 as Managing Director in the trading division. He became the Chief Operating Officer on May 24, 2012 and served in that capacity through September 6, 2018, at which time he resigned. Mr. Kahler was unemployed from September 7, 2018 until October 10, 2018, when he was reappointed as Chief Operating Officer. Mr. Kahler has primary responsibility for the Trade Operations for the Funds. He maintains his main business office at 13520 Excelsior Blvd., Minnetonka, MN 55345. Mr. Kahler was registered as an Associated Person of the Sponsor on November 25, 2011, approved as a Branch Manager of the Sponsor on March 16, 2012 and approved by the NFA as a Principal of the Sponsor on May 16, 2012. These NFA registrations were withdrawn on September 7, 2018 and then he re-registered as an Associated Person and Branch Office Manager of the Sponsor on October 5,2018 and as a Principal of the Sponsor on October 16, 2018. Since January 18, 2012, Mr. Kahler has been an associated person of the Distributor under the terms of the SASA between the Sponsor and the Distributor. Additional information regarding the SASA can be found in the section of this disclosure document entitled “Plan of Distribution.” Prior to his employment with the Sponsor, Mr. Kahler worked for Cargill Inc., an international producer and marketer of food, agricultural, financial and industrial products and services, from April 2006 until November 2011 in the Energy Division as Senior Petroleum Trader. In October 2006 and while employed at Cargill Inc., Mr. Kahler was approved as an Associated Person of Cargill Commodity Services Inc., a commodity trading affiliate of Cargill Inc. from September 13, 2006 to November 9, 2011. Mr. Kahler graduated from the University of Minnesota with a Bachelors of Agricultural Business Administration and is 53 years old. Mr. Kahler is primarily responsible for making trading and investment decisions for the Fund and other Teucrium Funds, and for directing Fund and other Teucrium Fund trades for execution.

Messrs. Gilbertie, Riker, and Kahler and Ms. Mullen-Rusin are individual “principals,” as that term is defined in CFTC Rule 3.1, of the Sponsor. These individuals are principals due to their positions and/or due to their ownership interests in the Sponsor. Beneficial ownership interests of the principals, if any, are shown under the section entitled “Security Ownership of Principal Shareholders and Management” below and any of the principals may acquire beneficial interests in the Fund in the future. GFI Group LLC is a principal for the Sponsor under CFTC Rules due to its ownership of certain non-voting securities of the Sponsor. NMSIC Classic LLC is a principal of the Sponsor under CFTC Rules due to its greater than 10% capital contribution to the Sponsor.

Prior Performance of the Fund

THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

The Trustee

The sole Trustee of the Trust is Wilmington Trust Company, a Delaware banking corporation. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of Shares and the management of the Trust and the Fund are limited to its express obligations under the Trust Agreement.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Sponsor or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Sponsor. If no successor trustee has been appointed by the Sponsor within such sixty-day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor. The Trust Agreement provides that the Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Trust), and is indemnified by the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this prospectus is a part and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares.

Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Trust and the Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

Because the Trustee has delegated substantially all of its authority over the operation of the Trust to the Sponsor, the Trustee itself is not registered in any capacity with the CFTC.

Operation of the Fund

The investment objective of the Fund is to have the daily changes in the Shares’ NAV reflect the daily changes in the price of the Benchmark Water Futures Contracts. The Benchmark is a weighted average of the closing settlement prices for three equally weighted Nasdaq Veles California Water index futures contracts. Nasdaq Veles California Water index futures contracts will be financially settled and will trade eight consecutive quarterly contracts (March, June, September and December) plus the two nearest serial months which are not included in the quarterly contracts. Settlement for each futures contract will occur the third Wednesday of the expiration month.

The Fund seeks to achieve its investment objective by investing under normal market conditions in Benchmark Component Futures Contracts. Under normal market conditions, the Fund expects that the Fund’s assets will be used to trade Water Futures Contracts and invest in cash and cash equivalents, such as short-term Treasury bills, money market funds, demand deposit accounts and commercial paper. The term “normal market conditions” includes, but is not limited to, the absence of: trading halts in the applicable financial markets generally; operational issues (e.g., systems failure) causing dissemination of inaccurate market information; or force majeure type events such as natural or manmade disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance. The Fund may, as deemed necessary by the fund portfolio managers, obtain exposure to the Benchmark through investment in exchange-listed and/or OTC swap agreements, OTC forward contracts, exchange-listed and/or OTC options, exchange-listed futures and exchange-listed options on futures, a brief description of which may be found in “Appendix A – Glossary of Defined Terms”. However, the Fund does not intend to invest in security-based swaps. The reasons for and circumstances that may result in the portfolio manager investing in such alternative instruments could include, but are not limited to, considerations of market liquidity and relative investment expenses or the imposition of position or accountability limits. The Fund does not have a limit on the percentage of Fund assets that may be invested in swap agreements.

The Fund invests in Benchmark Component Futures Contracts to the fullest extent possible without being leveraged or unable to satisfy its current or potential margin or collateral obligations with respect to its investments in Benchmark Component Futures Contracts. After fulfilling such margin and collateral requirements, the Fund invests the remainder of its proceeds from the sale of baskets in cash and cash equivalents, including money-market funds, investment grade commercial paper, and/or merely holds such assets in cash in interest-bearing accounts. The Fund earns interest and other income from the cash equivalents that it purchases, and on the cash it holds at financial institutions.

The Fund seeks to achieve its investment objective primarily by investing in Benchmark Component Futures Contracts such that the changes in its NAV are expected to closely track the changes in the Benchmark. The Benchmark will have three components, consisting of equally weighted Nasdaq Veles California Water index futures contracts selected from the following contract months: May, June, July, August and September. The Benchmark will always hold a June contract month. The Benchmark will roll upon the expiration of the February, May, June, July and August contract months. The table below shows the annual roll schedule. The Benchmark is not designed to track the spot price of water or water rights.

Roll Month	Old Contract	New Contract	Holdings Post Roll
February	September	May	May, June (1st to expire), June (2nd to expire)*
May	May	July	June (1st to expire), July, June (2nd to expire)
June	June	August	July, August, June (2nd to expire)
July	July	September (2nd to expire)	August, June (1st to expire), September (2nd to expire)
August	August	June (2nd to expire)	June (1st to expire), September, June (2nd to expire)

* 1st to expire – The contract month available for investment that is going to expire first; 2nd to expire – The contract month available for investment that is going to expire second.

The Fund’s total portfolio composition is disclosed each business day that the NYSE Arca is open for trading on the Fund’s website at www.teucrium.com .. The website disclosure of portfolio holdings is made daily and includes, as applicable, the name and value of each commodity futures contract held and those that are pending, and the value of cash and cash equivalents held in the Fund. The Fund’s website also includes the NAV, the 4 p.m. Bid/Ask Midpoint as reported by the NYSE Arca, the last trade price as reported by the NYSE Arca, the shares outstanding, the shares available for issuance, and the shares created or redeemed on that day. The prospectus, Monthly Statements of Account, Quarterly Performance of the Midpoint versus the NAV (as required by the CFTC), and the Roll Dates, as well as Forms 10-Q, Forms 10-K, and other SEC filings for the Fund, are also posted on the website. The Fund’s website is publicly accessible at no charge.

In seeking to achieve the Fund’s investment objective of tracking the Benchmark, the Sponsor reserves the right to enter into or hold Water Futures Contracts other than the Benchmark Component Futures Contracts and/or other water interests on behalf of the Fund. OTC water interests can generally be structured as the parties to the contract desire. Therefore, the Fund might enter into multiple OTC water interests intended to exactly replicate the performance of each of the three Benchmark Component Futures Contracts, or a single OTC water interest designed to replicate the performance of the Benchmark as a whole. Assuming that there is no default by a counterparty to an OTC water interest, the performance of the water interest will necessarily correlate exactly with the performance of the Benchmark or the applicable Benchmark Component Futures Contract. The Fund might also enter into or hold water interests other than the Benchmark Component Futures Contracts to facilitate effective trading, consistent with the discussion of the Fund’s “roll” strategy discussed in the preceding paragraph. In addition, the Fund might enter into or hold water interests that would be expected to alleviate overall deviation between the Fund’s performance and that of the Benchmark that may result from certain market and trading inefficiencies or other reasons.

The Sponsor endeavors to place the Fund’s trades in Benchmark Component Futures Contracts and otherwise manage the Fund’s investments so that the Fund’s average daily tracking error against the Benchmark is less than 10 percent over any period of 30 trading days.

The Fund’s investment objective is to provide investors with a cost-efficient way to gain exposure to the water market. The Sponsor developed the Benchmark as a representation of the water market. Under normal market conditions, the Fund will invest in the Benchmark Component Futures Contracts. The Sponsor believes that by investing in Benchmark Component Futures Contracts, the Fund’s net asset value (“NAV”) will closely track the Benchmark. The Sponsor also believes that because of market arbitrage opportunities, the market price at which investors will purchase and sell Shares through their broker-dealer will closely track the Fund’s NAV. The Sponsor believes that the net effect of these relationships is that the Fund’s market price on the NYSE Arca at which investors purchase and sell Shares will closely track the water market, as measured by the Benchmark.

An investment in the Shares provides a means for diversifying an investor’s portfolio or hedging exposure to changes in water prices. An investment in the Shares allows both retail and institutional investors to easily gain this exposure to the water market in a transparent, cost-effective manner.

The Sponsor employs a “neutral” investment strategy intended to track changes in the Benchmark regardless of whether the Benchmark goes up or goes down. The Fund’s “neutral” investment strategy is designed to permit investors generally to purchase and sell the Fund’s Shares for the purpose of investing indirectly in the water market in a cost-effective manner. Such investors may include participants in the agricultural industry and other industries seeking to hedge the risk of losses in their water related transactions, as well as investors seeking exposure to the water market. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the water market and/or the risks involved in hedging may exist. In addition, the Fund does not expect there to be any meaningful correlation between the performance of the Fund’s investments in cash and cash equivalents and the changes in the price of water or Benchmark Component Futures Contracts. While the level of interest earned on, or the market price of, these investments may in some respects correlate to changes in the price of water, this correlation is not anticipated as part of the Fund’s efforts to meet its objective. This and certain risk factors discussed in this prospectus may cause a lack of correlation between changes in the Fund’s NAV and changes in the price of water.

The Shares issued by the Fund may only be purchased by Authorized Purchasers and only in blocks of 10,000 Shares called Creation Baskets. The amount of the purchase payment for a Creation Basket is equal to the total NAV of Shares in the Creation Basket. Similarly, only Authorized Purchasers may redeem Shares and only in blocks of 10,000 Shares called Redemption Baskets. The amount of the redemption proceeds for a Redemption Basket is equal to the total NAV of Shares in the Redemption Basket. The purchase price for Creation Baskets and the redemption price for Redemption Baskets are the actual NAV calculated at the end of the business day when a request for a purchase or redemption is received by the Fund. The NYSE Arca publishes an approximate NAV intra-day based on the prior day’s NAV and the current price of the Benchmark Component Futures Contracts, but the price of Creation Baskets and Redemption Baskets is determined based on the actual NAV calculated at the end of each trading day.

While the Fund issues Shares only in Creation Baskets, Shares may also be purchased and sold in much smaller increments on the NYSE Arca. These transactions, however, are effected at the bid and ask prices established by the specialist firm(s). Like any listed security, Shares can be purchased and sold at any time a secondary market is open.

The Fund’s Investment Strategy

In managing the Fund’s assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders. Instead, each time one or more baskets are purchased or redeemed, the Sponsor purchases or sells Benchmark Component Futures Contracts with an aggregate market value that approximates the amount of cash received or paid upon the purchase or redemption of the basket(s).

As an example, assume that a Creation Basket is sold by the Fund, and that the Fund’s closing NAV per Share is $25.00. In that case, the Fund would receive $250,000 in proceeds from the sale of the Creation Basket ($25.00 NAV per Share multiplied by 10,000 Shares and ignoring the Creation Basket fee of $250). If one were to assume further that the Sponsor wants to invest the entire proceeds from the Creation Basket in the Benchmark Component Futures Contracts and that the market value of each such Benchmark Component Futures Contracts is $4,950 (or otherwise not a round number), the Fund would be unable to buy an exact number of Water Futures Contracts with an aggregate market value equal to $250,000. Instead, the Fund would be able to purchase 50 Benchmark Component Futures Contracts with an aggregate market value of approximately $247,500. Assuming a margin requirement equal to 10% of the value of the Water Futures Contracts (although the actual percentage is approximately 5%), the Fund would be required to deposit $24,750 in cash with the FCM through which the Water Futures Contracts were purchased. The remainder of the proceeds from the sale of the Creation Basket, $222,750, would remain invested in cash and/or cash equivalents, as determined by the Sponsor from time to time based on factors such as potential calls for margin or anticipated redemptions.

The specific water interests purchased depend on various factors, including a judgment by the Sponsor as to the appropriate diversification of the Fund’s investments. While the Sponsor anticipates that, under normal market conditions, a substantial majority of the Fund’s assets will be invested in CME Water Futures Contracts and cash and cash equivalents, the Sponsor reserves the right to enter into other water interests on behalf of the Fund, including swaps in the OTC market.

The Benchmark Component Futures Contracts are cash-settled and the Fund will not be required to take delivery of water. However, prior to expiration of a contract, the Sponsor may choose to close out existing positions, e.g., in response to ongoing changes in the Benchmark or if it otherwise determines it would be appropriate to do so and reinvest the proceeds in new Benchmark Component Futures Contracts. Positions may also be closed out to meet orders for Redemption Baskets, in which case the proceeds from closing the positions will not be reinvested.

Futures Contracts

Futures contracts are agreements between two parties that are executed on a designated contract market (“DCM”), i.e., a commodity futures exchange, and that are cleared and margined through a derivatives clearing organization (“DCO”), i.e., a clearing house. One party agrees to buy a commodity such as water from the other party at a later date at a price and quantity agreed upon when the contract is made. In market terminology, a party who purchases a futures contract is long in the market and a party who sells a futures contract is short in the market. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

If the price of the commodity increases after the original futures contract is entered into, the buyer of the futures contract will generally be able to sell a futures contract to close out its original long position at a price higher than that at which the original contract was purchased, generally resulting in a profit to the buyer. Conversely, the seller of a futures contract will generally profit if the price of the underlying commodity decreases, as it will generally be able to buy a futures contract to close out its original short position at a price lower than that at which the original contract was sold. Because the Fund seeks to track the Benchmark directly and profit when the price of water increases and, as a likely result of an increase in the price of water, the price of Water Futures Contracts increases, the Fund will generally be long in the market for water and will generally sell Water Futures Contracts only to close out existing long positions.

Futures contracts are typically traded on futures exchanges (i.e. DCMs) such as the CME, which provide centralized market facilities in which multiple persons may trade contracts. Members of a particular futures exchange and the trades executed on such exchange are subject to the rules of that exchange. Futures exchanges and their related clearing organizations (i.e. DCOs) are given reasonable latitude in promulgating rules and regulations to control and regulate their members.

Trades on a futures exchange are generally cleared by the DCO, which provides services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange. The clearing organization effectively becomes the other party to the trade, and each clearing member party to the trade looks only to the clearing organization for performance.

Nasdaq Veles California Water Index

The Water Futures Contract is a new futures contract based on the Nasdaq Veles California Water Index Futures. This contract is financially settled with each contract representing 10 acre-feet of water. The Nasdaq Veles California Water Index Futures track the spot rate price of water in the state of California, based on the volume-weighted average of the transaction prices in California’s five largest and most actively traded water markets.

The Nasdaq Veles California Water Index (NQH20) is based on data provided by WestWater Research, LLC (WestWater) WaterlitixTM database and the methodology was developed by Nasdaq and Veles Water Limited (“Veles”). NQH20 has been published since October 2018.

This index seeks to track the spot price of water rights across the five largest and most actively traded regions in the state of California including California’s surface water market and the following four adjudicated groundwater basins: the Central Basin, the Chino Basin, the Main San Gabriel Basin, and the Mojave Basin.

The index value is calculated weekly after the close of business on Wednesday, representing actual transactions from the previous week which include all activity from both buyers and sellers to assess fair value of the spot market. The index value reflects the weighted average price of water at the source excluding any additional costs, including transportation. The intent is to provide transparent, real time information for the water market. By using actual transactions, the index seeks to reflect an accurate price for water which includes the variability in the water market which can be attributed to periods of drought or unusually wet conditions.

Impact of Position Limits, Accountability Levels, and Price Fluctuation Limits.

Position Limits, Accountability Levels, and Dynamic Price Fluctuation Limits may potentially cause a tracking error between the price of the Shares and the Benchmark. This may in turn prevent you from being able to effectively use the Fund as a way to hedge against water related losses or as a way to indirectly invest in water.

The Fund does not intend to limit the size of the offering and will attempt to expose substantially all of its proceeds to Benchmark Component Futures Contracts and cash and cash equivalents. If the Fund encounters position limits, accountability levels, or price fluctuation limits for Water Futures Contracts, it may then, if permitted under applicable regulatory requirements, purchase other water interests and/or other Water Futures Contracts listed on exchanges other than the CME or foreign exchanges. However, the Water Futures Contracts available on such foreign exchanges may have different underlying sizes, deliveries, and prices. In addition, the Water Futures Contracts available on these exchanges may be subject to their own position limits and accountability levels. In any case, notwithstanding the potential availability of these instruments in certain circumstances, position limits could force the Fund to limit the number of Creation Baskets that it sells.

Price Volatility

Despite dynamic price limits, the price volatility of futures contracts generally has been historically greater than that for traditional securities such as stocks and bonds. Price volatility often is greater day to day as opposed to intra-day. Economic factors that may cause volatility in Water Futures Contracts include but are not limited to the environment, natural or man-made disasters; governmental oversight and regulation; demographics; economic conditions in the agricultural and industrial business sectors; infrastructure limitations; and existing and future technologic developments. There are also various other factors now known and unknown, any and all of which can have an impact on the supply, demand, and price fluctuations in the water markets, including water availability; access problems; Governmental oversight and/or regulation; geopolitical risks such as civil unrest, California and/or other western states splitting into multiple states or seceding; United States federal, state, and local policies and regulations that materially affect the agricultural, electric, mining, crude oil/natural gas production, and other heavy use water utilities and industries,; environmental laws and regulations; and seasonal fluctuations in the price of water. See “Risks Associated with Investing Directly or Indirectly in Water.” Because the Fund invests a significant portion of its assets in futures contracts, the assets of the Fund, and therefore the price of the Fund’s Shares, may be subject to greater volatility than traditional securities.

Term Structure of Futures Contracts and the Impact on Total Return

Over time, the price of water fluctuates based on a number of market factors, including demand for water relative to its supply. The value of Water Futures Contracts likewise fluctuates in reaction to a number of market factors. Because the Fund seeks to maintain its holdings in Water Futures Contracts with a roughly constant expiration profile, the Fund must periodically “roll” futures contract positions, closing out soon to expire contracts that will no longer be part of the Benchmark and entering into subsequent to expire contracts. One factor determining the total return from investing in futures contracts is the price relationship between soon to expire contracts and later to expire contracts.

If the futures market is in a state of backwardation (i.e., when the price of water in the future is expected to be less than the current price), the Fund will buy later to expire contracts for a lower price than the sooner to expire contracts that it sells. Hypothetically, and assuming no changes to either prevailing water prices or the price relationship between soon to expire contracts and later to expire contracts, the value of a contract will rise as it approaches expiration. Over time, if backwardation remained constant, the differences would continue to increase. If the futures market is in contango, the Fund will buy later to expire contracts for a higher price than the sooner to expire contracts that it sells. Hypothetically, and assuming no other changes to either prevailing water prices or the price relationship between the spot price, soon to expire contracts and later to expire contracts, the value of a contract will fall as it approaches expiration. Over time, if contango remained constant, the difference would continue to increase. Historically, the water futures markets have experienced periods of both contango and backwardation. Frequently, whether contango or backwardation exists is a function, among other factors, of the seasonality of the water market and government policy. All other things being equal, a situation involving prolonged periods of contango may adversely impact the returns of the Fund; conversely a situation involving prolonged periods of backwardation may positively impact the returns of the Fund.

Margin Requirements and Marking to Market Futures Positions

“Initial margin” is an amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate an open position in futures contracts. A margin deposit is like a cash performance bond. It helps assure the trader’s performance of the futures contracts that he or she purchases or sells. Futures contracts are customarily bought and sold on initial margin that represents a small percentage of the aggregate purchase or sales price of the contract. The amount of margin required in connection with a particular futures contract is set by the exchange on which the contract is traded. Brokerage firms, such as the Fund’s clearing broker, carrying accounts for traders in commodity interest contracts may require higher amounts of margin as a matter of policy to further protect themselves.

Futures contracts are marked to market at the end of each trading day and the margin required with respect to such contracts is adjusted accordingly. This process of marking to market is designed to prevent losses from accumulating in any futures account. Therefore, if the Fund’s futures positions have declined in value, the Fund may be required to post “variation margin” to cover this decline. Alternatively, if the Fund’s futures positions have increased in value, this increase will be credited to the Fund’s account.

OTC Derivatives

Under normal market conditions, the Fund expects that the Fund’s assets will be used to trade futures and invest in cash and cash equivalents; however, the Fund has the ability to trade exchange-listed and/or OTC contracts and swaps. The Fund does not intend to invest in security-based swaps. A description of such OTC derivatives is included the statement of additional information that is part of this prospectus under the heading “OTC Derivatives.”

The Fund’s Investments in Cash and Cash Equivalents

The Fund seeks to have the aggregate “notional” amount of the Benchmark Component Futures Contracts it holds approximate at all times the Fund’s total NAV. At any given time, however, most of the Fund’s investments are in cash and cash equivalents that support the Fund’s positions in Benchmark Component Futures Contracts. For example, the purchase of a Water Futures Contract with a stated or notional amount of $10 million would not require the Fund to pay $10 million upon entering into the contract; rather, only a margin deposit, approximately 10-20% of the notional amount, would be required. To secure its Water Futures Contract obligations, the Fund would deposit the required margin with the FCM and would separately hold its remaining assets through its Custodian or other financial institution in cash and cash equivalents, specifically in demand deposits, in short-term Treasury Securities held by the FCM, in money-market funds or in commercial paper. Such remaining assets may be used to meet future margin payments that the Fund is required to make on its Water Futures Contracts. Other water interests typically also involve collateral requirements that represent a small fraction of their notional amounts, so most of the Fund’s assets dedicated to these water interests are also held in short-term Treasury Securities, cash, and cash equivalents.

The Fund earns interest and other income from the cash equivalents that it purchases, and on the cash, it holds through the Custodian or other financial institutions. The earned interest and other income increase the Fund’s NAV. The Fund applies the earned interest and other income to the acquisition of additional investments or uses it to pay its expenses. When the Fund reinvests the earned interest and other income, it makes investments that are consistent with its investment objectives.

Any cash equivalent invested in by the Fund will have a remaining maturity of less than 3 months at the time of investment or will be subject to a demand feature that enables that Fund to sell the security within that time period at approximately the security’s face value (plus accrued interest). Any cash equivalents invested in by the Fund will be or will be deemed by the Sponsor to be of investment grade credit quality.

Other Trading Policies of the Fund

Exchange for Related Position

An “exchange for related position” (“EFRP”) can be used by the Fund as a technique to facilitate the exchanging of a futures hedge position against a creation or redemption order, and thus the Fund may use an EFRP transaction in connection with the creation and redemption of shares. The market specialist/market maker that is the ultimate purchaser or seller of shares in connection with the creation or redemption basket, respectively, agrees to sell or purchase a corresponding offsetting shares or futures position which is then settled on the same business day as a cleared futures transaction by the FCMs. The Fund will become subject to the credit risk of the market specialist/market maker until the EFRP is settled within the business day, which is typically 7 hours or less. The Fund reports all activity related to EFRP transactions under the procedures and guidelines of the CFTC and the exchanges on which the futures are traded.

EFRPs are subject to specific rules of the CME and CFTC guidance. It is likely that EFRP mechanisms will significantly change in the future which may make it uneconomical or impossible from a regulatory perspective for the Fund to utilize these mechanisms.

Options on Futures Contracts

An option on a futures contract gives the buyer of the option the right, but not the obligation, to buy or sell a futures contract at a specified price on or before a specified date. The option buyer deposits the purchase price or “premium” for the option with his broker, and the money goes to the option seller. Regardless of how much the market swings, the most an option buyer can lose is the option premium and the commissions and fees associated with the transaction. However, the buyer will typically lose the premium if the exercise price of the option is above (in the case of an option to buy or “call” option) or below (in the case of an option to sell or “put” option) the market value at the time of exercise. Option sellers, on the other hand, face risks similar to participants in the futures markets. For example, since the seller of a call option is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract. Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

                    In addition to Water Futures Contracts, there may be options available in the future on Water Futures Contracts listed on the CME Exchange. These contracts offer investors and hedgers another set of financial vehicles to use in managing exposure to the commodities market. The Fund may purchase and sell (write) options on Water Futures Contracts in pursuing its investment objective, except that it will not sell call options when it does not own the underlying Water Futures Contract. The Fund would make use of options on Water Futures Contracts if, in the opinion of the Sponsor, such an approach would cause the Fund to more closely track its Benchmark or if it would lead to an overall lower cost of trading to achieve a given level of economic exposure to movements in water prices.

Liquidity

The Fund invests only in Water Futures Contracts that, in the opinion of the Sponsor, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests and in OTC commodity interests that, in the opinion of the Sponsor, may be readily liquidated with the original counterparty or through a third party assuming the Fund’s position.

Spot Commodities

While most futures contracts can be physically settled, the Fund does not intend to take or make physical delivery. However, the Fund may from time to time trade in other water interests based on the spot price of water.

Leverage

The Sponsor endeavors to have the value of the Fund’s cash and cash equivalents, whether held by the Fund or posted as margin or collateral, at all times approximate the aggregate market value of its obligations under the Fund’s Benchmark Component Futures Contracts. Commodity pools’ trading positions in futures contracts are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interest’s) entire market value.

Borrowings

The Fund does not intend to nor foresee the need to borrow money or establish credit lines. The Fund maintains cash and cash equivalents, either held by the Fund or posted as margin or collateral, with a value that at all times approximates the aggregate market value of its obligations under Benchmark Component Futures Contracts. The Fund meets its liquidity needs in the normal course of business from the proceeds of the sale of its investments or from the cash and cash equivalents that it intends to hold at all times.

The Water Market

Water is the natural resource required to sustain all life on the planet, arguably making it the most important commodity on Earth. U.S. water usage falls into three major categories: Domestic, agricultural, and industrial use. Note that depending on the source and classification techniques one may find alternate classifications of water use categories. For example, the USGS (US Geological Survey) lists eight use Categories:

●
Public Supply
●
Domestic
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Irrigation
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Thermoelectric Power
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Industrial
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Mining
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Livestock
●
Aquaculture

A primary challenge confronting the United States, particularly the western states, is water scarcity. Water scarcity can be attributed to increased demand from population growth, economic expansion, agricultural production, variable weather patterns and a changing climate.

            Globally, the U.S. ranks first in per capita water consumption and second in total water consumption (behind China). California ranks first in U.S. demand. Competition for water access and resources is increasing between domestic users, agriculture, and industry. Food production and urban expansion could both be threatened by water scarcity, and it is becoming increasingly difficult and expensive to balance the water needs of farmers and expanding population centers. Land values are being impacted by water access and control rights, or the lack thereof. As water availability becomes increasingly variable, state and local governments may play a larger role in the rationing and disbursing of water. Water futures provide a transparent and efficient way to help manage the allocation of water resources, which in turn, helps address the environmental and social impacts of water scarcity.  The WWTR ETF provides investors the ability to obtain price exposure to water futures, thereby providing exposure to a in the critical ESG (Environmental, Social, and Governance) theme of water scarcity.

Urban, industrial, and agricultural demand for water are all likely to increase. As the Earth’s climate continues to change, there may be an increasing need to allocate water efficiently. Trading water rights is a practical and effective means for users to secure their water needs. Water trading has become a fast-growing activity throughout the western United States. California, Washington, Arizona, Colorado, and Texas are the most active markets for the trading of water rights. California has the most actively traded water market in the US.

               Water, like other commodities, typically behaves differently than other asset classes and may help enhance portfolio diversification. Returns of individual commodities, including water, may be driven by multiple differing factors. You can segment your commodity exposure (as with other asset classes) among various categories such as: Energy, Precious Metals, Agriculture, Water, Industrial Metals, etc. Water may be held as a core component of overall exposure to natural resources.

The Fund’s Service Providers

Contractual Arrangements with the Sponsor and Third-Party Service Providers

Sponsor

The Sponsor is responsible for investing the assets of the Fund in accordance with the objectives and policies of the Fund. In addition, the Sponsor arranges for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to the Fund. For these third-party services, the Fund pays the fees set forth in the table below entitled “Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers.” For the Sponsor’s services, the Fund is contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to 1.00% per annum. The Sponsor can elect to waive the payment of this fee in any amount at its sole discretion, at any time and from time to time, in order to reduce the Fund’s expenses or for any other purpose.

Custodian, Registrar, Transfer Agent, Fund Accountant, and Fund Administrator

In its capacity as the Fund’s custodian, the Custodian, currently U.S. Bank, N.A., holds the Fund’s securities, cash and/or cash equivalents pursuant to a custodial agreement. U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Global Fund Services”), an entity affiliated with U.S. Bank, N.A., is the registrar and transfer agent for the Fund’s Shares. In addition, Global Fund Services also serves as Administrator for the Fund, performing certain administrative and accounting services and preparing certain SEC and CFTC reports on behalf of the Fund. The Custodian is located at 1555 North Rivercenter Drive, Suite 302, Milwaukee, Wisconsin 53212. U.S. Bank N.A. is a nationally chartered bank, regulated by the Office of the Comptroller of the Currency, Department of the Treasury, and is subject to regulation by the Board of Governors of the Federal Reserve System. The principal address for Global Fund Services is 615 East Michigan Street, Milwaukee, WI, 53202.

Distributor

The Fund employs Foreside Fund Services, LLC as the Distributor for the Fund. Pursuant to a Consulting Services Agreement, Foreside Consulting Services, LLC, performs certain consulting support services for the Trust’s Sponsor, Teucrium Trading, LLC. Additionally, Foreside Distributors, LLC performs certain distribution consulting services pursuant to a Distribution Consulting Agreement with the Trust’s Sponsor, Teucrium Trading, LLC.

The Distribution Services Agreement among the Distributor, the Sponsor, and the Trust calls for the Distributor to work with the Custodian in connection with the receipt and processing of orders for Creation Baskets and Redemption Baskets and the review and approval of all Fund sales literature and advertising materials. The Distributor and the Sponsor have also entered into a Securities Activities and Service Agreement (the “SASA”) under which certain employees and officers of the Sponsor are licensed as registered representatives or registered principals of the Distributor, under “FINRA” rules (“Registered Representatives”). As Registered Representatives of the Distributor, these persons are permitted to engage in certain marketing activities for the Fund that they would otherwise not be permitted to engage in. Under the SASA, the Sponsor is obligated to ensure that such marketing activities comply with applicable law and are permitted by the SASA and the Distributor’s internal procedures.

The Distributor’s principal business address is Three Canal Plaza, Suite 100, Portland, Maine 04101. The Distributor is a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”) and a member of FINRA.

Clearing Broker

ED&F Man Capital Markets, Inc. (“ED&F Man”) serves as the Fund’s clearing broker to execute and clear the Fund’s futures and provide other brokerage-related services. ED&F Man is registered as an FCM with the CFTC, is a member of the National Futures Association (“NFA”) and is a clearing member of all major U.S. futures exchanges. The Firm’s Designated Self-Regulatory Organization is the Chicago Mercantile Exchange Inc. (www.cmegroup.com). The Firm is also registered as a broker-dealer (“BD”) with the U.S. Securities and Exchange Commission (“SEC”) and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

There have been no material civil, administrative, or criminal proceedings pending, on appeal, or concluded against ED&F Man Capital Markets Inc. or its principals in the past five (5) years. For a list of concluded actions, please go to http://www.nfa.futures.org/basicnet/welcome.aspx. This link will take you to the Welcome Page of the NFA’s Background Affiliation Status Information Center (“BASIC”). At this page, there is a box where you can enter the NFA ID of ED&F Man Capital Markets Inc. (0002613) and then click “Go”. You will be transferred to the NFA’s information specific to ED&F Man Capital Markets Inc. Under the heading “Regulatory Actions”, click “details” and you will be directed to the full list of regulatory actions brought by the CFTC and exchanges.

ED&F Man, in its capacity as a registered FCM, will serve as the Fund’s clearing broker and, as such, will arrange for the execution and clearing of the Fund’s futures and options on futures transactions. ED&F Man acts as clearing broker for many other funds and individuals.

The investor should be advised that ED&F Man is not affiliated with and does not act as a supervisor of the Fund or the Fund’s Sponsor, investment managers, members, officers, administrators, transfer agents, registrars or organizers. Additionally, ED&F Man is not acting as an underwriter or sponsor of the offering of any shares or interests in the Fund and has not passed upon the adequacy of this prospectus, the merits of participating in this offering or on the accuracy of the information contained herein.

Additionally, ED&F Man does not provide any commodity trading advice regarding the Fund’s trading activities. Investors should not rely upon ED&F Man in deciding whether to invest in the Fund or retain their interests in the Fund. Investors should also note that the Fund may select additional clearing brokers or replace ED&F Man as the Fund’s clearing broker.

Commodity Trading Advisor

Currently, the Sponsor does not employ commodity trading advisors. If, in the future, the Sponsor does employ commodity trading advisors, it will choose each advisor based on arm’s length negotiations and will consider the advisor’s experience, fees, and reputation.

Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers

Service Provider	Compensation Paid by the Fund
Teucrium Trading, LLC, Sponsor	1.00% of average net assets annually
U.S. Bank N.A., Custodian U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services, Transfer Agent, Fund Accountant and Fund Administrator

For custody services: [●]% of average gross assets up to $[●], and [●]% of average gross assets over $[●], annually, plus certain per-transaction charges

For Transfer Agency, Fund Accounting and Fund Administration services, based on the total assets for all the Teucrium Funds in the Trust: [●]% of average gross assets on the first $[●], [●]% on the next $[●], [●]% on the next $[●] and [●]% on the balance over $[●] annually

A combined minimum annual fee of $[●] for custody, transfer agency, accounting and administrative services is assessed per Fund.

Foreside Fund Services, LLC, Distributor
The Distributor receives a fee of 0.01% of the Fund’s average daily net assets and an aggregate annual fee of $100,000 for all Teucrium Funds, along with certain expense reimbursements. The asset-based fees which will be paid to the Distributor by the Fund for distribution services will not exceed $140,000 for the two year period immediately following the initial offering of shares (the “two year offering period”). Expense reimbursements consist of costs for sales and advertising review fees and will not exceed $6,000 for the two year offering period.

Under the Securities Activities and Service Agreement (the “SASA”), the Distributor receives compensation from the fund for its activities on behalf of all the Teucrium Funds. The fees paid to the Distributor pursuant to the SASA for this offering will not exceed $6,900 for the two-year offering period. The total expense reimbursement payable to the Distributor relating to the registration, continuing education and other administrative expenses of the Registered Representatives for this offering will not exceed $4,700 for the two-year offering period.

ED&F Man Capital Markets, Inc., Futures Commission Merchant and Clearing Broker	$4.50 per Water Futures Contract half-turn
Wilmington Trust Company, Trustee Employees of the Sponsor Registered with the Distributor (the “Registered Representatives”)
$3,300 annually for the Trust

For Registered Representatives non-marketing services to the Fund, fees will not exceed $150,000 and, for marketing and wholesaling purposes, fees will not exceed $99,000 for the two year offering period. These amounts include expenses that will be reimbursed to the Registered Representatives for travel and other expenses related to their activities for the Fund. Registered Representatives will also receive continuing education valued at a maximum of $275 for the two-year offering period.

Other Non-Contractual Payments by the Fund

The Fund pays for all brokerage fees, taxes and other expenses, including licensing fees for the use of intellectual property, registration or other fees paid to the SEC, FINRA, or any other regulatory agency in connection with the offer and sale of subsequent Shares after its initial registration and all legal, accounting, printing and other expenses associated therewith. The Fund also pays its portion of the fees and expenses for services directly attributable to the Fund such as accounting, financial reporting, regulatory compliance and trading activities, which the Sponsor elected not to outsource. Certain aggregate expenses common to all Teucrium Funds within the Trust are allocated by the Sponsor to the respective funds based on activity drivers deemed most appropriate by the Sponsor for such expenses, including but not limited to relative assets under management and creation order activity. These aggregate common expenses include, but are not limited to, legal, auditing, accounting and financial reporting, tax-preparation, regulatory compliance, trading activities, and insurance costs, as well as fees paid to the Distributor. A portion of these aggregate common expenses are related to the Sponsor or related parties of principals of the Sponsor; these are necessary services to the Teucrium Funds, which are primarily the cost of performing certain accounting and financial reporting, regulatory compliance, and trading activities that are directly attributable to the Fund and are included, primarily, in distribution and marketing fees. As of the date of this prospectus, none of the expenses discussed above have been charged to the Fund.

The Sponsor can elect to pay (or waive reimbursement for) certain fees or expenses that would generally be paid for by the Fund, although it has no contractual obligation to do so. Any election to pay or waive reimbursement for fees that would generally be paid by the Fund, can be changed at the discretion of the Sponsor. All asset-based fees and expenses are calculated on the prior day’s net assets.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. Global Fund Services has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. Global Fund Services keeps a record of all Shareholders and holders of the Shares in certificated form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of investors holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Inter-Series Limitation on Liability

Because the Trust was established as a Delaware statutory trust, each Teucrium Fund and each other series that may be established under the Trust in the future will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series. If any creditor or shareholder of any particular series (such as the Fund) asserts against the series a valid claim with respect to its indebtedness or shares, the creditor or shareholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Trust generally. The assets of the Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of shares in a series. This limitation on liability is referred to as the Inter-Series Limitation on Liability. The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, the Fund or the Sponsor on behalf of the Trust or the Fund, will acknowledge and consent in writing to the Inter-Series Limitation on Liability with respect to such party’s claims.

The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over the Fund. Consistent with Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of the Fund and the Trust to the Sponsor. The Trustee does not provide custodial services with respect to the assets of the Fund.

Plan of Distribution

Buying and Selling Shares

Most investors buy and sell Shares of the Fund in secondary market transactions through brokers. Shares trade on the NYSE Arca under the ticker symbol “WWTR.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges and, as discussed below under “U.S. Federal Income Tax Considerations,” any provisions authorizing the broker to borrow Shares held on your behalf.

Distributor and Authorized Purchasers

The offering of the Fund’s Shares is a best efforts offering. The Fund continuously offers Creation Baskets consisting of 10,000 Shares at their NAV through the Distributor, to Authorized Purchasers. [●] is expected to be the initial Authorized Purchaser. It is expected that on the effective date, the initial Authorized Purchaser will purchase one or more initial Creation Baskets of [●] Shares at a per Share price of $25.00. The initial offering price of $25.00 was set as an appropriate and convenient price that would facilitate secondary market trading of Shares, and the Shares of the Fund acquired by the Sponsor in connection with its initial capital contribution were purchased at a price of $25.00 per Share. All Authorized Purchasers pay a $250 fee for each Creation Basket order.

The following entities have entered into Authorized Purchaser Agreements with respect to the Fund: [●].

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Purchasers, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act. For example, an Authorized Purchaser, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Fund, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Purchasers may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Purchaser may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Purchasers. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Purchasers nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(a)(3) of the 1933 Act.

The Sponsor expects that any broker-dealers selling Shares will be members of FINRA. Investors intending to create or redeem baskets through Authorized Purchasers in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Purchasers may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Creation Baskets.

Calculating NAV

The Fund’s NAV per Share is calculated by:

●	taking the current market value of its total assets, and

●	subtracting any liabilities and dividing the balance by the number of Shares.

Global Fund Services, in its capacity as the Administrator calculates the NAV of the Fund once each trading day. It calculates NAV as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. (EST). The NAV for a particular trading day is released after 4:15 p.m. (EST).

In determining the value of Water Futures Contracts, the Administrator uses the Water Futures Contract settlement price on the exchange on which the contract is traded, except that the “fair value” of Water Futures Contracts (as described in more detail below) may be used when Water Futures Contracts close at their price fluctuation limit for the day. The Administrator determines the value of all other Fund investments as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. (EST), in accordance with the current Services Agreement between the Administrator and the Trust. The value of OTC Water Interests is determined based on the value of the commodity or Futures Contract underlying such water interest, except that a fair value may be determined if the Sponsor believes that the Fund is subject to significant credit risk relating to the counterparty to such water interest. NAV includes any unrealized profit or loss on open water interests and any other credit or debit accruing to the Fund but unpaid or not received by the Fund.

The fair value of a water interest is determined by the Sponsor in good faith and in a manner that assesses the water interest’s value based on a consideration of all available facts and all available information on the valuation date. When a Water Futures Contract has closed at its price fluctuation limit, the fair value determination attempts to estimate the price at which such Water Futures Contract would be trading in the absence of the price fluctuation limit (either above such limit when an upward limit has been reached or below such limit when a downward limit has been reached). Typically, this estimate will be made primarily by reference to the price of comparable water interests trading in the OTC market. The fair value of a water interest may not reflect such security’s market value or the amount that the Fund might reasonably expect to receive for the water interest upon its current sale.

In addition, in order to provide updated information relating to the Fund for use by investors and market professionals, ICE Data Indices, LLC calculates and disseminates throughout the trading day an updated “indicative fund value.” The indicative fund value is calculated by using the prior day’s closing NAV per Share of the Fund as a base and updating that value throughout the trading day to reflect changes in the value of the Fund’s water interests during the trading day. Changes in the value of cash equivalents are not included in the calculation of indicative value. For this and other reasons, the indicative fund value disseminated during NYSE Arca trading hours should not be viewed as an actual real time update of the NAV. NAV is calculated only once at the end of each trading day.

The indicative fund value is disseminated on a per Share basis every 15 seconds during regular NYSE Arca trading hours of 9:30 a.m. (EST) to 4:00 p.m. (EST).  The normal trading hours for Water Futures Contracts on CME are generally shorter than those of the NYSE Arca. This means that there is a gap in time at the beginning and the end of each day during which the Fund’s Shares are traded on the NYSE Arca, but real-time CME trading prices for Water Futures Contracts traded on such exchange are not available. As a result, during those gaps there is no update to the indicative fund value. The trading hours for the CME can be found at: https://www.cmegroup.com/education/articles-and-reports/nasdaq-veles-california-water-index-futures-faq.html#hours.

ICE Data Indices, LLC disseminates the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value is available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of Fund Shares on the NYSE Arca. Investors and market professionals are able throughout the trading day to compare the market price of the Fund and the indicative fund value. If the market price of Fund Shares diverges significantly from the indicative fund value, market professionals may have an incentive to execute arbitrage trades. For example, if the Fund appears to be trading at a discount compared to the indicative fund value, a market professional could buy Fund Shares on the NYSE Arca, aggregate them into Redemption Baskets, and receive the NAV of such Shares by redeeming them to the Trust provided that there is not a minimum number of shares outstanding for the Fund. Such arbitrage trades can tighten the tracking between the market price of the Fund and the indicative fund value.

Creation and Redemption of Shares

The Fund creates and redeems Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of cash, cash equivalents and/or commodity futures equal to the combined NAV of the number of Shares included in the baskets being created or redeemed determined as of 4:00 p.m. (EST) on the day the order to create or redeem baskets is properly received.

Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be (1) either registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor. The Authorized Purchaser Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the cash, cash equivalents and/or commodity futures required for such creations and redemptions. The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by the Sponsor, without the consent of any Shareholder, and the related procedures may generally be amended by the Sponsor without the consent of the Authorized Purchaser. Authorized Purchasers pay a transaction fee of $250 to the Custodian for each creation order they place and a fee of $250 per order for redemptions. Authorized Purchasers who make deposits with the Fund in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Trust or the Sponsor to effect any sale or resale of Shares.

Certain Authorized Purchasers are expected to be capable of participating directly in the physical water and the water interest markets. Some Authorized Purchasers or their affiliates may from time to time buy or sell water or water interests and may profit in these instances.

Each Authorized Purchaser will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or be exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Purchasers may also be regulated under federal and state banking laws and regulations. Each Authorized Purchaser has its own set of rules and procedures, internal controls and information barriers it deems appropriate in light of its own regulatory regime.

Under the Authorized Purchaser Agreement, the Sponsor has agreed to indemnify the Authorized Purchasers against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Purchasers may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Purchaser Agreement for more detail, each of which has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Purchaser may place an order with Global Fund Services in their capacity as the transfer agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when any of the NYSE Arca, the CME, or the New York Stock Exchange is closed for regular trading. Purchase orders must be placed by 12:00 p.m. (EST) or the close of regular trading on the New York Stock Exchange, whichever is earlier. The day on which the Distributor receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Purchaser agrees to deposit cash, cash equivalents, commodity futures and/or a combination thereof with the Fund, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Purchaser must also have wired to the Sponsor the non-refundable transaction fee due for the purchase order. Authorized Purchasers may not withdraw a purchase order without the prior consent of the Sponsor in its discretion.

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of cash, cash equivalents and/or commodity futures that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the purchase order date. The Sponsor determines, directly in its sole discretion or in consultation with the Custodian and the Administrator, the requirements for cash, cash equivalents and/or commodity futures, including the remaining maturities of the cash equivalents, that may be included in deposits to create baskets. If cash equivalents are to be included in a Creation Basket Deposit for orders placed on a given business day, the Administrator will publish an estimate of the Creation Basket Deposit requirements at the beginning of such day.

Delivery of Required Deposits

An Authorized Purchaser who places a purchase order is responsible for transferring to the Fund’s account with the Custodian the required amount of cash, cash equivalents and/or commodity futures by the end of the next business day following the purchase order date or by the end of such later business day, not to exceed three business days after the purchase order date, as agreed to between the Authorized Purchaser and the Custodian when the purchase order is placed (the “Purchase Settlement Date”). Upon receipt of the deposit amount, the Custodian directs DTC to credit the number of baskets ordered to the Authorized Purchaser’s DTC account on the Purchase Settlement Date.

Because orders to purchase baskets must be placed by 12:00 p.m., (EST), but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., (EST), on the date the purchase order is received, Authorized Purchasers will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. The Fund’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

The Sponsor acting by itself or through the Distributor or Custodian may reject a purchase order or a Creation Basket Deposit if:

●	it determines that, due to position limits or otherwise, investment alternatives that will enable the Fund to meet its investment objective are not available or practicable at that time;
●	it determines that the purchase order or the Creation Basket Deposit is not in proper form;
●	it believes that acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Fund or its Shareholders;
●	the acceptance or receipt of the Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful;
●	circumstances outside the control of the Sponsor, Distributor or transfer agent make it, for all practical purposes, not feasible to process creations of baskets;
●
there is a possibility that any or all of the Benchmark Component Futures Contracts of the Fund on the CME from which the NAV of the Fund is calculated will be priced at a dynamic price limit restriction; or

●	if, in the sole discretion of the Sponsor, the execution of such an order would not be in the best interest of the Fund or its Shareholders.

None of the Sponsor, Distributor or transfer agent will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Purchaser can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Purchaser may place an order with the transfer agent to redeem one or more baskets. Redemption orders must be placed by 12:00 p.m. (EST) or the close of regular trading on the New York Stock Exchange, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Distributor. The redemption procedures allow Authorized Purchasers to redeem baskets and do not entitle an individual Shareholder to redeem any Shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Purchaser. By placing a redemption order, an Authorized Purchaser agrees to deliver the baskets to be redeemed through DTC’s book-entry system to the Fund by the end of the next business day following the effective date of the redemption order or by the end of such later business day. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Purchaser must also have wired to the Sponsor’s account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Purchaser may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

Determination of Redemption Distribution

The redemption distribution from the Fund consists of a transfer to the redeeming Authorized Purchaser of an amount of cash, cash equivalents and/or commodity futures that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of Shares to be redeemed under the redemption order is in proportion to the total number of Shares outstanding on the date the order is received. The Sponsor, directly or in consultation with the Custodian and the Administrator, determines the requirements for cash, cash equivalents and/or commodity futures, including the remaining maturities of the cash equivalents and cash, that may be included in distributions to redeem baskets. If cash equivalents are to be included in a redemption distribution for orders placed on a given business day, the Custodian and Administrator will publish an estimate of the redemption distribution composition as of the beginning of such day.

Delivery of Redemption Distribution

The redemption distribution due from a Fund will be delivered to the Authorized Purchaser on the Redemption Settlement Date if the Fund’s DTC account has been credited with the baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the baskets to be redeemed by the end of such date, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day after the Redemption Settlement Date to the extent of remaining whole baskets received. Pursuant to information from the Sponsor, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to the Fund’s DTC account by noon (EST) on the Redemption Settlement Date if the Authorized Purchaser has collateralized its obligation to deliver the baskets through DTC’s book-entry system on such terms as the Sponsor may from time to time determine.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca or CME is closed other than customary weekend or holiday closings, or trading on the NYSE Arca or CME is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of cash equivalents is not reasonably practicable, (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders, (4) if there is a possibility that any or all of the Benchmark Component Futures Contracts of the Fund on the CME from which the NAV of the Fund is calculated will be priced at a daily price limit restriction, or (5) if, in the sole discretion of the Sponsor, the execution of such an order would not be in the best interest of the Fund or its Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Fund’s assets at an appropriate value to fund a redemption. If the Sponsor has difficulty liquidating the Fund’s positions, e.g., because of a market disruption event in the futures markets or an unanticipated delay in the liquidation of a position in an OTC contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the Distributor, or the transfer agent will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. The Sponsor will reject a redemption order if the order is not in proper form as described in the Authorized Purchaser Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 10,000 Shares (i.e., five baskets of 50,000 Shares each) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding Shares and can deliver them.

Creation and Redemption Transaction Fees

To compensate for expenses in connection with the creation and redemption of baskets, an Authorized Purchaser is required to pay a transaction fee of $250 per order to the Custodian. The transaction fees may be reduced, increased or otherwise changed by the Sponsor.

Tax Responsibility

Authorized Purchasers are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser, and agree to indemnify the Sponsor and the Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Fund will create and redeem Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of cash, cash equivalents, and/or commodity futures equal to the total NAV of the number of Shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create. Authorized Purchasers that do offer to the public Shares from the baskets they create will do so at per Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of the Shares at the time the Authorized Purchaser purchased the Creation Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the water interest markets. The prices of Shares offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on the NYSE Arca at the time of sale. Shares initially comprising the same basket but offered by Authorized Purchasers to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Purchaser on behalf of multiple clients. Shares are expected to trade in the secondary market on the NYSE Arca. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of investors who seek to purchase or sell Shares in the secondary market and the liquidity of the water interest markets. While the Shares trade on the NYSE Arca until 4:00 p.m. (EST), liquidity in the markets for water interests may be reduced after the close of the CME. As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

Use of Proceeds

The Sponsor causes the Fund to transfer the proceeds of the sale of Creation Baskets to the Custodian or another financial institution for use in trading activities and/or investment in Benchmark Component Futures Contracts and cash and cash equivalents. Under normal market conditions, the Sponsor invests the Fund’s assets in Benchmark Component Futures Contracts and cash and cash equivalents. When the Fund purchases Benchmark Component Futures Contracts, the Fund is required to deposit with the FCM on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under the Benchmark Component Futures Contracts at maturity. This deposit is known as initial margin. Counterparties in transactions in OTC water interests will generally impose similar collateral requirements on the Fund. The Sponsor invests the Fund’s assets that remain after margin and collateral is posted in cash and cash equivalents. Subject to these margin and collateral requirements, the Sponsor has sole authority to determine the percentage of assets that will be:

●	held as margin or collateral with FCMs or other custodian;
●	used for other investments; and
●	held in bank accounts to pay current obligations and as reserves.

In general, the Fund expects that it will be required to post approximately 10-20% of the notional amount of a Benchmark Component Futures Contracts as initial margin when entering into such Benchmark Component Futures Contracts. Ongoing margin and collateral payments will generally be required for both exchange-traded and OTC water interests based on changes in the value of the water interests. Furthermore, ongoing collateral requirements with respect to OTC water interests are negotiated by the parties, and may be affected by overall market volatility, volatility of the underlying commodity or index, the ability of the counterparty to hedge its exposure under the water interest, and each party’s creditworthiness. In light of the differing requirements for initial payments under exchange-traded and OTC water interests and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of the Fund’s assets will be posted as margin or collateral at any given time. Cash and cash equivalents held by the Fund constitute reserves that are available to meet ongoing margin and collateral requirements. All interest or other income is used for the Fund’s benefit.

An FCM, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to the Fund to hold trading positions at any time. Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held. Further, under recently adopted CFTC rules, the Fund may be obligated to post both initial and variation margin with respect to swaps (and options that qualify as swaps) and traded over-the-counter, and, where applicable, on SEFs.

The approximate 10-20% of the Fund’s assets held by the FCM are held in segregation pursuant to the CEA and CFTC regulations.

The Trust Agreement

The following paragraphs are a summary of certain provisions of the Trust Agreement. The following discussion is qualified in its entirety by reference to the Trust Agreement.

Authority of the Sponsor

The Sponsor is generally authorized to perform all acts deemed necessary to carry out the purposes of the Trust and to conduct the business of the Trust. The Trust and the Fund will continue to exist until terminated in accordance with the Trust Agreement.

The Sponsor’s Obligations

In addition to the duties imposed by the Delaware Trust Statute, under the Trust Agreement the Sponsor has obligations as a Sponsor of the Trust, which include, among others, responsibility for certain organizational and operational requirements of the Trust, as well as fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in the Sponsor’s immediate possession or control.

To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Fund, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Fund, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of the Sponsor. The provisions of the Trust Agreement, to the extent they restrict or eliminate the duties and liabilities of the Sponsor otherwise existing at law or in equity, replace such other duties and liabilities of the Sponsor.

Liability and Indemnification

Under the Trust Agreement, the Sponsor, the Trustee and their respective Affiliates (collectively, “Covered Persons”) shall have no liability to the Trust, the Fund, or to any Shareholder for any loss suffered by the Trust or the Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Shareholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to the Trust Agreement shall be made solely from the assets of the applicable Teucrium Fund without any rights of contribution from the Sponsor or any other Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any administrator or other delegate selected by the Sponsor with reasonable care, provided, however, that the Trustee and its Affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any administrator or other delegate or any other person selected by the Sponsor to provide services to the Trust.

The Trust Agreement also provides that the Sponsor shall be indemnified by the Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the applicable series. The Sponsor’s rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the above, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The payment of any indemnification shall be allocated, as appropriate, among the Trust’s series. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.

The Trust Agreement provides that the Sponsor and the Trust shall indemnify the Trustee and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants (the “Trustee Indemnified Parties”) against any liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes on the compensation received for services as Trustee or on indemnity payments received), claims, actions, suits, costs, expenses or disbursements which may be imposed on a Trustee Indemnified Party relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party, or the action or inaction of the Trustee under the Trust Agreement or any other agreement, except for expenses resulting from the gross negligence or willful misconduct of a Trustee Indemnified Party. Further, certain officers of the Sponsor are insured against liability for certain errors or omissions which an officer may incur or that may arise out of his or her capacity as such.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to the Trust business, such Shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust for all such liability and expense incurred, including attorneys’ and accountants’ fees.

Withdrawal of the Sponsor

The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days’ prior written notice to the holders of the Trust’s outstanding shares and the Trustee. If the withdrawing Sponsor is the last remaining Sponsor, shareholders holding a majority (over 50%) of the outstanding shares of the Teucrium Funds, voting together as a single class (not including shares acquired by the Sponsor through its initial capital contribution) may vote to elect a successor Sponsor. The successor Sponsor will continue the business of the Trust. Shareholders have no right to remove the Sponsor.

In the event of withdrawal, the Sponsor is entitled to a redemption of the shares it acquired through its initial capital contribution to any of the series of the Trust at their NAV per Share. If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

Meetings

Meetings of the Trust’s shareholders may be called by the Sponsor and will be called by it upon the written request of Shareholders holding at least 25% of the outstanding Shares of the Trust or the Fund, as applicable (not including Shares acquired by the Sponsor through its initial capital contribution). The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Shareholders of the Fund of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. Where the meeting is called upon the written request of the shareholders of the Fund, or any other Teucrium Fund, as applicable, such written notice shall be mailed or transmitted not more than 45 days after such written request for a meeting was received by the Sponsor.

Voting Rights

Shareholders have no voting rights with respect to the Trust or the Fund except as expressly provided in the Trust Agreement. The Trust Agreement provides that shareholders representing at least a majority (over 50%) of the outstanding shares of the Teucrium Funds voting together as a single class (excluding shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to (i) continue the Trust by electing a successor Sponsor as described above, and (ii) approve amendments to the Trust Agreement that impair the right to surrender Redemption Baskets for redemption. (Trustee consent to any amendment to the Trust Agreement is required if the Trustee reasonably believes that such amendment adversely affects any of its rights, duties or liabilities.) In addition, shareholders holding shares representing seventy-five percent (75%) of the outstanding shares of the Teucrium Funds, voting together as a single class (excluding shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to dissolve the Trust upon not less than ninety (90) days’ notice to the Sponsor.

Limited Liability of Shareholders

Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware, and no Shareholder shall be liable for claims against, or debts of the Trust or the Fund in excess of his share of the Fund’s assets. The Trust or the Fund shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption unless, under Delaware law, such Shareholder is liable to repay such amount.

The Trust or the Fund shall indemnify to the full extent permitted by law and the Trust Agreement each Shareholder (excluding the Sponsor to the extent of its ownership of any Shares acquired through its initial capital contribution) against any claims of liability asserted against such Shareholder solely because of its ownership of Shares (other than for taxes on income from Shares for which such Shareholder is liable).

The Trust Agreement provides that every written note, bond, contract, instrument, certificate or undertaking made or issued by or on behalf of the Fund shall give notice to the effect that the obligations of such instrument are not binding upon the Shareholders individually but are binding only upon the assets and property of the Fund.

The Sponsor Has Conflicts of Interest

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor may use this notice of conflicts as a defense against any claim or other proceeding made.

The Sponsor’s principals, officers and employees, do not devote their time exclusively to the Funds. Notwithstanding obligations and expectations related to the management of the Sponsor, the Sponsor’s principals, officers and employees may be directors, officers or employees of other entities, and may manage assets of other entities, including the other Teucrium Funds, through the Sponsor or otherwise. As a result, the principals could have a conflict between responsibilities to the Fund on the one hand and to those other entities on the other.

The Sponsor and its principals, officers and employees may trade securities, futures and related contracts for their own accounts, creating the potential for preferential treatment of their own accounts. Shareholders will not be permitted to inspect the trading records of such persons or any written policies of the Sponsor related to such trading. A conflict of interest may exist if their trades are in the same markets and at approximately the same times as the trades for the Fund. A potential conflict also may occur when the Sponsor’s principals trade their accounts more aggressively or take positions in their accounts which are opposite, or ahead of, the positions taken by the Fund.

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests, including the authority of the Sponsor to allocate expenses to and between the Teucrium Funds. Shareholders have very limited voting rights with respect to the Fund, which will limit the ability to influence matters such as amendment of the Trust Agreement, change in the Fund’s basic investment policies, or dissolution of the Fund or the Trust.

The Sponsor serves as the Sponsor to the Teucrium Funds and may in the future serve as the Sponsor or investment adviser to commodity pools other than the Teucrium Funds. The Sponsor may have a conflict to the extent that its trading decisions for the Fund may be influenced by the effect they would have on the other pools it manages. In addition, the Sponsor may be required to indemnify the officers and directors of the other pools, if the need for indemnification arises. This potential indemnification will cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Fund losses and/or termination of the Fund.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Fund, it shall have no duty to offer such opportunity to the Fund. The Sponsor will not be liable to the Fund or the Shareholders for breach of any fiduciary or other duty if the Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Fund, and is not required to share income or profits derived from such business ventures with the Fund.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its Affiliates, on the one hand, and the Trust, any shareholder of a Trust series, or any other person, on the other hand, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of the Trust Agreement or any other agreement contemplated therein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

Interests of Named Experts and Counsel

No expert hired by the Fund to give advice on the preparation of this offering document has been hired on a contingent fee basis, nor do any of them have any present or future expectation of interest in the Sponsor, Distributor, Authorized Purchasers, Custodian/Administrator or other service providers to the Fund.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met. Those conditions require that no indemnification of the Sponsor or any underwriter for the Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification.

Books and Records

The Trust keeps its books of record and account at its office located at Three Main Street, Suite 215, Burlington, VT 05401, or at the offices of the Administrator, U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services located at 777 E. Wisconsin Ave, Milwaukee, Wisconsin 53202, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books of account of the Fund are open to inspection by any Shareholder (or any duly constituted designee of a Shareholder) at all times during the usual business hours of the Fund upon reasonable advance notice to the extent such access is required under CFTC rules and regulations. In addition, the Trust keeps a copy of the Trust Agreement on file in its office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

Statements, Filings, and Reports to Shareholders

The Trust will furnish to DTC Participants for distribution to Shareholders annual reports (as of the end of each fiscal year) for the Fund as are required to be provided to Shareholders by the CFTC and the NFA. These annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor. The Trust will also post monthly reports to the Fund’s website (www.teucrium.com). These monthly reports will contain certain unaudited financial information regarding the Fund, including the Fund’s NAV. The Sponsor will furnish to the Shareholders other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate. In addition, under SEC rules the Trust will be required to file quarterly and annual reports for the Fund with the SEC, which need not be sent to Shareholders but will be publicly available through the SEC. The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on the Fund’s website: www.teucrium.com.

The accountants’ report on its audit of the Fund’s financial statements will be furnished by the Trust to Shareholders upon request. The Trust will file such tax returns, and prepare, disseminate and file such tax reports for the Fund as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation and will make such tax elections for the Fund as it deems advisable.

[_____], will provide tax information in accordance with the Code and applicable U.S. Treasury Regulations. Persons treated as middlemen for purposes of these regulations may obtain tax information regarding the Fund from [___] or from the Fund’s website, www.teucrium.com.

Fiscal Year

The fiscal year of the Fund is the calendar year.

Governing Law

The rights of the Sponsor, the Trust, the Fund, DTC (as registered owner of the Fund’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware, except with respect to causes of action for violations of U.S. federal or state securities laws. The Trust Agreement and the effect of every provision thereof shall control over any contrary or limiting statutory or common law of the State of Delaware, other than the Delaware Trust Statute.

Legal Matters

Litigation and Claims

                    On November 24, 2020, the Sponsor was notified by Dale Riker, the Sponsor’s former Chief Executive Officer, of his intent to file several claims individually and derivatively on behalf of the Sponsor.

                    On November 30, 2020, the Sponsor and certain of its officers and members filed suit in the Court of Chancery of the State of Delaware, in which, among other things, they bring several claims including a request that the Delaware Court enforce its pre-existing judgment. The case is captioned Gilbertie v. Riker, C.A. No. 2020-1018-AGB (Del. Ch.).

                    On December 7, 2020, Dale Riker, individually and derivatively on behalf of the Sponsor, filed suit in the Supreme Court for the State of New York, New York County against the Sponsor, the Sponsor’s officers and the Sponsor’s Class A Members. The case is captioned Riker v. Gilbertie, No. 656794-2020 (N.Y. Sup. Ct.).

                    The Sponsor intends to pursue its claims in Delaware and defend vigorously against Mr. Riker’s claims in New York.

Except as described above, within the past 10 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or the Fund, or any principal or affiliate of any of them.  This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

[_______] has been retained to advise the Trust and the Sponsor with respect to the Shares being offered hereby and has passed upon the validity of the Shares being issued hereunder. [______] has also provided the Sponsor with its opinion with respect to federal income tax matters addressed below in “U.S. Federal Income Tax Considerations.”

Experts

The financial statements of the Trust and management’s assessment of the effectiveness of internal control over financial reporting of the Trust incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of [_____], independent registered public accountants, upon the authority of said firm as experts in accounting and auditing. The financial statements of the Fund included in this prospectus have been so included in reliance upon the reports of [_____], independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Privacy Policy

The following discussion is qualified in its entirety by reference to the privacy policy. A copy of the privacy policy is available at www.teucrium.com.

The Sponsor, the Trust, and the Teucrium Funds have adopted a privacy policy relating to the collection, maintenance, and use of nonpublic personal information about the Teucrium Funds’ current and former investors, as required under federal law. Federal law gives investors the right to limit some but not all sharing of their nonpublic personal information. Federal law also requires the Sponsor to tell investors how it collects, shares, and protects such nonpublic personal information.

Collection of Nonpublic Personal Information

The Sponsor may collect or have access to nonpublic personal information about current and former Fund investors for certain purposes relating to the operation of the Funds. This information may include information received from investors, such as their name, social security number, telephone number, and address, and information about investors’ holdings and transactions in shares of the Teucrium Funds.

Use and Disclosure of Nonpublic Personal Information

The Sponsor does not sell nonpublic personal information to any third parties. The Sponsor primarily uses investors’ nonpublic personal information to complete financial transactions that may be requested. The Sponsor may disclose investors’ nonpublic personal information to third parties under specific circumstances described in the privacy policy. These circumstances include, among others, information needed to complete financial transactions, information released at the direction of an investor, and certain information requested by courts, regulators, law enforcement, or tax authorities. Investors may not opt out of these disclosures.

Investors’ nonpublic personal information, particularly information about investors’ holdings and transactions in shares of the Teucrium Funds, may be shared between and amongst the Sponsor and the Teucrium Funds. An investor cannot opt-out of the sharing of nonpublic personal information between and amongst the Sponsor and the Teucrium Funds. However, the Sponsor and the Teucrium Funds will not use this information for any cross-marketing purposes. In other words, all investors will be treated as having “opted out” of receiving marketing solicitations from Teucrium Funds other than the Teucrium Fund(s) in which it invests.

Protection of Nonpublic Personal Information

As described in the privacy policy, the Sponsor takes safeguards to protect investors’ nonpublic personal information, which include, among others, restricting access to such information, requiring third parties to follow appropriate standards of security and confidentiality, and maintaining physical, technical, administrative, and procedural safeguards.

Teucrium’s Website is hosted in the United States and any data provided to Teucrium is stored in the United States. If you choose to provide Personal Data from regions outside of the United States, then by your submission of such data, you acknowledge and agree that: (a) you are transferring your personal information outside of those regions to the United States voluntarily and with consent; (b) the laws and regulations of the United States shall govern your use of the provision of your information, which laws and regulations may differ from those of your country of residence; and (c) you permit your personal information to be used for the purposes herein and in the Privacy Policy above.

U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of Shares of the Fund and the U.S. federal income tax treatment of the Fund. Except where noted otherwise, it deals only with the tax consequences relating to Shares held as capital assets by U.S. Shareholders (as defined below) who are not subject to special tax treatment. For example, in general it does not address the tax consequences, such as, but not limited to dealers in securities or currencies or commodities, traders in securities or dealers or traders in commodities that elect to use a mark to market method of accounting, financial institutions, tax-exempt entities (except as discussed below), insurance companies, persons holding Shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for federal income tax purposes, persons with “applicable financial statements” within the meaning of Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or holders of Shares whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based on the provisions of the Code, and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

The Sponsor expects to receive the opinion of Vedder Price, counsel to the Trust, that the material U.S. federal income tax consequences to the Fund and to U.S. Shareholders and Non-U.S. Shareholders (as defined below) will be as described in the following paragraphs. In rendering its opinion, Vedder Price will rely on the facts and assumptions described in this prospectus as well as certain factual representations made by the Trust, the Fund, and the Sponsor. This opinion will not be binding on the Internal Revenue Service (the “IRS”) and will not be a guarantee of the results. No ruling has been requested from the IRS with respect to any matter affecting the Fund or prospective investors, and the IRS may disagree with the tax positions taken by the Trust. If the IRS were to challenge the Trust’s tax positions in litigation, they might not be sustained by the courts.

As used herein, the term “U.S. Shareholder” means a Shareholder that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust that (a) is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code, or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Shareholder” is a holder that is not a U.S. Shareholder. If a partnership or other entity or arrangement treated as a partnership holds our Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Shares, the discussion below may not be applicable to you and you should consult your own tax advisor regarding the tax consequences of acquiring, owning and disposing of Shares.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SHARES, AS WELL AS ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Classification of the Trust and the Fund

The Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law. Notwithstanding the Trust’s status as a statutory trust and the Fund’s status as a series of the Trust, due to the nature of its activities the Fund will be treated as a partnership rather than a trust for U.S. federal income tax purposes. In addition, the trading of Shares on the NYSE Arca will cause the Fund to be classified as a “publicly traded partnership” for federal income tax purposes. Under the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity (such as the Fund) not registered under the Investment Company Act of 1940 as amended, and not meeting certain other conditions, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence (the “qualifying income exception”). For this purpose, qualifying income is defined as including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends. In the case of a partnership of which a principal activity is the buying and selling of commodities other than as inventory or of futures, forwards and options with respect to commodities, “qualifying income” also includes income and gains from commodities and from such futures, forwards, options, and, provided the partnership is a trader or investor with respect to such assets, swaps and other notional principal contracts with respect to commodities. The Trust and the Sponsor expect to represent the following to Vedder Price:

●	at least 90% of the Fund’s gross income for each taxable year will constitute “qualifying income” within the meaning of Code section 7704 (as described above);
●	the Fund is organized and will be operated in accordance with its governing documents and applicable law; and
●	the Fund has not elected, and will not elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on these representations, Vedder Price is expected to provide an opinion that the Fund will be treated as a partnership that it is not taxable as a corporation for U.S. federal income tax purposes. The Fund’s taxation as a partnership rather than a corporation will require the Sponsor to conduct the Fund’s business activities in such a manner that it satisfies the requirements of the qualifying income exception on a continuing basis. No assurances can be given that the Fund’s operations for any given year will produce income that satisfies these requirements. Vedder Price will not review the Fund’s ongoing compliance with these requirements and will have no obligation to advise the Trust, the Fund or the Fund’s Shareholders in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.

If the Fund failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case, as a condition of relief, the Fund could be required to pay the government amounts determined by the IRS), the Fund would be taxable as a corporation for federal income tax purposes and would pay federal income tax on its income at regular corporate rates. In that event, Shareholders would not report their share of the Fund’s income or loss on their tax returns. Distributions by the Fund (if any) would be treated as dividend income to the Shareholders to the extent of the Fund’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of the Shareholder’s basis in the Shares (and will reduce the basis), and, to the extent it exceeds a Shareholder’s basis in such Shares, as capital gain for Shareholders who hold their Shares as capital assets. Accordingly, if the Fund were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Fund and on the value of the Shares.

The remainder of this summary assumes that the Fund is classified for federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Shareholders

Tax Consequences of Ownership of Shares

Taxation of the Fund’s Income. No U.S. federal income tax is paid by the Fund on its income. Instead, the Fund files annual partnership returns, and each U.S. Shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deductions and credits reflected on such returns. If the Fund recognizes income, including interest on cash equivalents and net capital gains from cash settlement of Benchmark Component Futures Contracts for a taxable year, Shareholders must report their share of these items even though the Fund makes no distributions of cash or property during the taxable year. Consequently, a Shareholder may be taxable on income or gain recognized by the Fund but receive no cash distribution with which to pay the resulting tax liability or may receive a distribution that is insufficient to pay such liability. Because the Sponsor currently does not intend to make distributions, it is likely that a U.S. Shareholder that realizes net income or gain with respect to Shares for a taxable year will be required to pay any resulting tax from sources other than Fund distributions. Additionally, individuals with modified adjusted gross income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Also included as income subject to the additional 3.8% tax is income from businesses involved in the trading of financial instruments or commodities.

Monthly Conventions for Allocations of the Fund’s Profit and Loss and Capital Account Restatements. Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by considering all facts and circumstances relating to the economic arrangements among the partners. Subject to the possible exception for certain conventions to be used by the Fund as discussed below, allocations pursuant to the Trust Agreement should be considered as having substantial economic effect or being in accordance with Shareholders’ interests in the Fund.

In situations where a partner’s interest in a partnership is redeemed or sold during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. The Fund intends to allocate tax items using an interim closing of the book’s method under which income, gains, losses and deductions will be determined on a monthly basis, taking into account the Fund’s accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during a taxable year will then be allocated among the holders of Shares in proportion to the number of Shares owned by them as of the close of trading on the last trading day of the preceding month (the “monthly allocation convention”).

Under the monthly allocation convention, an investor who disposes of a Share during the current month will be treated as disposing of the Share as of the end of the last day of the calendar month. For example, an investor who buys a Share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because it is deemed to hold the Share through the last day of May) but none of those attributable to April. The tax items attributable to that Share for April will be allocated to the person who held the Share as of the close of trading on the last trading day of March. Under the monthly allocation convention, an investor who purchases and sells a Share during the same month, and therefore does not hold (and is not deemed to hold) the Share at the close of the last trading day of either that month or the previous month, will receive no allocations with respect to that Share for any period. Accordingly, investors may receive no allocations with respect to Shares that they actually held or may receive allocations with respect to Shares attributable to periods that they did not actually hold the Shares.

By investing in Shares, a U.S. Shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to Shareholders by the Fund or the Trust.

For any month in which a Creation Basket is issued or a Redemption Basket is redeemed, the Fund will credit or debit the “book” capital accounts of existing Shareholders with the amount of any unrealized gain or loss, respectively, on Fund assets. For this purpose, unrealized gain or loss will be computed based on the lowest NAV of the Fund’s assets during the month in which Shares are issued or redeemed, which may be different than the value of the assets on the date of an issuance or redemption. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for differences between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or outstanding Shares are redeemed (so-called “reverse Code section 704(c) allocations”). The intended effect of these adjustments is to equitably allocate among Shareholders any unrealized appreciation or depreciation in the Fund’s assets existing at the time of a contribution or redemption for book and tax purposes.

The conventions used by the Fund, as noted above, in making tax allocations may cause a Shareholder to be allocated more or less income or loss for U.S. federal income tax purposes than its proportionate share of the economic income or loss realized by the Fund during the period it held its Shares. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the Shares are sold, but could be permanent. As one example, a Shareholder could be allocated income accruing after it sold its Shares, resulting in an increase in the basis of the Shares (see “Tax Basis of Shares”, below). In connection with the disposition of the Shares, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses”, below).

Section 754 election. The Fund intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that when a secondary market sale of Shares occurs, the Fund adjusts the purchaser’s proportionate share of the tax basis of the Fund’s assets to fair market value, as reflected in the price paid for the Shares, as if the purchaser had directly acquired an interest in the Fund’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax basis of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest. Depending on the price paid for Shares and the tax basis of the Fund’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of Shares may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost-effective manner, the Fund will use certain simplifying conventions and assumptions. In particular, the Fund will obtain information regarding secondary market transactions in its Shares and use this information to adjust the Shareholders’ indirect basis in the Fund’s assets. It is possible the IRS could successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some Shareholders.

Section 1256 Contracts. Under the Code, special rules apply to instruments constituting “section 1256 contracts.” A section 1256 contract is defined as including, in relevant part: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury, and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; and (2) a non-equity option traded on or subject to the rules of a qualified board or exchange. Section 1256 contracts held at the end of each taxable year are treated as if they were sold for their fair market value on the last business day of the taxable year (i.e., are “marked to market”). In addition, any gain or loss realized from a disposition, termination or marking to market of a section 1256 contract is treated as long-term capital gain or loss to the extent of 60% thereof, and as short-term capital gain or loss to the extent of 40% thereof, without regard to the actual holding period (“60-40 treatment”).

Many of the Fund’s Water Futures Contracts will qualify as “section 1256 contracts” under the Code. Some other water interests that are cleared through a qualified board or exchange will also constitute section 1256 contracts. Gain or loss recognized as a result of the disposition, termination or marking to market of the Fund’s section 1256 contracts during a calendar month will be subject to 60-40 treatment and allocated to Shareholders in accordance with the monthly allocation convention. Commodity swaps will most likely not qualify as section 1256 contracts. If a commodity swap is not taxable as a section 1256 contract, any gain or loss on the swap will be recognized at the time of disposition or termination as long-term or short-term capital gain or loss depending on the holding period of the swap in the Fund’s hands.

Foreign exchange gains and losses realized by the Fund in connection with certain transactions involving foreign currency-denominated debt securities, certain futures contracts, forward contracts, options and similar investments denominated in a foreign currency, and payables or receivables denominated in a foreign currency are subject to section 988 of the Code, which generally causes such gain and loss to be treated as ordinary income or loss. To the extent the Fund hold foreign investments, it may be subject to withholding and other taxes imposed by foreign countries. Tax treaties between certain countries and the United States may reduce or eliminate such taxes. Because the amount of the Fund’s investments in various countries will change from time to time, it is not possible to determine the effective rate of such taxes in advance.

Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to Shareholders by the Fund, including but not limited to those described below.

A Shareholder’s deduction of its allocable share of any loss of the Fund is limited to the lesser of (1) the tax basis in its Shares or (2) in the case of a Shareholder that is an individual or a closely held corporation, the amount which the Shareholder is considered to have “at risk” with respect to the Fund’s activities. In general, the amount at risk initially will be a Shareholder’s invested capital. Losses in excess of the amount at risk must be deferred until years in which the Fund generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Individuals and other non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used in future years, subject to these same limitations. In addition, an individual taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

The deduction for expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), is suspended for taxable years beginning after December 31, 2017 and before January 1, 2026. During these taxable years, non-corporate taxpayers will not be able to deduct miscellaneous itemized deductions. Provided the suspension is not extended, for taxable years ending on or after January 1, 2026, miscellaneous itemized deductions are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe management fees the Fund pays to the Sponsor and other expenses of the Fund will constitute investment-related expenses subject to this miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business and will report these expenses consistent with that interpretation. For taxable years beginning on or after January 1, 2026, the Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

● 3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

● 80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

Non-corporate Shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a Shareholder will generally include any interest expense accrued by the Fund and any interest paid or accrued on direct borrowings by a Shareholder to purchase or carry its Shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

If the Fund incurs indebtedness, the Fund’s ability to deduct interest on its indebtedness allocable to its trade or business is limited to an amount equal to the sum of (1) the Fund’s business interest income during the year and (2) 30% of the Fund’s adjusted taxable income for such taxable year, subject to the exception in the Coronavirus Aid, Relief, and Economic Security Act (”CARES Act”) discussed below. If the Fund is not entitled to fully deduct its business interest in any taxable year, such excess business interest expense will be allocated to each Shareholder as excess business interest and can be carried forward by the Shareholder to successive taxable years and used to offset any excess taxable income allocated by the Fund to such Shareholder. Any excess business interest expense allocated to a Shareholder will reduce such Shareholder’s basis in its Shares in the year of the allocation even if the expense does not give rise to a deduction to the Shareholder in that year. Immediately prior to a Shareholder’s disposition of its Shares, the Shareholder’s basis will be increased by the amount by which such basis reduction exceeds the excess interest expense that has been deducted by such Shareholder.

For the Fund’s taxable year beginning in 2020, the CARES Act increases the 30% adjusted taxable income limitation to 50% unless the Fund elects to have the 30% limitation apply.

To the extent that the Fund allocates losses or expenses to you that must be deferred or are disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your Shares. As one example, you could be allocated and required to pay tax on your share of interest income accrued by the Fund for a particular taxable year, and in the same year be allocated a share of a capital loss that you cannot deduct currently because you have insufficient capital gains against which to offset the loss. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your Shares. Shareholders are urged to consult their own professional tax advisor regarding the effect of limitations under the Code on their ability to deduct their allocable share of the Fund’s losses and expenses.

Tax Basis of Shares

A Shareholder’s tax basis in its Shares is important in determining (1) the amount of taxable gain or loss it will realize on the sale or other disposition of its Shares, (2) the amount of non-taxable distributions that it may receive from the Fund, and (3) its ability to utilize its distributive share of any losses of the Fund on its federal income tax return. A Shareholder’s initial tax basis of its Shares will equal its cost for the Shares plus its share of the Fund’s liabilities (if any) at the time of purchase. In general, a Shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Fund as to which the Shareholder or certain affiliates of the Shareholder is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Fund that are not partner nonrecourse liabilities as to any Shareholder.

A Shareholder’s tax basis in its Shares generally will be (1) increased by (a) its allocable share of the Fund’s taxable income and gain and (b) any additional contributions by the Shareholder to the Fund and (2) decreased (but not below zero) by (a) its allocable share of the Fund’s tax deductions and losses and (b) any distributions by the Fund to the Shareholder. For this purpose, an increase in a Shareholder’s share of the Fund’s liabilities will be treated as a contribution of cash by the Shareholder to the Fund and a decrease in that share will be treated as a distribution of cash by the Fund to the Shareholder. Pursuant to certain IRS rulings, a Shareholder will be required to maintain a single, “unified” basis in all Shares that it owns. As a result, when a Shareholder that acquired its Shares at different prices sells less than all of its Shares, such Shareholder will not be entitled to specify particular Shares (e.g., those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.

Treatment of Fund Distributions. If the Fund makes non-liquidating distributions to Shareholders, such distributions generally will not be taxable to the Shareholders for federal income tax purposes except to the extent that the amount of money distributed exceeds the Shareholder’s adjusted basis of its interest in the Fund immediately before the distribution. Any money distributed that is in excess of a Shareholder’s tax basis generally will be treated as gain from the sale or exchange of Shares. For purposes of determining the gain recognized on a distribution from a partnership, a marketable security distributed to a partner is generally treated as money. This treatment, however, does not apply to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Code.

Tax Consequences of Disposition of Shares

If a Shareholder sells its Shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the Shares sold. A Shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of the Fund’s liabilities.

Gain or loss recognized by a Shareholder on the sale or exchange of Shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that allows Shareholders to identify and use the actual holding periods for the Shares sold for purposes of determining whether the gain or loss recognized on a sale of Shares will give rise to long-term or short-term capital gain or loss. It is expected that most Shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for Shares sold. If a Shareholder who has differing holding periods for its Shares fails to make the election or is not able to identify the holding periods of the Shares sold, the Shareholder will have a split holding period in the Shares sold. Under such circumstances, a Shareholder will be required to determine its holding period in the Shares sold by first determining the portion of its entire interest in the Fund that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The Shareholder would then treat each Share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Fund.

Under Section 751 of the Code, a portion of a Shareholder’s gain or loss from the sale of Shares (regardless of the holding period for such Shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Fund. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by the Fund. However, the short-term capital gain on section 1256 contracts resulting from 60-40 treatment, described above, should not be subject to this rule.

If some or all of a Shareholder’s Shares are lent by its broker or other agent to a third party — for example, for use by the third party in covering a short sale — the Shareholder may be considered as having made a taxable disposition of the loaned Shares, in which case —

●	the Shareholder may recognize taxable gain or loss to the same extent as if it had sold the Shares for cash;
●	any of the income, gain, loss or deduction allocable to those Shares during the period of the loan is not reportable by the Shareholder for tax purposes; and
●	any distributions the Shareholder receives with respect to the Shares under the loan agreement will be fully taxable to the Shareholder, most likely as ordinary income.
Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their Shares should consider modifying any applicable brokerage account agreements to prohibit the lending of their Shares.

Other Tax Matters

Information Reporting. The Fund provides tax information to the Shareholders and to the IRS, as required. Shareholders of the Fund are treated as partners for federal income tax purposes. Accordingly, the Fund will furnish Shareholders each year, with tax information on IRS Schedule K-1 (Form 1065), which will be used by the Shareholders in completing their tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for federal income tax purposes. On the basis of this ruling, except as otherwise provided herein, we will treat as a Shareholder any person whose shares are held on their behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the Shares.

Persons who hold an interest in the Fund as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of Shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on Shares they acquire, hold or transfer for their own account. A penalty of $250 per failure (as adjusted for inflation), up to a maximum of $3,000,000 per calendar year (as adjusted for inflation), is imposed by the Code for failure to report such information correctly to the Fund. If the failure to furnish such information correctly is determined to be willful, the per failure penalty increases to $500 (as adjusted for inflation) or, if greater, 10% of the aggregate amount of items required to be reported, and the $3,000,000 maximum does not apply. The nominee is required to supply the beneficial owner of the Shares with the federal income tax information furnished by the Fund.

Partnership Audit Procedures. The IRS may audit the federal income tax returns filed by the Fund. Partnerships are generally treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners.

Tax deficiencies (including interest and penalties) that arise from an adjustment to partnership items generally would be assessed and collected from the partnership (rather than from the partners), and generally would be calculated using maximum applicable tax rates (although such partnership level tax may be reduced or eliminated under limited circumstances). A narrow category of partnerships (generally, partnerships having no more than 100 partners that consist exclusively of individuals, C corporations, S corporations and estates) are permitted to elect out of the partnership-level audit rules. As an alternative to partnership-level tax liability, a partnership may elect to furnish adjusted Schedule K-1s to the IRS and to each person who was a partner in the audit year, stating such partner’s share of any partnership adjustments, and each such partner would then take the adjustments into account on its tax returns in the year in which it receives its adjusted Schedule K-1 (rather than by amending their tax returns for the audited year). If the Fund were subject to a partnership level tax, the economic return of all Shareholders (including Shareholders that did not own Shares in the Fund during the taxable year to which the audit relates) may be affected.

The Trust Agreement provides that if the Fund becomes subject to any tax as a result of any adjustment to taxable income, gain, loss, deduction or credit for any taxable year of the Fund (pursuant to a tax audit or otherwise), such Shareholder (and each former Shareholder) is obligated to indemnify the Fund and the Sponsor against any such taxes (including any interest and penalties) to the extent such tax (or portion thereof) is properly attributable to such Shareholder (or former Shareholder). In addition, the Sponsor, on behalf of the Fund, will be authorized to take any action permitted under applicable law to avoid the assessment of any such taxes against the Fund (including an election to issue adjusted Schedule K-1s to the Shareholders (and/or former Shareholders) which takes such adjustments to taxable income, gain, loss, deduction or credit into account.

Reportable Transaction Rules. In certain circumstances the Code and Treasury Regulations require that the IRS be notified of transactions through a disclosure statement attached to a taxpayer’s United States federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Trust or Shareholders if a Shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its Shares and possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the Shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, significant monetary penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisor concerning the application of these reporting requirements to their specific situation.

Tax-Exempt Organizations. Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from U.S. federal income tax (collectively, “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If the Fund were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization Shareholder, then in computing its UBTI, the Shareholder must include its share of (1) the Fund’s gross income from the unrelated trade or business, whether or not distributed, and (2) the Fund’s allowable deductions directly connected with that gross income. An exempt organization that has more than one unrelated trade or business generally must compute its UBTI separately for each such trade or business.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. The Fund currently does not anticipate that it will borrow money to acquire investments; however, the Fund cannot be certain that it will not borrow for such purpose in the future, which could result in an exempt organization Shareholder having UBTI. In addition, an exempt organization Shareholder that incurs acquisition indebtedness to purchase its Shares in the Fund may have UBTI.

The federal tax rate applicable to an exempt organization Shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Shareholder’s form of organization. The Fund may report to each such Shareholder information as to the portion, if any, of the Shareholder’s income and gains from the Fund for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Fund’s calculation of UBTI will be accepted by the IRS. An exempt organization Shareholder will be required to make payments of estimated federal income tax with respect to its UBTI.

Regulated Investment Companies. Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in qualified publicly traded partnerships. The determination of whether a publicly traded partnership such as the Fund is a qualified publicly traded partnership is made on an annual basis. The Fund expects to be a qualified publicly traded partnership in each of its taxable years. However, such qualification is not assured.

Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed or determinable, annual or periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest;” as discussed below) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is currently subject to a withholding tax at a rate of 37% for individual Shareholders and a rate of 21% for corporate Shareholders. The tax withholding on ECI, which is the highest tax rate under Code section 1 for non-corporate Non-U.S. Shareholders and Code section 11(b) for corporate Non-U.S. Shareholders, may increase in future tax years if tax rates increase from their current levels.

Withholding on Allocations and Distributions. The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer in such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. Although the matter is not free from doubt, the Fund believes that the activities directly conducted by the Fund will not result in the Fund being engaged in a trade or business within the United States. However, there can be no assurance that the IRS would not successfully assert that the Fund’s activities constitute a U.S. trade or business.

In the event that the Fund’s activities were considered to constitute a U.S. trade or business, the Fund would be required to withhold at the highest rate specified in Code section 1 (currently 37%) on allocations of our income to non-corporate Non-U.S. Shareholders and the highest rate specified in Code section 11(b) (currently 21%) on allocations of our income to corporate Non-U.S. Shareholders, when such income is distributed. Non-U.S. Shareholders would also be subject to a 10% withholding tax on the consideration payable upon a sale or exchange of such Non-U.S. Shareholder’s Shares, although the IRS has temporarily suspended this withholding for interests in publicly traded partnerships until regulations implementing such withholding are issued. If recently promulgated regulations are finalized as proposed, such regulations would provide, with respect to transfers of publicly traded interests in publicly traded partnerships effected through a broker, that the obligation to withhold is imposed on the transferor’s broker. However, it is not clear when such regulations will be finalized and if they will be finalized in their current form. A Non-U.S. Shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such Shareholder’s actual U.S. federal income tax liability. Any amount withheld by the Fund will be treated as a distribution to the Non-U.S. Shareholder to the extent possible. In some cases, the Fund may not be able to match the economic cost of satisfying its withholding obligations to a particular Non-U.S. Shareholder, which may result in said cost being borne by the Fund, generally, and accordingly, by all Shareholders.

If the Fund is not treated as engaged in a U.S. trade or business, a Non-U.S. Shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from the Fund or its allocable share of Fund income. Amounts withheld on behalf of a Non-U.S. Shareholder will be treated as being distributed to such Shareholder. If the Fund is not able to match the economic cost of satisfying its withholding obligation to a particular Non-U.S. Shareholder, said cost may have to be borne by the Fund and accordingly by all Shareholders.

To the extent any interest income allocated to a Non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the Non-U.S. Shareholder nor a subsequent distribution of such interest income to the Non-U.S. Shareholder will be subject to withholding, provided that the Non-U.S. Shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, portfolio interest is interest paid on debt obligations issued in registered form, unless the recipient owns 10% or more of the voting power of the issuer. A Non-U.S. Shareholder’s allocable share of interest on U.S. bank deposits, certificates of deposit and discount obligations with maturities from original issue of 183 days or less should also not be subject to withholding. Generally, other interest from U.S. sources paid to the Fund and allocable to Non-U.S. Shareholders will be subject to withholding.

In order for the Fund to avoid withholding on any interest income allocable to Non-U.S. Shareholders that would qualify as portfolio interest, it will be necessary for all Non-U.S. Shareholders to provide the Fund with a timely and properly completed and executed Form W-8BEN (or other applicable form).

Gain from Sale of Shares. Gain from the sale or exchange of Shares may be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual may be subject to a 30% withholding tax on the amount of such individual’s gain.

Branch Profits Tax on Corporate Non-U.S. Shareholders. In addition to the taxes noted above, any Non-U.S. Shareholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the Non-U.S. Shareholder is a “qualified resident.”

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act or “FATCA”, generally imposes a 30% U.S. withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the United States Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners). The types of income subject to the withholding tax include U.S.-source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends. Proposed Treasury Regulations, however, generally eliminate withholding under FATCA on gross proceeds. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% U.S. withholding tax on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. Shareholder and the status of the intermediaries through which it holds Shares, a Non-U.S. Shareholder could be subject to this 30% U.S. withholding tax with respect to distributions on its Shares. Under certain circumstances, a Non-U.S. Shareholder may be eligible for a refund or credit of such taxes.

Prospective Non-U.S. Shareholders should consult their own tax advisor regarding these and other tax issues unique to Non-U.S. Shareholders.

Backup Withholding

The Fund may be required to withhold U.S. federal income tax (“backup withholding”) from payments to: (1) any Shareholder who fails to furnish the Fund with his, her or its correct taxpayer identification number or a certificate that the Shareholder is exempt from backup withholding, and (2) any Shareholder with respect to whom the IRS notifies the Fund that the Shareholder is subject to backup withholding. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular federal income tax liability if appropriate information is provided to the IRS. The backup withholding rate is the fourth lowest rate applicable to individuals under Code section 1(c) (currently 24%) and may increase in future tax years.

Other Tax Considerations

In addition to federal income taxes, Shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, gift, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the Shareholders reside. Although an analysis of those various taxes is not presented here, each prospective Shareholder should consider their potential impact on its investment in the Fund. It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Vedder Price is not expected to provide an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed under the heading “U.S. Federal Income Tax Considerations.”

Investment by ERISA Accounts

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of: (i) an employee benefit plan as defined in ERISA; (ii) a plan as defined in Section 4975 of the Code; or (iii) any collective investment vehicle, business trust, investment partnership, pooled separate account or other entity the assets of which are treated as comprised (at least in part) of “plan assets” under the ERISA “plan assets” rules (“plan asset entity”) who has investment discretion should take into account before deciding to invest the plan’s assets in the Fund. Employee benefit plans under ERISA, plans under the Code and plan asset entities are collectively referred to below as “plans,” and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors. The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in the Fund and the manner in which Shares should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in the Fund, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses, and that an investment in the Fund complies with the terms of the plan. The Sponsor is not undertaking to provide investment advice, or to give advice in a fiduciary capacity, in connection with a plan’s investment in the Fund.

The Fund and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a statutory trust will result in the underlying assets of the statutory trust being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a statutory trust will not be plan assets of a plan that purchases an equity interest in the statutory trust if the equity interest purchased is a publicly offered security. If the underlying assets of a statutory trust are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that trust would be subject to and, in some cases, limited by the provisions of ERISA and Section 4975 of the Code.

The publicly offered security exception described above applies if the equity interest is a security that is:

(1) freely transferable (determined based on the relevant facts and circumstances);

(2) part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

The Sponsor believes that the conditions described above are satisfied with respect to the Shares. The Sponsor believes that the Shares therefore constitute publicly offered securities, and the underlying assets of the Fund should not be considered to constitute plan assets of any plan that purchases Shares.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving a plan and persons who have certain specified relationships to the plan. In general, Shares may not be purchased with the assets of a plan if the Sponsor, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

●	exercise any discretionary authority or discretionary control with respect to management of the plan;
●	exercise any authority or control with respect to management or disposition of the assets of the plan;
●	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;
●	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or
●	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in Shares is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in Shares constitutes an arrangement under which the Fund is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the Shares, (3) the investing plan, by itself, has the authority or influence to cause the Fund to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause the Fund to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from the Fund and its custodial arrangement. If a separate qualifying custodial arrangement is not maintained, an investment in the Shares will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and the Sponsor makes no representation regarding whether an investment in Shares is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the prohibited transaction provisions described above apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in the Fund (and any continued investment in the Fund), or the operation and administration of the fund, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in the Fund is not to be construed as a representation by the Trust, the Fund, the Sponsor, any trading advisor, any clearing broker, the Distributor or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in the Fund in light of the circumstances of the particular plan, current tax law and ERISA.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

The Trust is a reporting company and files annual, quarterly and current reports and other information with the SEC. The rules of the SEC allow the Trust to “incorporate by reference” information that the Trust files with them, which means that the Trust can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC and any future filings that the Trust makes with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (in each case other than those documents or portions of those documents not deemed to have been filed in accordance with SEC rules) between the date of this prospectus and the termination of the offering of the securities to be issued under the registration statement:

●[to be completed by pre-effective amendment]
● [to be completed by pre-effective amendment]

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any document incorporated by reference in the prospectus (excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in that document) at no cost, upon written or oral request at the following address or telephone number:

Teucrium Water Fund
Attention: Cory Mullen-Rusin
Three Main Street, Suite 215
Burlington, VT 05401
(802) 540-0019

The Trust’s Internet website is www.teucrium.com. The Trust makes its electronic filings with the SEC, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on the Trust’s website free of charge as soon as practicable after we file or furnish them with the SEC. The information contained on the Trust’s website is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this prospectus or any applicable prospectus supplement. None of the Trust, the Fund or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of the Fund a registration statement with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, the Fund or the Shares, please refer to the registration statement, which you may inspect online at www.sec.gov. Information about the Trust, the Fund and the Shares can also be obtained from the Fund’s website, which is www.teucrium.com. The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated prospectus annually for the Fund pursuant to the 1933 Act. The reports and other information can be inspected online at www.sec.gov, which is the Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

FINANCIAL STATEMENTS

The financial statements of the Trust have been incorporated into this prospectus and registration statement as described above under “Incorporation By Reference of Certain Information.”

The financial statements of the Fund are set forth below.

TEUCRIUM WATER FUND

Page
Teucrium Water Fund
Report of Independent Registered Accounting Firm	F-2
Statement of Financial Condition as of _________ __, 2020	F-3
Notes to statement of financial condition
CONTENTS

[Fund financial statements to be added by pre-effective amendment.]

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,”“estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the commodities markets and indexes that track such movements, the Fund’s operations, the Sponsor’s plans and references to the Fund’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “What Are the Risk Factors Involved with an Investment in the Fund?” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of its Shares.

APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms have the meanings set forth after such term:

Administrator: U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services

Authorized Purchaser: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to the Fund.

Benchmark: A weighted average of the closing settlement prices for three equally weighted Nasdaq Veles California Water index futures contracts.

Benchmark Component Futures Contracts: The Water Futures Contracts that at any given time make up the Benchmark.

Business Day: Any day other than a day when any of the NYSE Arca, CME, or the New York Stock Exchange is closed for regular trading.

CFTC:  Commodity Futures Trading Commission, an independent federal agency with the mandate to regulate commodity futures and options in the United States.

Code: Internal Revenue Code of 1986, as amended.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

Commodity Pool Operator or CPO:  Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any swap or commodity for future delivery or commodity option on or subject to the rules of any contract market.

Creation Basket: A block of 10,000 Shares used by the Fund to issue Shares.

Custodian: U.S. Bank, N.A.

Distributor: Foreside Fund Services, LLC.

DTC: The Depository Trust Company. DTC will act as the securities depository for the Shares.

DTC Participant: An entity that has an account with DTC.

Exchange Act: The Securities Exchange Act of 1934.

Exchange for Related Position: A privately negotiated and simultaneous exchange of a futures contract position for a swap or other over the counter instrument on the corresponding commodity.

FINRA: Financial Industry Regulatory Authority.

Forward Contract: An over the counter bilateral contract for the purchase or sale of a specified quantity of a commodity at a specified price, on a specified date and at a specified location. Forwards are almost always settled by delivery of the underlying commodity. Although not impossible, it is unusual to settle a Forward financially; therefore, Forwards are generally illiquid.

Futures Contract: An exchange-traded contract traded with standard terms that calls for the delivery of a specified quantity of a commodity at a specified price, on a specified date and at a specified location. Typically, a futures contract is traded out or rolled on an exchange before delivery or receipt of the underlying commodity is required.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

Limited Liability Company (LLC): A type of business ownership combining several features of corporation and partnership structures.

Margin: The amount of equity required for an investment in futures contracts.

NAV: Net Asset Value of the Fund.

NFA: National Futures Association.

NSCC: National Securities Clearing Corporation.

1933 Act: The Securities Act of 1933.

Option: The right, but not the obligation, to buy or sell a futures contract, swap agreement, forward contract or commodity, as applicable, at a specified price on or before a specified date.

Over the counter Derivative:  A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded over the counter or off organized exchanges.

Redemption Basket: A block of 10,000 Shares used by the Fund to redeem Shares.

SEC: Securities and Exchange Commission.

Secondary Market:  The stock exchanges and the over the counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Shareholders: Holders of Shares.

Shares: Common units representing fractional undivided beneficial interests in the Fund.

Sponsor: Teucrium Trading, LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of the Fund.

Spot Contract: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

Water Futures Contracts: Futures contracts for water.

Swap Agreement: An over the counter derivative that generally involves an exchange of a stream of payments between the contracting parties based on a notional amount and a specified index.

Tracking Error: Possibility that the daily NAV of the Fund will not track the Benchmark.

Trust Agreement: The Sixth Amended and Restated Declaration of Trust and Trust Agreement of the Trust effective as of [●], 2020.

Valuation Day: Any day as of which the Fund calculates its NAV.

You: The owner of Shares

STATEMENT OF ADDITIONAL INFORMATION

TEUCRIUM WATER FUND

This statement of additional information is the second part of a two-part document. The first part is the Fund’s disclosure document. The disclosure document and this statement of additional information are bound together, and both parts contain important information. This statement of additional information should be read in conjunction with the disclosure document. To obtain a copy of the disclosure document without charge, call the Fund at (802) 540-0019. Before you decide whether to invest, you should read the entire prospectus carefully and consider the risk factors beginning on page 11.

This statement of additional information and accompanying disclosure document are both dated December 10, 2020.

TEUCRIUM WATER FUND
STATEMENT OF ADDITIONAL INFORMATION

OTC Derivatives

In addition to futures contracts, options on futures contracts, derivative contracts that are tied to various commodities, including water, are entered into outside of public exchanges. These “OTC” or “over the counter” contracts are entered into between two parties in private contracts, or on a recently formed swap execution facility (“SEF”) for standardized swaps. Unlike Water Futures Contracts, which are guaranteed by a clearing organization, each party to an OTC derivative contract bears the credit risk of the other party (unless such OTC swap is cleared through a DCO), i.e., the risk that the other party will not be able to perform its obligations under its contract.

Some OTC derivatives contracts contain relatively standardized terms and conditions and are available from a wide range of participants. Others have highly customized terms and conditions and are not as widely available. While the Fund may enter into these more customized contracts, the Fund will only enter into OTC contracts containing certain terms and conditions, as discussed further below, that are designed to minimize the credit risk to which the Fund will be subject and only if the terms and conditions of the contract are consistent with achieving the Fund’s investment objective of tracking the Benchmark. The OTC contracts that the Fund may enter into will take the form of either forward contracts, swaps or options.

A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract except that, unlike a futures contract it cannot be financially settled (i.e., one must intend to make or take delivery of a commodity under a forward contract). Unlike futures contracts, however, forward contracts are typically privately negotiated or are traded in the OTC markets. Forward contracts for a given commodity are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved. Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. However, in some very limited instances such contracts may provide a right of look out that will allow for the receipt of profit and payment for losses prior to the delivery date.

An OTC swap agreement is a bilateral contract to exchange a periodic stream of payments determined by reference to a notional amount, with payment typically made between the parties on a net basis. For instance, in the case of a water swap, the Fund may be obligated to pay a fixed price per acre foot of water multiplied by a notional number of acre feet and be entitled to receive an amount per acre foot equal to the current value of an index of water prices, the price of a specified Water Futures Contract, or the average price of a group of Water Futures Contracts such as the Benchmark (times the same notional number of acre feet. Each party to the swap is subject to the credit risk of the other party. The Fund only enters into OTC swaps on a net basis, where the two payment streams are netted out on a daily basis, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Swaps do not generally involve the delivery of underlying assets or principal and are therefore financially settled. Accordingly, the Fund’s risk of loss with respect to an OTC swap generally is limited to the net amount of payments that the counterparty is contractually obligated to make less any collateral deposits the Fund is holding.

To reduce the credit risk that arises in connection with OTC contracts, the Fund generally enters into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. that provides for the netting of the Fund’s overall exposure to its counterparty and for daily payments based on the marked to market value of the contract.

The creditworthiness of each potential counterparty will be assessed by the Sponsor. The Sponsor assesses or reviews, as appropriate, the creditworthiness of each potential or existing counterparty to an OTC contract pursuant to guidelines approved by the Sponsor. The creditworthiness of existing counterparties will be reviewed periodically by the Sponsor. The Sponsor’s President, Chief Investment Officer, and Chief Executive Officer has over 25 years of experience in OTC derivatives trading, including the counterparty creditworthiness analysis inherent therein. There is no guarantee that the Sponsor’s creditworthiness analysis will be successful and that counterparties selected for Fund transactions will not default on their contractual obligations.

The Fund also may require that a counterparty be highly rated and/or provide collateral or other credit support. The Sponsor on behalf of the Fund may enter into OTC contracts with various types of counterparties, including: (a) entities registered as swap dealers (“SD”) or major swap participants (“MSP”), or (b) any other entities that qualify as eligible contract participants (“ECP”).

After the enactment of the Dodd-Frank Act, swaps (and options that are regulated as swaps) are subject to the CFTC’s exclusive jurisdiction and are regulated as rigorously as futures. Generally, however, if a swap is entered into with an SD or MSP, such counterparty will conduct all necessary compliance with respect to swaps and options under the Dodd-Frank Act.

If the futures market is in a state of backwardation (i.e., when the price of water in the future is expected to be less than the current price), the Fund will buy later to expire contracts for a lower price than the sooner to expire contracts that it sells. Hypothetically, and assuming no changes to either prevailing water prices or the price relationship between immediate delivery, soon to expire contracts and later to expire contracts, the value of a contract will rise as it approaches expiration. If the futures market is in contango, the Fund will buy later to expire contracts for a higher price than the sooner to expire contracts that it sells. Hypothetically, and assuming no other changes to either prevailing water prices or the price relationship between the spot price, soon to expire contracts and later to expire contracts, the value of a contract will fall as it approaches expiration. Historically, the water futures markets have experienced periods of both contango and backwardation. Frequently, whether contango or backwardation exists is a function, among other factors, of the seasonality of the water market and the actual or perceived availability of water supplies in both current and future time periods. All other things being equal, a situation involving prolonged periods of contango may adversely impact the returns of the Funds; conversely a situation involving prolonged periods of backwardation may positively impact the returns of the Funds.

Commodity Market Participants

The two broad classes of persons who trade commodities are hedgers and speculators. Hedgers include financial institutions that manage or deal in interest rate-sensitive instruments, foreign currencies or stock portfolios, and commercial market participants, such as farmers and manufacturers, that market or process commodities. Hedging is a protective procedure designed to effectively lock in prices that would otherwise change due to an adverse movement in the price of the underlying commodity, such as the adverse price movement between the time a merchandiser or processor enters into a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. For example, if a hedger contracts to physically sell the commodity at a future date, he may simultaneously buy a futures or forward contract for the necessary equivalent quantity of the commodity. At the time for performance of the physical contract, the hedger may accept delivery under his futures contract and sell the commodity quantity as required by the physical contract or he may buy the actual commodity, sell it under the physical contract and close out his futures contract position by making an offsetting sale.

The Commodity Interest markets enable the hedger to shift the risk of price fluctuations. The usual objective of the hedger is to protect the profit that he expects to earn from farming, merchandising, or processing operations rather than to profit from his trading. However, at times the impetus for a hedge transaction may result in part from speculative objectives and hedgers can end up paying higher prices than they would have if they did not enter into a Commodity Interest transaction if current market prices are lower than the locked-in price.

Unlike the hedger, the speculator generally expects neither to make nor take delivery of the underlying commodity. Instead, the speculator risks his capital with the hope of making profits from price fluctuations in the commodities. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely make or take delivery of the underlying commodity; rather they attempt to close out their positions prior to the delivery date. A speculator who takes a long position generally will make a profit if the price of the underlying commodity goes up and incur a loss if the price of the underlying commodity goes down, while a speculator who takes a short position generally will make a profit if the price of the underlying commodity goes down and incur a loss if the price of the underlying commodity goes up.

Regulation

The regulation of futures markets, futures contracts, and futures exchanges has historically been comprehensive. The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency including, for example, the retroactive implementation of speculative position limits, increased margin requirements, the establishment of daily price limits and the suspension of trading on an exchange or trading facility.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only SRO for commodity interest professionals, other than futures exchanges. The CFTC has delegated to the NFA responsibility for the registration of CPOs and FCMs and their respective associated persons. The Sponsor and the Fund’s clearing broker are members of the NFA. As such, they will be subject to NFA standards relating to fair trade practices, financial condition and consumer protection. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members. Neither the Trust nor the Teucrium Funds are required to become a member of the NFA. The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. There is a possibility of future regulatory changes within the United States altering, perhaps to a material extent, the nature of an investment in the Fund, or the ability of a Fund to continue to implement its investment strategy. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Teucrium Funds is impossible to predict but could be substantial and adverse.

The CFTC possesses exclusive jurisdiction to regulate the activities of commodity pool operators and commodity trading advisors with respect to "commodity interests," such as futures and swaps and options, and has adopted regulations with respect to the activities of those persons and/or entities. Under the Commodity Exchange Act (“CEA”), a registered commodity pool operator, such as the Sponsor, is required to make annual filings with the CFTC and the NFA describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered commodity pool operators. Pursuant to this authority, the CFTC requires commodity pool operators to keep accurate, current and orderly records for each pool that they operate. The CFTC may suspend the registration of a commodity pool operator (1) if the CFTC finds that the operator’s trading practices tend to disrupt orderly market conditions, (2) if any controlling person of the operator is subject to an order of the CFTC denying such person trading privileges on any exchange, and (3) in certain other circumstances. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until that registration were to be reinstated, from managing the Fund, and might result in the termination of the Fund if a successor sponsor is not elected pursuant to the Trust Agreement. Neither the Trust nor the Fund is required to be registered with the CFTC in any capacity.

The Fund’s investors are afforded prescribed rights for reparations under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker or an FCM, introducing broker, commodity trading advisor, CPO, and their respective associated persons.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA has approved or endorsed that person or that person’s trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.

Trading venues in the United States are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market (i.e. a futures exchange) or a swap execution facility. Clearing organizations are also subject to the CEA and the rules and regulations adopted thereunder as administered by the CFTC. The CFTC’s function is to implement the CEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves as SROs exercise regulatory and supervisory authority over their member firms.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted in response to the economic crisis of 2008 and 2009 and it significantly altered the regulatory regime to which the securities and commodities markets are subject. To date, the CFTC has issued proposed or final versions of almost all of the rules it is required to promulgate under the Dodd-Frank Act, and it continues to issue proposed versions of additional rules that it has authority to promulgate. Provisions of the new law include the requirement that position limits be established on a wide range of commodity interests, including agricultural, energy, and metal-based commodity futures contracts, options on such futures contracts and uncleared swaps that are economically equivalent to such futures contracts and options (“Reference Contracts”); new registration and recordkeeping requirements for swap market participants; capital and margin requirements for “swap dealers” and “major swap participants,” as determined by the new law and applicable regulations; reporting of all swap transactions to swap data repositories; and the mandatory use of clearinghouse mechanisms for sufficiently standardized swap transactions that were historically entered into in the OTC market, but are now designated as subject to the clearing requirement; and margin requirements for OTC swaps that are not subject to the clearing requirements.

In addition, considerable regulatory attention has recently been focused on non-traditional publicly distributed investment pools such as the Fund. Furthermore, various national governments have expressed concern regarding the disruptive effects of speculative trading in certain commodity markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Teucrium Funds is impossible to predict but could be substantial and adverse.

The Dodd-Frank Act was intended to reduce systemic risks that may have contributed to the 2008/2009 financial crisis. Since the first draft of what became the Dodd-Frank Act, supporters and opponents have debated the scope of the legislation. As the Administrations of the U.S. change, the interpretation and implementation will change along with them. Nevertheless, regulatory reform of any kind may have a significant impact on U.S. regulated entities.

Position Limits, Aggregation Limits, Price Fluctuation Limits

The CFTC and US futures exchanges impose limits on the maximum net long or net short speculative positions that any person may hold or control in any particular futures or options contracts traded on US futures exchanges. For example, the CFTC currently imposes speculative position limits on a number of agricultural commodities (e.g., corn, oats, wheat, soybeans and cotton) and US futures exchanges currently impose speculative position limits on many other commodities. A Fund could be required to liquidate positions it holds in order to comply with position limits or may not be able to fully implement trading instructions generated by its trading models, in order to comply with position limits. Any such liquidation or limited implementation could result in substantial costs to a Fund.

The Dodd-Frank Act significantly expanded the CFTC’s authority to impose position limits with respect to futures contracts and options on futures contracts, swaps that are economically equivalent to futures or options on futures, and swaps that are traded on a regulated exchange and certain swaps that perform a significant price discovery function. On December 16, 2016, the CFTC issued a final rule to amend part 150 of the CFTC’s regulations with respect to the policy for aggregation under the CFTC’s position limits regime for futures and option contracts on nine agricultural commodities (“the Aggregation Requirements”). This final rule addressed the circumstances under which market participants would be required to aggregate all their positions, for purposes of the position limits, of all positions in Reference Contracts of the 9 agricultural commodities held by a single entity and its affiliates, regardless of whether such positions exist on US futures exchanges, non-US futures exchanges, or in OTC swaps. An affiliate of a market participant is defined as two or more persons acting pursuant to an express or implied agreement or understanding. The Aggregation Requirements became effective on February 14, 2017. On August 10, 2017, the CFTC issued a No-Action Relief Letter No. 17-37 to clarify several provisions under Regulation 150.4, regarding position aggregation filing requirements of market participants. The Sponsor does not anticipate that this order will have an impact on the ability of a Fund to meet its respective investment objectives.

The aggregate position limits currently in place under the current position limits and the Aggregation Requirements are as follows for each of the commodities traded by the Fund:

Commodity Future	Spot Month Position Limit	All Month Aggregate Position Limit
Water	35,000 contracts	50,000 contracts

The CFTC has attempted to exercise authority to enact additional and more restricted speculative position limits with respect to futures and options on futures on so-called “exempt commodities” (which includes most energy and metals contracts) and with respect to agricultural commodities, but those proposed limits were vacated by a United States District Court. The CFTC has once again attempted to enact additional and more restrictive limits. On January 30, 2020, the CFTC proposed a rule which is intended to replace the CFTC’s current rules on position limits. The proposed rules would establish position limits with respect to 25 “core referenced futures contracts,” identified as the most liquid, physically settled exchange-traded futures contracts. The 25 contracts include the nine “legacy” agricultural futures contracts that are currently subject to CFTC position limits, seven additional agricultural futures contracts, five metals futures contracts and four energy futures contracts. With certain exceptions, cash-settled futures contracts that are directly or indirectly linked to the to the price of the physically settled contract or the underlying commodity and economically equivalent swaps, as defined, also would be subject to the proposed position limits. The proposed rule, if adopted, could impact the Fund. For a discussion generally regarding the risks that position limits may pose for the Fund, see the risk factor in “WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN THE FUND” regarding position limits, accountability levels and dynamic price fluctuation limits.

With the exception of the nine legacy agricultural contracts, the CFTC’s position limits would apply only in the spot month. These limits would generally be set at 25 percent of the deliverable supply, but may be higher or lower for certain contracts. With respect to the non-legacy contracts, the rule would require the relevant exchange on which the contracts are traded to adopt either position limits or position accountability levels.

The proposed rules also would expand the current list of enumerated bona fide hedges to include, for example, hedges of anticipated merchandizing. To provide market participants with greater flexibility on managing their business risks, the proposal also provides guidance on whether and when market participants are permitted to measure risk on a gross basis rather than a net basis. However, firms will be required to measure risk on a consistent basis. Enumerated hedges are self-effectuating. That is, no prior approval would be required from the CFTC, although a market participant would be required to obtain approval from the relevant exchange. Self-effectuating hedge exemptions also would be available for other transactions such as spreads and pass-through swaps as approved by exchanges. With respect to non-enumerated hedge exemptions, a market participant would be required to file a request to exceed the position limit with the relevant exchange. If the exchange grants the request for a non-enumerated hedge exemption, the exchange will forward its decision to the CFTC for review. The exemption will be deemed granted provided the CFTC does not intervene during a 10-day review period. The market participant would not be permitted to exceed the applicable position limit until the 10-day review period lapses. Importantly, the CFTC may act solely through its commissioners and not through staff. In terms of process changes, the CFTC is proposing to eliminate Form 204 cash positions report and the cash information reported under Form 304. Comments on the proposed rule must be submitted no later than 90 days after approval of the proposal by the CFTC (i.e., April 29, 2020). The CFTC does not intend to extend the comment period.

It is unknown at this time the effect that such passage, adoption or modification will have, positively or negatively, on our industry or on a Fund. The size or duration of positions available to a Fund may be severely limited. Pursuant to the CFTC’s and the exchanges’ aggregation requirements, all accounts owned or managed by the Sponsor are likely to be combined for speculative position limits purposes. The Funds could be required to liquidate positions it holds in order to comply with such limits, or may not be able to fully implement trading instructions generated by its trading models, in order to comply with such limits. Any such liquidation or limited implementation could result in substantial costs to a Fund.

These new regulations and the resulting increased costs and regulatory oversight requirements may result in market participants being required or deciding to limit their trading activities, which could lead to decreased market liquidity and increased market volatility. In addition, transaction costs incurred by market participants are likely to be higher due to the increased costs of compliance with the new regulations. These consequences could adversely affect a Fund’s returns.

Margin for OTC Uncleared Swaps

During 2015 and 2016, the CFTC and the US bank prudential regulators completed their rulemakings under the Dodd-Frank Act on margin for uncleared OTC swaps (and option agreements that qualify as swaps). Margin requirements went into effect for the largest swap entities in September 2016 and went into effect for financial end users in March 2017. Under these regulations, swap dealers (such as sell-side counterparties to swaps), major swap participants, and financial end users (such as buy-side counterparties to swaps who are not physical traders) are required in most instances, to post and collect initial and variation margin, depending on the regulatory classification of their counterparty. European and Asian regulators are also implementing similar regulations, which were scheduled to become effective on the same dates as the US-promulgated rules. As a result of these requirements, additional capital will be required to be committed to the margin accounts to support transactions involving uncleared OTC swaps and, consequently, these transactions may become more expensive. While the Fund currently does not generally engage in uncleared OTC swaps, to the extent they do so in the future, the additional margin required to be posted could adversely impact the profitability (if any) to the Fund from entering into these transactions.

FCMs

The CEA requires all FCMs, such as the Teucrium Funds’ clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades. The CEA authorizes the CFTC to regulate trading by FCMs and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA. The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.

On November 14, 2013, the CFTC published final regulations that require enhanced customer protections, risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures and auditing and examination programs for FCMs. The rules are intended to afford greater assurances to market participants that customer segregated funds and secured amounts are protected, customers are provided with appropriate notice of the risks of futures trading and of the FCMs with which they may choose to do business, FCMs are monitoring and managing risks in a robust manner, the capital and liquidity of FCMs are strengthened to safeguard the continued operations and the auditing and examination programs of the CFTC and the SROs are monitoring the activities of FCMs in a thorough manner.

Potential Advantages of Investment

Interest Income and Expense

Unlike some alternative investment funds, the Fund does not borrow money in order to obtain leverage, so the Fund does not incur any interest expense. Rather, the Fund’s margin deposits, and cash reserves are maintained in cash and cash equivalents and interest is generally earned on available assets, which include unrealized profits credited to the Fund’s accounts

Fund Performance

AS OF THE DATE OF THIS PROSPECTUS THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

PART II

Information Not Required in the Prospectus

Item 13.	Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the units pursuant to the prospectus contained in this registration statement.

[To be added by pre-effective amendment]

Amount
SEC registration fee (actual)	$[●]
NYSE Arca Listing Fee (actual)	$[●]
FINRA filing fees (actual)	$[●]
Blue Sky expenses	$[●]
Auditor’s fees and expenses	$[●]
Legal fees and expenses	$[●]
Printing expenses	$[●]
Miscellaneous expenses	$[●]
Total	$[●]

Item 14.	Indemnification of Directors and Officers.

The Trust’s Sixth Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) provides that the Sponsor shall be indemnified by the Trust (or, by a series of the Trust separately to the extent the matter in question relates to a single series or disproportionately affects a series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the applicable trust estate or trust estates. All rights to indemnification permitted by the Trust Agreement and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the foregoing, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited by the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Sponsor shall be paid by the Trust or the applicable series of the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust or a series of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust or the applicable series of the Trust in cases in which it is not entitled to indemnification under the Trust Agreement.

For purposes of the indemnification provisions of the Trust Agreement, the term “Sponsor” includes, in addition to the Sponsor, any other covered person performing services on behalf of the Trust and acting within the scope of the Sponsor’s authority as set forth in the Trust Agreement.

In the event the Trust or a series of the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Shareholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust or the applicable series of the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

The payment of any amount pursuant to the Trust Agreement shall take into account the allocation of liabilities and other amounts, as appropriate, among the series of the Trust.

Item 15	Recent Sales of Unregistered Securities.

Not applicable.

Item 16	Exhibits and Financial Statement Schedules.

(a) Exhibits

3.1	Sixth Amended and Restated Declaration of Trust and Trust Agreement.*
3.2	Certificate of Trust of the Registrant. (1)
3.3	Instrument establishing the Fund.*
5.1	Opinion of [_____] relating to the legality of the Shares.*
8.1	Opinion of [_____] with respect to federal income tax consequences.*
10.1	Form of Authorized Purchaser Agreement (included as Exhibit B to the Fifth Amended and Restated Declaration of Trust and Trust Agreement).(2)
10.2	Amended and Restated Distribution Services Agreement. (3)
10.3	Amendment to Amended and Restated Distribution Services Agreement. (4)
10.4	Second Amendment to Amended and Restated Distribution Services Agreement. (5)
10.5	Third Amendment to Amended and Restated Distribution Services Agreement. (6)
10.6	Fourth Amendment to Amended and Restated Distribution Services Agreement. (7)
10.7	Fifth Amendment to Amended and Restated Distribution Services Agreement. **
10.8	Custody Agreement. (8)
10.9	Fund Accounting Servicing Agreement. (9)
10.10	Transfer Agent Servicing Agreement. (10)

10.11	Fund Administration Servicing Agreement. (11)
10.12	Distribution Consulting and Marketing Services Agreement. (12)
23.1	Consents of [_____] (included in Exhibits 5.1 and 8.1).*
23.2	Consent of [_____], Independent Registered Public Accounting Firm.*
24.1	Power of Attorney (included on signature page to this Registration Statement as filed herein).

* To be filed by amendment.
** Filed herein.

(1) Previously filed as Exhibit 3.2 to Registrant’s Registration Statement on Form S-1 (333-162033), filed on September 21, 2009 and incorporated by reference herein.

(2) Previously filed as Exhibit 3.1 to Pre-Effective Amendment No. 2 to Registrant’s Registration Statement on Form S-1 (333-230626), filed on April 26, 2019 and incorporated by reference herein.

(3) Previously filed as Exhibit 10.2(1) to the Registrant’s Current Report on Form 8-K for the Teucrium Corn Fund (File No. 001-34765), filed on November 1, 2011 and incorporated by reference herein.

(4) Previously filed as Exhibit 10.2(2) to the Registrant’s Current Report on Form 8-K for the Teucrium Corn Fund (File No. 001-34765), filed on November 1, 2011 and incorporated by reference herein.

(5) Previously filed as Exhibit 10.2(3) to the Registrant’s Current Report on Form 8-K for the Teucrium Corn Fund (File No. 001-34765), filed on November 1, 2011 and incorporated by reference herein.

(6) Previously filed as like-numbered exhibit to Pre-Effective Amendment No. 1 to Registrant’s Registration Statement on Form S-1 (333-187463), filed on April 26, 2013 and incorporated by reference herein.

(7) Previously filed as Exhibit 10.9 to Registrant’s Registration Statement on Form S-1 (File No. 333-201953) filed on February 9, 2015 and incorporated by reference herein.

(8) Previously filed as Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 15, 2016, and incorporated by reference herein.

(9) Previously filed as Exhibit 10.9 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 15, 2016, and incorporated by reference herein.

(10) Previously filed as Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 15, 2016, and incorporated by reference herein.

(11) Previously filed as Exhibit 10.11 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 15, 2016, and incorporated by reference herein.

(12) Previously filed as Exhibit 10.6 to Post-Effective Amendment No. 1 to Registrant’s Registration Statement on Form S-1 (333-162033) filed on October 22, 2010 and incorporated by reference herein.

(b) Financial Statement Schedules

The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, is contained in a form of prospectus filed pursuant to § 230.424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, State of Vermont, on December 10, 2020.

Teucrium Commodity Trust

By: Teucrium Trading, LLC, Sponsor

By:	/s/ Sal Gilbertie	Date: December 10, 2020
Sal Gilbertie Principal Executive Officer, Secretary and Member

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument. The undersigned members and officers of Teucrium Trading, LLC, the sponsor of Teucrium Commodity Trust, hereby constitute and appoint Sal Gilbertie, Cory Mullen Rusin and Steve Kahler and each of them with full power to act with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-1 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm that such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Sal Gilbertie Sal Gilbertie	President/Chief Executive Officer/Chief Investment Officer/Member of the Sponsor	December 10, 2020

/s/ Cory Mullen-Rusin Cory Mullen-Rusin	Chief Financial Officer/Chief Accounting Officer/Chief Compliance Officer/Principal Financial Officer	December 10, 2020

/s/ Steve Kahler Steve Kahler	Chief Operating Officer	December 10, 2020

Exhibit Index

24.1	Power of Attorney (included on signature page to this Registration Statement as filed herein).
10.7	Fifth Amendment to Amended and Restated Distribution Services Agreement.